Exhibit 10.1
J.P. MORGAN
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 18, 2026
among

PUGET ENERGY, INC.
The Lenders Party Hereto JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

MIZUHO BANK, LTD.,
as Syndication Agent

and
BANK OF AMERICA, N.A., BARCLAYS BANK PLC,
THE BANK OF NOVA SCOTIA, COBANK, ACB,
ROYAL BANK OF CANADA,
U.S. BANK NATIONAL ASSOCIATION, MUFG UNION BANK, N.A.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
——————————————————————————————————

JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD.,
BOFA SECURITIES, INC., BARCLAYS BANK PLC,
THE BANK OF NOVA SCOTIA, COBANK, ACB,
RBC CAPITAL MARKETS1,
U.S. BANK NATIONAL ASSOCIATION, MUFG UNION BANK, N.A.,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

——————————————————————————————————————————

Table of Contents

1

ARTICLE I Definitions    1

SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    33
SECTION 1.03. Terms Generally    33
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations    34
SECTION 1.05. Interest Rates; Benchmark Notification    35
SECTION 1.06. Divisions    35
SECTION 1.07. Status of Obligations    35
SECTION 1.08. Amendment and Restatement of the Existing Credit Agreement.    36

ARTICLE II The Credits    36

SECTION 2.01. Commitments    36
SECTION 2.02. Loans and Borrowings    37
SECTION 2.03. Requests for Borrowings    37
SECTION 2.04. Intentionally Omitted    38
SECTION 2.05. Swingline Loans    38
SECTION 2.06. Letters of Credit    39
SECTION 2.07. Funding of Borrowings    45
SECTION 2.08. Interest Elections    46
SECTION 2.09. Termination and Reduction of Commitments    47
SECTION 2.10. Repayment of Loans; Evidence of Debt    47
SECTION 2.11. Prepayment of Loans    48
SECTION 2.12. Fees    48
SECTION 2.13. Interest    49
SECTION 2.14. Alternate Rate of Interest    50
SECTION 2.15. Increased Costs; Illegality    52
SECTION 2.16. Break Funding Payments    54
SECTION 2.17. Taxes    54
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs     57
SECTION 2.19. Mitigation Obligations; Replacement of Lenders    59
SECTION 2.20. Expansion Option    60
SECTION 2.21. Defaulting Lenders    61
SECTION 2.22. Extension of Maturity Date    63
SECTION 2.23. MIRE Events    65

ARTICLE III Representations and Warranties    66

SECTION 3.01. Existence, Qualification and Power; Compliance with Laws    66
SECTION 3.02. Binding Effect    66
SECTION 3.03. Authorization; No Contravention    66
SECTION 3.04. Governmental Authorization; Other Consents    66
SECTION 3.05. Taxes    66

Table of Contents (continued)

2

SECTION 3.06. No Default    67
SECTION 3.07. Financial Statements; No Material Adverse Effect    67
SECTION 3.08. Ranking    67
SECTION 3.09. Ownership of Assets    67
SECTION 3.10. No Other Business    68
SECTION 3.11. Insurance    68
SECTION 3.12. Disclosure    68
SECTION 3.13. Subsidiaries; Equity Interests    68
SECTION 3.14. No Dividend Restrictions    68
SECTION 3.15. Litigation    69
SECTION 3.16. Solvency    69
SECTION 3.17. Margin Regulations; Investment Company Act; USA PATRIOT Act    69
SECTION 3.18. ERISA Compliance    69
SECTION 3.19. Environmental Compliance    70
SECTION 3.20. Labor Disputes    70
SECTION 3.21. Affiliate Transactions    70
SECTION 3.22. Collateral    70
SECTION 3.23. Anti-Corruption Laws and Sanctions    71
SECTION 3.24. Affected Financial Institutions    71
SECTION 3.25. Plan Assets; Prohibited Transactions    71
SECTION 3.26. Outbound Investment Rules    71
ARTICLE IV Conditions    71

SECTION 4.01. Effective Date    71
SECTION 4.02. Each Credit Event    72
ARTICLE V Affirmative Covenants    73

SECTION 5.01. Financial Statements    73
SECTION 5.02. Compliance Certificate    74
SECTION 5.03. Notices    74
SECTION 5.04. Compliance with Laws    75
SECTION 5.05. Preservation of Existence, Etc.    75
SECTION 5.06. Compliance with Environmental Laws    75
SECTION 5.07. Maintenance of Properties; Ownership of Subsidiaries    76
SECTION 5.08. Maintenance of Insurance    76
SECTION 5.09. Use of Proceeds    76
SECTION 5.10. Payment of Obligations    76
SECTION 5.11. Cooperation    76
SECTION 5.12. Books and Records    77
SECTION 5.13. Financing Documents; Material Documents    77
SECTION 5.14. Maintenance of Ratings    77
SECTION 5.15. Inspection Rights    77
SECTION 5.16. Additional Collateral    78
SECTION 5.17. Flood Insurance    78
ARTICLE VI Negative Covenants    78

SECTION 6.01. Liens    78
SECTION 6.02. Dispositions     81

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Table of Contents (continued)
SECTION 6.03. Investments    83
SECTION 6.04. Fundamental Changes    83
SECTION 6.05. Nature of Business    84
SECTION 6.06. Transactions with Affiliates; Management Fees    84
SECTION 6.07. Accounting Changes    84
SECTION 6.08. Restrictive Agreements    84
SECTION 6.09. Financial Covenant    85
SECTION 6.10. Preservation of Rights    85
SECTION 6.11. Outbound Investment Rules    85

ARTICLE VII Events of Default    85

ARTICLE VIII The Administrative Agent    88

SECTION 8.01. Authorization and Action    88
SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc    90
SECTION 8.03. Posting of Communications    92
SECTION 8.04. The Administrative Agent Individually    93
SECTION 8.05. Successor Administrative Agent    93
SECTION 8.06. Acknowledgments of Lenders and Issuing Banks    94
SECTION 8.07. Collateral Matters    96
SECTION 8.08. Credit Bidding    97
SECTION 8.09. Certain ERISA Matters    98
SECTION 8.10. Borrower Communications    99
ARTICLE IX Miscellaneous    100

SECTION 9.01. Notices    100
SECTION 9.02. Waivers; Amendments    101
SECTION 9.03. Expenses; Indemnity; Limitation of Liability; Damage Waiver    103
SECTION 9.04. Successors and Assigns    105
SECTION 9.05. Survival    108
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution    108
SECTION 9.07. Severability    109
SECTION 9.08. Right of Setoff    109
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    110
SECTION 9.10. WAIVER OF JURY TRIAL    110
SECTION 9.11. Headings    111
SECTION 9.12. Confidentiality    111
SECTION 9.13. USA PATRIOT Act    112
SECTION 9.14. Appointment for Perfection    112
SECTION 9.15. Interest Rate Limitation    112
SECTION 9.16. No Fiduciary Duty, etc    112
SECTION 9.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions    113
SECTION 9.18. Acknowledgment Regarding Any Supported QFCs    114

4

Table of Contents
(continued)
SCHEDULES:

Schedule 1.01(a)    –    Existing Indebtedness
Schedule 1.01(b)    –    Permitted Holders Schedule 2.01    –    Commitments Schedule 3.04    –    Regulatory Approvals Schedule 3.13(a)    –    Subsidiaries
Schedule 3.13(b)    –    Subsidiaries Jurisdictions of Organization Schedule 3.14    –    Existing Dividend Restrictions
Schedule 3.15    –    Litigation
Schedule 3.19    –    Environmental Matters Schedule 3.21    –    Affiliate Transactions Schedule 5.07    –    Properties and Assets Schedule 6.01(b)    –    Existing Liens Schedule 6.03(l)    –     Investments

EXHIBITS:

Exhibit A    –    Form of Assignment and Assumption Exhibit B    –    [Reserved]
Exhibit C    –    Form of Increasing Lender Supplement Exhibit D    –    Form of Augmenting Lender Supplement Exhibit E    –    List of Closing Documents
Exhibit F    –    Form of Revolving Loan Note
Exhibit G-1    –    Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships) Exhibit G-2    –    Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3    –    Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships) Exhibit G-4    –    Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships) Exhibit H    –    Collateral Agency Agreement
Exhibit I    –    [Reserved]
Exhibit J    –    Form of Solvency Certificate
Exhibit K    –    Pledge Agreement
Exhibit L    –    Security Agreement
Exhibit M    –    Terms of Subordination

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”)
dated as of May 18, 2026 among PUGET ENERGY, INC., the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, MIZUHO BANK, LTD., as Syndication Agent and BANK OF AMERICA, N.A., BARCLAYS BANK PLC, THE BANK OF NOVA SCOTIA, COBANK, ACB, ROYAL BANK OF CANADA, U.S. BANK NATIONAL ASSOCIATION, MUFG UNION BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation
Agents.
WHEREAS, the Borrower, certain Lenders, the Departing Lenders (as defined below) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of May 16, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower, the Lenders, the Departing Lenders and the Administrative Agent have agreed (a) to amend and restate the Existing Credit Agreement in its entirety and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of a Departing Lender Signature Page (as defined below).
NOW THEREFORE, in consideration of the mutual covenants herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as of the date hereof as follows:

ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Commitment Lender” has the meaning assigned to such term in Section 2.22. “Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder, and any successor appointed in accordance with Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Service Agreements” means any contract or agreement between the Borrower or any Subsidiary and an Affiliate thereof providing for accounting, tax, treasury, intercompany services or other professional services to the Borrower or any Subsidiary.
“Agent Related Person” has the meaning assigned to such term in Section 9.03(d). “Agents” means, collectively, the Administrative Agent and the Collateral Agent.

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“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $800,000,000.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.0%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Annual Report” means the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2025.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to anti-money laundering, bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Percentage” means, with respect to any Lender, with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment of all Lenders (or, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.21 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.
“Applicable Rate” means, for any day, with respect to any RFR Loan, Term Benchmark Loan or any ABR Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “RFR Spread for RFR Loans”, “Term Benchmark Spread for Term Benchmark Loans”, “ABR Spread for ABR Loans” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Commitment Fee Rate	RFR Spread for RFR Loans	Term Benchmark Spread for Term Benchmark Loans	ABR Spread for ABR Loans
Level I	0.175%	1.25%	1.25%	0.25%
Level II	0.225%	1.50%	1.50%	0.50%
Level III	0.275%	1.75%	1.75%	0.75%
Level IV	0.350%	2.00%	2.00%	1.00%
Level V	0.450%	2.50%	2.50%	1.50%
For purposes of the foregoing:

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(i)changes in the RFR Spread for RFR Loans, Term Benchmark Spread for Term Benchmark Loans, ABR Spread for ABR Loans and the Commitment Fee Rate resulting from a change in the Pricing Level shall become effective (A) on the third (3rd) Business Day after the date on which any change in the Senior Debt Rating is first publicly announced by S&P, Moody’s or Fitch, as applicable, or (B) on the occurrence of an Event of Default;
(ii)in the event a rating is provided by only two of S&P, Moody’s and Fitch and there exists a split in the Senior Debt Rating from S&P, Moody’s and Fitch that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been given effect), then the RFR Spread for RFR Loans, Term Benchmark Spread for Term Benchmark Loans, ABR Spread for ABR Loans and the Commitment Fee Rate shall be determined as follows:
(x)if the split in the Senior Debt Rating is one Pricing Level, then the higher Senior Debt Rating will be the applicable Pricing Level,
(y)if the split in the Senior Debt Rating is two Pricing Levels, the midpoint between the two will be the applicable Pricing Level, and
(z)if the split in the Senior Debt Rating is more than two Pricing Levels, the Pricing Level will correspond to the Senior Debt Rating immediately below the higher Senior Debt Rating;
(iii)in the event that a rating is provided by only one of S&P, Moody’s and Fitch, the Pricing Levels shall be determined by such rating agency;
(iv)in the event a rating is provided by all three of S&P, Moody’s and Fitch and there exists a split in the Senior Debt Rating from S&P, Moody’s and Fitch that would otherwise result in the application of more than one Pricing Level (had the provisions regarding the applicability of other Pricing Levels contained in the definitions thereof not been giving effect), then the RFR Spread for RFR Loans, Term Benchmark Spread for Term Benchmark Loans, ABR Spread for ABR Loans and the Commitment Fee Rate shall be determined as follows:
(x)if any two Senior Debt Ratings are the same Pricing Level, then such Pricing Level shall apply,
(y)if no two Senior Debt Ratings are the same Pricing Level and there is a midpoint among such Pricing Levels, the midpoint among the three will be the applicable Pricing Level, and
(z)if no two Senior Debt Ratings are the same Pricing Level and there is no midpoint among such Pricing Levels, the Pricing Level will correspond to the Senior Debt Rating immediately below the highest Senior Debt Rating; and
(v)if at any time the long term secured senior debt of the Borrower is unrated by Moody’s, S&P and Fitch, the Pricing Level will be Pricing Level V; provided that if the reason that there is no such Senior Debt Rating results from Moody’s, S&P and Fitch ceasing to issue debt ratings generally, then the Borrower and the Administrative Agent may select another nationally-recognized rating agency to substitute for Moody’s, S&P and Fitch for purposes of the foregoing pricing grid (and all references herein to Moody’s, S&P and Fitch as applicable, shall refer to such substitute rating agency), and until a substitute nationally-recognized rating agency is so selected, the Pricing Level shall be determined by reference to the Senior Debt Rating most recently in effect prior to cessation.

8

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”
“Approved Borrower Portal” has the meaning assigned to it in Section 8.10.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (a) if a Receivables Facility is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (b) if a Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement. For purposes of this definition, “Receivables Facility” shall mean any receivables or securitization facility or facilities made available to the Borrower or any of its Subsidiaries pursuant to which assets and related security are sold, pledged or otherwise transferred to certain investors or creditors, either directly or indirectly through one or more special purpose entities.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20. “Authorized Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, vice president finance, treasurer or assistant treasurer or other similar officer of the Borrower or any Subsidiary and, as to any document delivered on the Effective Date, any secretary or assistant secretary of the Borrower or any Subsidiary.
“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section
2.06(c)(B).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United

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Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Borrower by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan (following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)Daily Simple SOFR,
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a

10

replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan or RFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced

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in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section

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2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means Puget Energy, Inc., a Washington corporation. “Borrower Communications” has the meaning assigned to it in Section 8.10.
“Borrower Group” means the Borrower and the Operating Companies and “Borrower Group Member” means any of the Borrower or any Operating Company.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be a day that is also a U.S. Government Securities Business Day (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary:
(a)Dollars held by it from time to time in the ordinary course of business;
(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States and having maximum maturities of not more than one (1) year from the date of acquisition thereof;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United

States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000 (such bank, an “Approved Bank”);

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(d)commercial paper and variable or fixed rate notes issued by an Approved Bank or commercial paper and variable or fixed rate notes issued by, or guaranteed by, a corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, in each case with maximum maturities of not more than two hundred seventy (270) days from the date of acquisition thereof; provided that, no more than $50,000,000 in the aggregate of such commercial paper per issuer shall be held at any time;
(e)repurchase agreements fully secured by obligations described in clause (b) above with any Approved Bank; and
(f)Investments with maximum maturities of twelve (12) months or less from the date of acquisition in (i) money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s that are registered under the Investment Company Act of 1940, as amended, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in the foregoing clauses (b), (c), (d) and (e) or (ii) the Federal Municipal Obligations Fund (or its successors) so long as such fund is rated AA (or the equivalent thereof) or better by S&P or Fitch Ratings Ltd. at the time of such Investment.

position.

“CFO” means the chief financial officer of the Borrower or person holding a similar

“Change in Control” means the Permitted Holders shall fail to (i) own and control directly or indirectly, in the aggregate more than 50.1% of the issued and outstanding common Equity Interests in Puget Holdings, the Parent or the Borrower or (ii) control the board of directors (or comparable governing body) of Puget Holdings, the Parent or the Borrower, as the case may be.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with, the making of or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to it in Section 9.15.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

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“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agent” means each of Bank of America, N.A., Barclays Bank PLC, The Bank of Nova Scotia, CoBank, ACB, Royal Bank of Canada, U.S. Bank National Association, MUFG Union Bank, N.A. and Wells Fargo Bank, National Association in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.
“Collateral” means all the “Collateral”, as defined in the Security Agreement and the Pledge Agreement.
“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of February 6, 2009 and amended and restated as of May 10, 2010 and further amended as of February 10, 2012, among the Collateral Agent, the Administrative Agent, certain authorized representatives, Puget Equico LLC and the Borrower, a copy of which is attached hereto as Exhibit H.
“Collateral Agent” means JPMorgan Chase Bank, National Association or one of its affiliates, as successor to Barclays Bank PLC, in its capacity as collateral agent under the Collateral Agency Agreement and the other Security Documents, or any successor thereto in accordance with the terms of the Collateral Agency Agreement.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase in such amount from time to time pursuant to Section 2.20 and
(c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Liabilities” means, at any date, all amounts (without duplication that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date (other than
(i) the current portion of any funded Indebtedness, (ii) without duplication of clause (i) above, all Indebtedness consisting of revolving loans to the extent otherwise included therein, (iii) unrealized losses on derivative instruments, (iv) any current portion of deferred taxes, (v) accrued expenses related to taxes and interest, (vi) purchased gas adjustment payables and (vii) all amounts set forth opposite the caption

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“other current liabilities” on the consolidated balance sheet of the Borrower and its Subsidiaries for the relevant period).

“Consolidated Tangible Net Assets” means at any date, the total of all assets of the Borrower Group (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) as set forth on the balance sheet most recently delivered to the Lenders pursuant to Section
5.01 net of applicable reserves and deductions but excluding goodwill, trade names, trademarks, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations) less the aggregate of the Consolidated Current Liabilities of the Borrower Group appearing on such balance sheet.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.18.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the

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SOFR Administrator’s Website. If Daily Simple SOFR as determined pursuant to the foregoing would be less than the Floor, such rate shall be deemed to be equal to the Floor for all purposes of this Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Departing Lender” means TD Bank, N.A.
“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.
“Disposition” or “Dispose” means the sale, assignment, transfer or other disposition (including any Sale and Leaseback Transaction and any termination of business lines) of any property by the Borrower or any of its Subsidiaries to any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollars” or “$” refers to lawful money of the United States of America.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member

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Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, initiatives, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or safety or to the release of any Hazardous Materials into the environment, including air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required from any Governmental Authority under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, under Section 414(m) or (o) of the Code.
“ERISA Event” means (a) any reportable event, as defined in Section 4043 of ERISA, or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “unpaid minimum required

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contribution” which means, with respect to any plan year, any minimum required contribution under Section 430 of the Code for the plan year which is not paid on or before the due date (as determined under Section 430(j)(1) of the Code) for the plan year; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of notice of the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate from any

Multiemployer Plan of notice of (i) the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or (ii) a determination that such Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Swap Obligation” means, with respect to the Borrower, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of the Borrower of, or the grant by the Borrower of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Borrower’s failure for any reason to constitute an ECP at the time the Guarantee of the Borrower or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case,
(i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender,
U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f),
(d) any U.S. federal withholding Taxes imposed under FATCA and (e) any Business and Occupation Taxes imposed by the State of Washington.
“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

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“Existing Indebtedness” means (a) Indebtedness under this Agreement, (b) Indebtedness of the Borrower or any Subsidiary that is outstanding on the Effective Date and listed on Schedule 1.01(a) and (c) any Permitted Refinancing Indebtedness thereof.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a). “Extending Lender” has the meaning assigned to such term in Section 2.22(b). “Extension Date” has the meaning assigned to such term in Section 2.22(a). “Extraordinary Taxes” means taxes paid in connection with Dispositions and other non-
recurring events.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases or capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Financial Officer” means the chief financial officer, principal accounting officer, vice president finance, treasurer or assistant treasurer of the Borrower.
“Financing Documents” means (i) this Agreement, (ii) any promissory notes issued pursuant to Section 2.10(e) of this Agreement, (iii) any Interest Hedging Agreements with any Interest Rate Hedge Bank, (iv) any Letter of Credit Agreements, (v) the Security Documents, (vi) the Collateral Agency Agreement and (vii) all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower, or any employee of the Borrower, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.
“Fitch” means Fitch Ratings Inc., or any successor thereto.

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“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) or any successor statute thereto, as in effect from time to time, (ii) the Flood Insurance Reform Act of 2004 or any successor statute thereto, as in effect from time to time and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 or any successor statute thereto, as in effect from time to time.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Term SOFR Rate or Daily Simple SOFR shall be 0.0%.
“GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, the Washington Utilities and Transportation Commission (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsement for a collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical

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wastes and all other such substances or wastes defined in or otherwise regulated as “hazardous” or “toxic” wastes or substances under applicable Environmental Law.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Hybrid Debt Securities” means (a) any securities, trust preferred securities, or deferrable interest subordinated debt, which, in each such case, provides for the optional or mandatory deferral of interest or distributions, issued by any Borrower Group Member, or (b) Equity Interests of any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the Equity Interests of which are owned (either directly or indirectly through one or more Subsidiaries) at all times by any Borrower Group Member, (ii) that have been formed for the purpose of issuing securities, trust preferred securities or deferrable interest subordinated debt of the type described in clause (a) above, and (iii) substantially all the assets of which consist of (x) subordinated debt issued by any Borrower Group Member, and (y) payments made from time to time on such subordinated debt.
“Immaterial Subsidiary” means any Subsidiary (a) designated on the Effective Date on Schedule 3.13 or designated as such by the Borrower after the Effective Date in a notice delivered to the

Administrative Agent and (b) whose total assets (excluding intercompany receivables) at the relevant time of determination have a gross asset value of less than 1% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Sections 4.01(c) or 5.01(a) and whose total consolidated revenues for the twelve (12) months ending at the relevant time of determination are less than 1% of total consolidated revenue of the Borrower and its Subsidiaries as set forth on the most recent financial statements delivered pursuant to Sections 4.01(c) or 5.01(a); provided that at no time shall all Immaterial Subsidiaries so designated pursuant to this definition have in the aggregate (x) total assets (excluding intercompany receivables) at the relevant time of determination having a gross asset value in excess of 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 4.01(c) or 5.01(a) or (y) total consolidated revenues for the twelve (12) months ending at the relevant time of determination in excess of 5% of total consolidated revenue of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Sections 4.01(c) and 5.01(a); provided, further, that (1) in the event that a Subsidiary no longer qualifies as an Immaterial Subsidiary pursuant to clause (b) above, the Borrower shall advise the Administrative Agent thereof in a notice delivered to the Administrative Agent and (2) in the event that the Subsidiaries designated as Immaterial Subsidiaries pursuant to this definition at the relevant time of determination in the aggregate do not comply with the first proviso in this definition, the Borrower shall designate one of more of such Subsidiaries as a Subsidiary which is not an Immaterial Subsidiary in a notice delivered to the Administrative Agent.
“Increasing Lender” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in
Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including, without limitation, Hybrid Debt Securities, (c) all obligations of such Person upon

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which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Finance Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) net obligations of such Person under any Interest Hedging Agreement (the amount of any such net obligation to be the amount that is or would be payable upon settlement, liquidation, termination or acceleration thereof at the time of calculation), (l) all Attributable Receivables Indebtedness of such Person, (m) all obligations of such Person under Sale and Leaseback Transactions and (n) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For greater certainty, “Indebtedness” shall not include (i) Indebtedness in an amount equal to the aggregate amount of cash held by the Borrower and its Subsidiaries and included in the cash accounts listed on the consolidated balance sheet of the Borrower and its Subsidiaries and deposited with the Administrative Agent for the repayment or refinancing of outstanding Indebtedness of the Borrower and its Subsidiaries (other than equity securities that are mandatorily redeemable 91 or more days after the Maturity Date and that are Hybrid Debt Securities or otherwise classified as hybrid securities by Moody’s, S&P and Fitch) within 90 days of the date of determination; provided that the use thereof is not prohibited by law or any contract to which the Borrower or any of its Subsidiaries is a party and (ii) obligations under agreements entered into for (A) the construction, lease, operation or maintenance of power plants, facilities for power generation, storage, dispatch or similar facilities or equipment related to the foregoing or (B) the purchase, storage, dispatch or transmission of power, or services related to the foregoing (provided, for the avoidance of doubt, that (1) this Agreement shall not be deemed to be such an agreement as a result of it being available to support collateral requirements under PSE’s energy purchase and sale agreements and (2) all obligations under loans, notes, bonds or other similar instruments for borrowed money shall be deemed to constitute Indebtedness); provided that all obligations excluded from Indebtedness pursuant to this clause (ii) shall be described in each certificate delivered to the Administrative Agent pursuant to the requirements of Section 5.02(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under any Financing Document and (b) Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(c). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated April 2026 relating to the Borrower and the Transactions.
“Intercompany Loans” means loans, advances or other extensions of credit by any member of the Borrower Group to any other member of the Borrower Group.

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“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Interest Hedging Agreements” means any rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more interest rate hedge providers designed to protect such Person against fluctuations in interest rates. For purposes of this Agreement and the other Financing Documents, the Indebtedness at any time of the Borrower under an Interest Hedging Agreement shall be determined at such time in accordance with the methodology set forth in such Interest Hedging Agreement.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.10 and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request and (d) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into an Interest Hedging Agreement, in its capacity as a party thereto.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests, Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or Equity Interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

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“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means any Lender or financial institution that agrees to act in such capacity and is reasonably acceptable to the Borrower and the Administrative Agent that agrees to issue Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of
Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender Notice Date” has the meaning assigned to such term in Section 2.22(a).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” has the meaning assigned to it in Section 9.03.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the

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context otherwise requires, the term “Lenders” includes the Swingline Lender and Issuing Banks. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b). “Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Funded
Indebtedness at such date, to (b) Total Capitalization at such date.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Finance Lease Obligation having substantially the same economic effect as any of the foregoing).
“LNG Co.” means a wholly owned Subsidiary of the Borrower.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “Management Fees” means, for any period, the aggregate amount of all payments
(including all fees, salaries and other compensation, but excluding amounts payable under Affiliate Service Agreements) paid or incurred by the Borrower and its Subsidiaries during such period to any of their Affiliates and not otherwise a Restricted Payment; provided that Management Fees shall not include amounts payable to an Affiliate (i) in its capacity as a Lender pursuant to this Agreement or any Financing Document, (ii) in its capacity as an interest rate hedge provider pursuant to an Interest Hedging Agreement to the extent such Interest Hedging Agreement complies with Section 6.06(a)(i) or (iii) in its capacity as a lender pursuant to other Indebtedness permitted under this Agreement to the extent such arrangements comply with Section 6.06(a)(i) and such Affiliate is not an arranger, agent or underwriter of such Indebtedness.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any and all other Financing Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, (c) the ability of the Borrower to perform any of its obligations under this Agreement or any Financing Document, or (d) the material rights or remedies of the Administrative Agent and the Lenders under this Agreement or any Financing Document.
“Material Communications” means, with respect to any Contractual Obligation, any communication by the Borrower or any of its Subsidiaries with any Governmental Authority or any party to such Contractual Obligation regarding an event or circumstance that could reasonably be expected to result in a Material Adverse Effect.
“Material Indebtedness/Material Swap Obligations” means (a) Indebtedness (other than the Loans and Letters of Credit), or (b) obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries, in the case of (a) or (b), in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness/Material Swap Obligation, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any

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Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Notices” means, with respect to any material Contractual Obligation, any notice sent or received by the Borrower or any of its Subsidiaries regarding a material event or circumstance, including the occurrence of any default under such Contractual Obligation or termination of such Contractual Obligation or any other development that could reasonably be expected to result in a Material Adverse Effect.
“Maturity Date” means May 18, 2031, as such date may be extended in accordance with Section 2.22; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning assigned to it in Section 9.15.
“MIRE Event” means, if there are any Mortgaged Real Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including Incremental Term Loans or any other incremental credit facilities pursuant to Section 2.20 or otherwise, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, on real property of the Borrower or any Subsidiary, including any amendment, restatement, modification or supplement thereto.
“Mortgaged Real Property” means each parcel of real property subject to, or required to be subject to, pursuant to any Financing Document, a Mortgage.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of
ERISA.
“Net Cash Proceeds” means with respect to any Disposition by any member of the
Borrower Group or any issuance of Indebtedness by any member of the Borrower Group, the gross proceeds of all cash actually received by such Borrower Group Member in connection with such Disposition or Issuance; provided that (i) Net Cash Proceeds shall be net of: (a) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such transaction and (b) any federal, state and local income or other taxes estimated to be payable by Puget Holdings, the Borrower or the applicable Subsidiary as a result of such transaction (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local Governmental Authority when due; provided that at the time such taxes are paid, an amount equal to the amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Proceeds” for all purposes hereunder), (ii) with respect to any Disposition, Net Cash Proceeds shall be net of any repayments by the Borrower or the applicable Subsidiary of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien permitted by Section 6.01 on the Property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid, (iii) for all Dispositions, Net Cash Proceeds shall be net of any earn out or other similar obligation owed by the Borrower or applicable Subsidiary in connection with the acquisition thereof, (iv) Net Cash Proceeds shall be net of any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities (other than

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taxes deducted pursuant to clause (b) above) associated with such asset or assets and retained by any Borrower Group Member after such sale or other disposition thereof, including pension and other postemployment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include (A) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by any Borrower Group Member in any such Disposition and (B) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (iv) or if such liabilities have not been satisfied in cash and the remaining amount of such reserve is not reversed within 365 days after such Disposition, the remaining amount of such reserve and (v) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly-owned Subsidiary, the related Net Cash Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.
“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(b). “Non-Extension Notice Date” has the meaning assigned to such term in Section
2.06(c)(B).
“Non-U.S. Lender” means a Lender that is not a U.S. Person. “NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Borrower to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Financing Documents or to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof. Without limiting the foregoing, the Obligations shall include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Financing Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the

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Treasury.
“Operating Company” means PSE and each other Subsidiary of the Borrower other than any Immaterial Subsidiary and, for the avoidance of doubt, the term Operating Company shall include Puget Western, Inc.
“Operating Company Credit Agreement” means any credit agreement, loan agreement, reimbursement agreement, indenture, supplemental indenture or other agreement evidencing Indebtedness that is entered into by PSE or any other Operating Company.
“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Hedging Agreements” means any swap, cap or collar agreement or similar arrangement entered into by any Borrower Group Member designed to protect any Borrower Group Member against fluctuations in currency exchange rates or commodity prices.
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means the Person that is the direct owner of 100% of the Equity Interests of the Borrower, which as of the Effective Date, is Puget Equico LLC, a Washington limited liability company; provided that the Parent shall be a direct or indirect wholly-owned Subsidiary of Puget Holdings.
“Parent Holdco” means the Person that is the direct owner of 100% of the Equity Interests

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of the Parent.

“Participant” has the meaning assigned to such term in Section 9.04. “Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law

October 26, 2001)).
“Payment” has the meaning assigned to it in Section 8.06. “Payment Notice” has the meaning assigned to it in Section 8.06.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means an acquisition consummated by the Borrower directly or through a wholly-owned direct or indirect Subsidiary of the Borrower (including any newly formed wholly-owned direct or indirect Subsidiary of the Borrower (a “Newco”)), of all or substantially all, of the assets of or shares or other Equity Interests in a Person, or division or line of business of a Person (other than inventory, leases, materials and equipment in the ordinary course of business), in each case that is engaged in substantially the same general line of business or businesses as those in which the Borrower (not including any of its Subsidiaries for this purpose) is engaged or businesses reasonably related, complementary or ancillary thereto; provided that:
(i)such acquisition shall be consensual and shall have been approved by the board of directors (or similar governing body) of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Borrower or any of its Subsidiaries;
(ii)in the event that such acquisition results in a merger, amalgamation or consolidation of the Borrower, the Borrower shall be the surviving corporation;
(iii)an Authorized Officer of the Borrower shall have delivered a certificate substantially in the form of Exhibit J, attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole, including the acquired Person or assets, after giving effect to such acquisition);
(iv)any Liens assumed in connection with such acquisition are otherwise permitted under Section 6.01;
(v)all Regulatory Approvals in connection with such acquisition shall have been duly obtained, taken, given or made;
(vi)[reserved];
(vii)no Default or Event of Default shall exist immediately prior to such acquisition or, after giving effect to such acquisition, shall have occurred and be continuing, or would result from the consummation of the proposed acquisition; and
(viii)the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenant contained in Section 6.09 recomputed as

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of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds
$500,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent.
“Permitted Collateral Liens” means Liens of the type specified in Section 6.01(e), (m), (n),
(p), and (u).
“Permitted Holders” means the Persons listed on Schedule 1.01(b) hereto and any Affiliate thereof.
“Permitted Refinancing Indebtedness” means any Indebtedness of any Borrower Group
Member, as applicable, issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge Existing Indebtedness; provided, that such Indebtedness shall not be required to reduce any commitment with respect to such Existing Indebtedness; and provided further, that:
(i)The principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of and any unfunded commitment under the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus (x) all refinancing fees and expenses incurred in connection therewith including, without limitation, underwriting fees, closing fees, agency fees, premiums, make-whole amounts or original issue discount and breakage costs due in accordance with Section 2.16 of this Agreement and other reasonable out-of-pocket expenses incurred by the Borrower and (y) an amount equal to any termination payment paid pursuant to an Interest Hedging Agreement which has been terminated by the Borrower in connection with the incurrence of any Permitted Refinancing Indebtedness);
(ii)Such Permitted Refinancing Indebtedness has weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(iii)If the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to this Agreement, such Permitted Refinancing Indebtedness is subordinated in right of payment to this Agreement on terms, taken as whole, at least as favorable to the Lenders as the subordination terms contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(iv)Such Indebtedness is incurred by the Person who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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(v)The Permitted Refinancing Indebtedness is not secured by any Collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded; and
(vi)Such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive taken as a whole, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or the Operating Companies than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded; provided, however, that the foregoing requirements shall not apply to pricing terms in respect of any Indebtedness being so refinanced so long as such pricing is consistent with then-prevailing market pricing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of February 6, 2009 and amended and restated as of May 10, 2010, from Puget Equico LLC, as pledgor to Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time), a copy of which is attached hereto as Exhibit K.
“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
“Pricing Level” means Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as the context may require.
“Pricing Level I” means any time when (a) no Event of Default has occurred and is continuing, and (b) the Senior Debt Rating is BBB+ or higher by S&P or Baa1 or higher by Moody’s or BBB+ or higher by Fitch.
“Pricing Level II” means any time when (a) no Event of Default has occurred and is continuing, (b) the Senior Debt Rating is BBB or higher by S&P or Baa2 or higher by Moody’s or BBB or higher by Fitch and (c) Pricing Level I does not apply.
“Pricing Level III” means any time when (a) no Event of Default has occurred and is continuing, (b) the Senior Debt Rating is BBB- or higher by S&P or Baa3 or higher by Moody’s or BBB-or higher by Fitch and (c) none of Pricing Levels I or II is applicable.
“Pricing Level IV” means any time when (a) no Event of Default has occurred and is continuing, (b) the Senior Debt Rating is BB+ or higher by S&P or Ba1 or higher by Moody’s or BB+ or higher by Fitch and (c) none of Pricing Levels I, II or III is applicable.
“Pricing Level V” means any time when none of Pricing Levels I, II, III and IV is applicable.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime
Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected

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Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve

Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.
“Property” means any right or interest in or to property of any kind whatsoever, whether real or personal, or mixed and whether tangible or intangible, and including, for the avoidance of doubt, revenues and contractual rights.
“PSE” means Puget Sound Energy, Inc., a Washington corporation.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Puget Holdings” means Puget Holdings LLC, a Delaware limited liability company. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.18.
“Receivables Facility” means any receivables or securitization facility or facilities made available to the Borrower or any of its Subsidiaries pursuant to which assets and related security are sold, pledged or otherwise transferred to certain investors or creditors either directly, or indirectly through one or more special purpose entities.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank,
as applicable.
“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a)
the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting and
(c) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to such term in Section 9.04(b).

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“Regulatory Approval” means (a) any authorization, consent, approval, license, ruling, permit, tariff, certification, waiver, exemption, filing required by chapter 80.08 or 80.12 RCW, variance, order, judgment or decree of, by, or by any Borrower Group Member, the Parent, Parent Holdco (to the extent such Person is not Puget Holdings) or Puget Holdings with, (b) any required notice by any Borrower Group Member, (c) any declaration containing material obligations of any Borrower Group Member made by or filed with, or (d) any Borrower Group Member registration by or with, any Governmental Authority.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate or (ii) with respect to any RFR Borrowing following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, Daily Simple SOFR, as applicable.
“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Available Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and Available Revolving Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Available Revolving Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Available Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Financing Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property, other than common Equity Interests in the Borrower) on account of any Equity Interest of any Borrower Group Member, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof); provided that payments made to Affiliates pursuant to transactions permitted by Section 6.06(a) shall not constitute Restricted Payments.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

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“Revolving Loan” means a Loan made pursuant to Section 2.01.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such

Borrowing.

LLC business.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Global Affairs Canada or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Persons, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or order).
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Global Affairs Canada or other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” has the meaning assigned thereto in the Collateral Agency
Agreement.
“Secured Parties” means, collectively, the Agents, the Lenders, the Interest Rate Hedge
Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement.
“Security Agreement” means the Amended and Restated Borrower Security Agreement, dated as of February 6, 2009 and as amended and restated as of May 10, 2010 and as further amended as of February 10, 2012, between the Borrower and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time), a copy of which is attached hereto as Exhibit L.
“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement and any other security agreements, pledge agreements or other similar agreements delivered to the Agents, the Lenders and the Interest Rate Hedge Banks, and any other agreements, instruments or

35

documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Senior Debt Rating” means at any date, the credit rating identified by S&P, Moody’s or Fitch as the credit rating which (a) it has assigned to long term secured senior debt of the Borrower or (b) it would assign to long term secured senior debt of the Borrower were the Borrower to issue or have outstanding any long term secured senior debt on such date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple
SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, in reference to the Borrower, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
“Specified Swap Obligation” means, with respect to the Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Financing Documents.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Borrower.
“Supported QFC” has the meaning assigned to it in Section 9.18.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and
(b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Syndication Agent” means Mizuho Bank, Ltd., in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“Tax-Free Debt” means Indebtedness of PSE to a state, territory or possession of the United States or any political subdivision thereof issued in a transaction in which such state, territory, possession or political subdivision issued obligations the interest on which is excludable from gross income pursuant to the provisions of Section 103 of the Code (or similar provisions), as in effect at the time of issuance of such obligations, and debt to a bank issuing a Letter of Credit with respect to the principal of or interest on such obligations.
“Taxes” or “Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such

37

tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Capitalization” means, at any time, the sum, without duplication, of (a) Total Shareholders’ Equity at such time and (b) Total Funded Indebtedness at such time.
“Total Funded Indebtedness” means, for the Borrower and its Subsidiaries, without duplication, on a consolidated basis, the sum of (a) all Indebtedness of such Person for borrowed money, except to the extent such Indebtedness is “non-recourse” to such Person or recourse for payment of such Indebtedness is limited to specific assets of such Person (whether or not included on a consolidated balance sheet of such Person), (b) the principal portion of all obligations that constitute Indebtedness of such Person under Finance Lease Obligations, (c) all unreimbursed obligations relative to the face amount of all letters of credit issued to support Indebtedness of the kinds referred to in clauses (a) and (b) above, (d) all Guarantees of such Person with respect to Indebtedness and obligations of the type described in clauses (a) through (c) hereof of another Person; provided that such Guarantees are required to be reported as liabilities on a balance sheet of such Person prepared in accordance with GAAP (and without duplication of any liability already appearing as a liability on such balance sheet); and provided, further that, in the event a Guarantee is limited as to dollar amount, such Guarantee shall not exceed such limitation and (e) all Indebtedness and obligations of the type described in clauses (a), (b), and (c) hereof of another Person, secured by a Lien on any property of such Person whether or not such Indebtedness or obligations has been assumed by such Person. Notwithstanding the foregoing, Total Funded Indebtedness (i) shall not include
(x) trust preferred securities, if any, (y) interest on Indebtedness or the interest component of Finance Lease Obligations that is accrued in the ordinary course of business and (z) any intercompany Indebtedness between the Borrower and any of its Subsidiaries or among any of its Subsidiaries and (ii) shall include intercompany Indebtedness (or Equity Interests having the characteristics of Indebtedness) owing to any direct or indirect parent of the Borrower.
“Total Shareholders’ Equity” means, at any time, the amount of total common shareholders’ equity of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) plus (a) the cumulative non-cash mark-to-market charges (net of taxes) recognized by the Borrower and its Subsidiaries in all periods; minus (b) the cumulative non-cash mark-to-market gains (net of taxes) recognized by the Borrower and its Subsidiaries in all periods in each case calculated exclusive of the effect on the Borrower’s accumulated other comprehensive income/loss of the ongoing application of Accounting Standards Codification Topic 815.

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“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Financing Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Daily Simple SOFR, the Term SOFR Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;
(b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (a) for purposes of Sections 3.26 and 6.11 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2). “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under

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which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or “RFR Revolving Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) all actions by specified officers of a Person shall be deemed to be taken by such specified officer solely in such specified officer’s capacity as such officer.
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose) (including, without limitation, any change in GAAP resulting in any operating lease being reclassified as a finance lease or capital lease), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn

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or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.07(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
(c)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Finance Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease or capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a finance lease or capital lease, and all calculations (including with respect to assets and liabilities associated with such lease) and deliverables under this Agreement or any other Financing Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05. Interest Rates; Benchmark Notification . The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or

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economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.06. Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.07. Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.08. Amendment and Restatement of the Existing Credit Agreement.
(a) The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made, Letters of Credit issued and Obligations incurred, under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans, Letters of Credit and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Financing Documents.
(b) Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Effective Date:
(i)all references in the “Financing Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Agreement” and the “Financing Documents”

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shall be deemed to refer to the Administrative Agent, this Agreement and the Financing Documents; and
(ii)the “Commitments” (as defined in the Existing Credit Agreement) shall be redesignated as Commitments hereunder as set forth on Schedule 2.01;
(iii)the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Revolving Credit Exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the Aggregate Revolving Credit Exposure on the Effective Date; and
(iv)Revolving Loans previously made to the Borrower by the Departing Lenders under the Existing Credit Agreement which remain outstanding as of the date of this Credit Agreement shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), the Departing Lenders’ “Commitments” under the Existing Credit Agreement shall be terminated and no Departing Lender shall be a Lender hereunder. The Borrower hereby agrees to compensate each Lender (including any Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loans, any RFR Loans, and any “Eurodollar Loans” under the Existing Credit Agreement (as defined therein) and such reallocation described above, in each case to the extent and on the terms and in the manner set forth in Section 2.16 hereof.
ARTICLE II
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(b)Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith; provided that, except to the extent the Administrative Agent shall have received an indemnification substantially consistent with the terms of Section 2.16 not less than three (3) U.S. Government Securities Business Days prior to the Effective Date, all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Term Benchmark Borrowings in accordance with Section

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2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than
$1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Term Benchmark Borrowings or RFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 1:00 p.m., New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by an Authorized Officer of the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate principal amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or an RFR Borrowing;
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing,

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then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Commitment and Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03 an RFR Loan bearing interest based on Daily Simple SOFR prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f), as applicable).
SECTION 2.04. Intentionally Omitted.
SECTION 2.05. Swingline Loans.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) the sum of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic transmission (or transmit by electronic communication including an Approved Borrower Portal, if arrangments for such transmission have been approved by the Administrative Agent), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent and shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and identify the account, including routing information, where such Swingline Loan shall be deposited. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit or other transfer to a general deposit account of the Borrower in immediately available funds as directed by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation

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under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
SECTION 2.06. Letters of Credit.
(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Subject to the terms and conditions set forth herein, no Issuing Bank shall be obligated to issue, amend, extend or increase any Letter of Credit if:
(i)the proceeds of which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the

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time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement;
(ii)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending, extending or increasing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, such issuance, amendment, extension or increase of letters of credit generally, or such Letter of Credit in particular, or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; or
(iii)the issuance, amendment, extension or increase of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
In no event shall any Issuing Bank have any obligation to issue any Letter of Credit if, after giving effect thereto, more than twenty (20) Letters of Credit are then outstanding.
The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in no event less than three (3) Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit

Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure would not exceed

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$100,000,000, (ii) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment and (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(c) Expiration Date. (A) Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof), and no Issuing Bank shall be obligated to issue, amend or extend any Letter of Credit that shall expire, at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five
(5) Business Days prior to the Maturity Date provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(B)If the Borrower so requests in any applicable Letter of Credit Agreement, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

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(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date the applicable Issuing Bank made such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages

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(as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its respective sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by any Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i) Replacement and Resignation of Issuing Bank.
(i)Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the applicable Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous related Issuing Bank, or to such successor and all previous related Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be

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required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii)Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lender, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06 (i)(i) above.
(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of applicable Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(k) Applicability of ISP and UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued, (I) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank

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hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Notwithstanding anything to the contrary herein, in the event any Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, the Borrower agrees to provide or cause such Subsidiary to provide the applicable Issuing Bank all information as shall be necessary for such Issuing Bank to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation.
(m) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 noon, New York City time (or, with respect to an ABR Loan for which the applicable Borrowing Request shall have been received on the proposed date of such requested Borrowing, 3:00 p.m., New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a

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Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the

Borrower, the interest rate applicable to ABR Loans.    If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by an Authorized Officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made, or
(iii)elect Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f) or if it becomes the current Benchmark pursuant Section 2.14(b)).
(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or an RFR Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

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If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request an RFR Loan bearing interest based on Daily Simple SOFR prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Sections 2.14(a) and 2.14(f), as applicable.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid,
(A) each Term Benchmark Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (B) each RFR Borrowing shall be converted to an ABR Borrowing immediately.
SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.
(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three
(3) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of

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any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e) Any Lender may request that Loans made by it be evidenced by a promissory note in substantially the form of Exhibit F. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 1:00 p.m., New York City time, five (5) Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

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(b)    If at any time the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the Aggregate Commitment, the Borrower shall immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the Aggregate Commitment.
SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the “Commitment Fee Rate”, as set forth in the definition of Applicable Rate, on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that for purposes of calculating the Available Revolving Commitment of each such Lender, the Swingline Exposure of such Lender shall not be included in the Revolving Credit Exposure for such Lender. Accrued fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum mutually agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder and other standard costs and charges related thereto. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

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(d)    All fees payable hereunder shall be paid on the dates due, in Dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Each RFR Loan shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate.
(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f) Interest computed by reference to the Alternate Base Rate (except when based on the Prime Rate), the Term SOFR Rate or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR; or

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(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of

Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until
(x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b) Notwithstanding anything to the contrary herein or in any other Financing Document (and any Swap Agreement shall be deemed not to be a “Financing Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any relevant adjustments) for all purposes hereunder and under any Financing Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other

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Financing Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c) Notwithstanding anything to the contrary herein or in any other Financing Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.
(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e) Notwithstanding anything to the contrary herein or in any other Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-

current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the

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date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute an ABR Loan.
SECTION 2.15. Increased Costs; Illegality. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan, requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate) or any Issuing Bank;
(ii)impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as

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specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e) If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Rate or Daily Simply SOFR, or to determine or charge interest rates based upon the Term SOFR Rate or Daily Simple SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans or to convert ABR Loans to Term Benchmark Loans or RFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans and RFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term

SOFR Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor with respect to Term Benchmark Loans, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, with respect to RFR Loans or with respect to Term Benchmark Loans if such Lender may not lawfully continue to maintain such Term Benchmark Loans and
(y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate (and such Lender shall use commercially reasonable efforts to provide such notice promptly following such circumstances no longer existing as determined by such Lender in its sole discretion). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 2.16. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay

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any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by the Borrower under any Financing Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Financing Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis of the indemnity claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

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(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower (as applicable) in connection with any Financing Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii) (A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(C)in the case of a Non-U.S. Lender for whom payments under any Financing Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)If a payment made to a Lender under any Financing Document would be subject to
U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Lender is in compliance with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this

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Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h) Issuing Bank. For purposes of Sections 2.17(e) and (f), the term “Lender” includes the
Issuing Banks.
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time on the date when due, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b) Subject to the terms of the Collateral Agency Agreement, any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Financing Documents (which shall be applied as specified by the Borrower) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from Borrower shall not be applied to any Excluded Swap Obligation of the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in

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accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Financing Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Documents.
(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or any applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to

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such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and
(ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Non-Extending Lender pursuant to Section
2.22 or a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Financing Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph or Section 9.02(e) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative

Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative

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Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20. Expansion Option. The Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”) or any combination of such increases and Incremental Term Loans, in each case in minimum increments of
$100,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $500,000,000. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Increasing Lender and Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans,
(A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenant contained in Section 6.09 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all

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accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the

Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Commitments or Incremental Term Loans pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation.
SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of

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any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Financing

Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Financing Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

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(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the applicable Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.22. Extension of Maturity Date.
(a) Request for Extension. The Borrower may, at any time, from time to time, request that each Lender extend (each such date on which such extension occurs, an “Extension Date”) the maturity date of such Lender’s Loans then in effect (the “Existing Maturity Date”) to a date that is one (1) year after the Existing Maturity Date, but subject to the limitations set forth in clause (e) below; provided that if any requested Extension Date is not a Business Day, such Extension Date shall be the immediately succeeding Business Day.
(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is fifteen (15) days after the date on which the Administrative Agent received the Borrower’s extension request (or, if such 15th day is

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not a Business Day, on the immediately preceding Business Day (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not advise the Administrative Agent of its election to agree to such an extension on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of its Maturity Date.
(c) Notification by Administrative Agent. The Administrative Agent shall promptly notify the Borrower of each Lender’s determination under this Section.
(d) Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each, an “Additional Commitment Lender”) approved by the Administrative Agent, each Issuing Bank and the Swingline Lender in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Borrower or the Additional Commitment Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume the Commitment of the Non-Extending Lender (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such effective date). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Maturity Date as requested by the Borrower), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.
(e) If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Existing Maturity Date is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Existing Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender that is not already a Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder. For purposes of clarity, it is acknowledged and agreed that the Maturity Date on any date of determination shall not be a date more than five (5) years after such date of determination, whether such determination is made before or after giving effect to any extension request made hereunder.
(f) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder (and not more than one such

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extension may be requested during any nine-month period) and (y) any extension of any Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Lender unless:
(i)there shall exist no Default or Event of Default on the applicable Extension Date and immediately after giving effect thereto;
(ii)the representations and warranties made by the Borrower contained herein shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) with the same effect as though such representations and warranties had been made on and as of the applicable Extension Date (or to the extent that such representations and warranties specifically refer to an earlier date as of such earlier date);

(iii)the Borrower shall first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.22(h) and any assignment pursuant to Section 2.22(h), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended;
(iv)Extending Lenders holding Commitments representing at least 50% of the Commitment agree to such request for extension of the Maturity Date; and
(v)the Administrative Agent shall have received a certificate from the Borrower signed by an Authorized Officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i),
(ii) and (iii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.
(g) Maturity Date for Non-Extending Lenders. It is understood and agreed that the Maturity Date relating to the Non-Extending Lenders shall remain unchanged and the repayment of all obligations owed to them pursuant to the Financing Documents and the termination of their Commitments shall occur on the then existing Maturity Date without giving effect to such extension request.
(h) Termination of Non-Extending Lender Commitment. On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised Applicable Percentage of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(i) Binding. This Section shall supersede any provisions in Section 9.02 to the contrary.
SECTION 2.23. MIRE Events. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date that is (a) if there are no Mortgaged Real Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), ten (10) Business Days or (b) if there are any Mortgaged

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Real Properties in a “special flood hazard area”, thirty (30) days, after the Collateral Agent as the Administrative Agent has delivered to the Lenders the following documents in respect of such real property:
(i)a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower or any of its Subsidiaries of that fact and (if applicable) notification to the Borrower or any Subsidiary, as applicable, that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower or any Subsidiary, as applicable, of such notice; and (iii) if required by applicable Flood Insurance Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Insurance Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent and the Collateral Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

ARTICLE III
Representations and Warranties
The Borrower hereby represents and warrants to the Lenders that.
SECTION 3.01. Existence, Qualification and Power; Compliance with Laws. The Borrower, and each of the Operating Companies and, in the case of clause (e) only, each of the other Subsidiaries, of the Borrower, (a) is a Person duly organized or formed, validly existing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its material assets and carry on its business and (ii) in the case of the Borrower, execute, deliver and perform its obligations under the Financing Documents to which it is a party, (c) is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization and of each other jurisdiction where its ownership, lease or operation of material Properties or the conduct of its business as now conducted requires such qualification, (d) is in compliance in all material respects with all Laws, orders, writs, injunctions and orders and (e) has all requisite Regulatory Approvals to own its material Properties and operate its business as currently conducted, in the case of the foregoing clauses (c) through (e), except for such matters that could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02. Binding Effect. This Agreement and each other Financing Document has been duly executed and delivered by the Borrower. This Agreement and each other Financing Document constitute the legal, valid and binding obligation of Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
SECTION 3.03. Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and each other Financing Document are within the Borrower’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.01), or require any payment to be made under (i) any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of its Subsidiaries or any of their property is subject, (c) violate any applicable Law, or (d) require, as of the Effective Date, any approval of stockholders, members or partners or any

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approval or consent of any Person under any material Contractual Obligation of the Borrower (except for such approvals which were obtained on or before the Effective Date).
SECTION 3.04. Governmental Authorization; Other Consents. Other than as specified in Schedule 3.04, there is no Regulatory Approval and there is no approval, consent, exemption, authorization, or other action by, or notice to, or filing with any other Person that is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Financing Document to which it is a party and the consummation of the transactions contemplated hereby and thereby or (b) the ability of the Operating Companies to operate their businesses as currently operated, except for the Regulatory Approvals and the other approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
SECTION 3.05. Taxes. The income tax of the Borrower and its Subsidiaries is included in a consolidated tax return for U.S. federal income tax purposes, of which Puget Holdings is the “common parent” (within the meaning of Section 1504 of the Code) of such group.

Each Borrower Group Member has filed all tax returns and reports required to be filed, and has paid all income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except in each case those (a) which are not yet due and payable, or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
SECTION 3.06. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, any material Contractual Obligation, except for any such default which could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.07. Financial Statements; No Material Adverse Effect. (a) The financial statements furnished pursuant to Section 4.01(c) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby. As of the date of such financial statements, (i) there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, (ii) there has been no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or Property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries (taken as a whole) and (iii) the Borrower and the Operating Companies did not have any material contingent liabilities, material liabilities for Taxes, material and unusual forward or long-term commitments or material and unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such financial statements or as arising solely from the execution and delivery of the Financing Documents, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Effective Date.
(b) The forecasts (if any) of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Effective Date until the Maturity Date, copies of which have been furnished to the Administrative Agent prior to the Effective Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation

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of such forecasts and no representation or warranty is made as to the actual attainability of any such forecasts.
(c) Since December 31, 2025, there has been no event or circumstance, either individually or in the aggregate, that has resulted in or could reasonably be expected to result in, on or after the Effective Date, a Material Adverse Effect.
SECTION 3.08. Ranking. The Financing Documents and the Secured Obligations evidenced thereby rank and will at all times rank at least pari passu with all other senior, secured Indebtedness of the Borrower, whether now existing or hereafter outstanding, except other senior, secured Indebtedness to the extent secured by Liens permitted by Section 6.01 (other than Liens created by any of the Security Documents).
SECTION 3.09. Ownership of Assets. (a) (i) Each Borrower Group Member owns and (to the extent applicable) has good and defensible title to its material Properties and assets, in each case free and clear of all Liens other than Liens permitted pursuant to Section 6.01 and (ii) each Borrower Group Member has good and defensible title in fee simple to, or valid leasehold or license interests in, or easements or other limited property interests in, all material real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted pursuant to Section 6.01, and, in each case, subject to such exceptions, defects and qualifications as do not (x) affect the value of any such properties of such Borrower Group Member in any material respect or (y) affect the use made or proposed to be made of such properties by the Borrower or any such Operating Company in any material respect.
(b) Other than the security interests, if any, granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Security Documents, no Borrower Group Member has pledged, assigned, sold, granted a Lien on or security interest in, or otherwise conveyed any of its Properties, assets or revenues, other than Liens permitted pursuant to Section 6.01 or Dispositions not precluded by this Agreement.
SECTION 3.10. No Other Business. The Borrower has not engaged in any business and has not incurred any liabilities other than (a) directly relating to its direct ownership of PSE and its direct or indirect ownership of the other Operating Companies and Immaterial Subsidiaries and (b) as otherwise not prohibited under the Financing Documents.
SECTION 3.11. Insurance. All insurance required to be obtained by the Borrower Group Members pursuant to Section 5.08 has been obtained and is in full force and effect, and all premiums then due and payable on all such insurance have been paid.
SECTION 3.12. Disclosure.
(a) No report, financial statement, certificate or other written information (including the Information Memorandum) furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Financing Documents (as modified or supplemented by other information so furnished) at the time so furnished when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to any projected financial information, forecasts, estimates or forward-looking information, the Borrower represents only that such information and materials have been prepared in good

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faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, and no representation or warranty is made as to the actual attainability of any such forecasts.
(b) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 3.13. Subsidiaries; Equity Interests. (a) As of the Effective Date, the Borrower has no other Subsidiaries other than those listed in Schedule 3.13(a). All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and all Equity Interests owned by the Borrower are owned free and clear of all Liens except those, if any, created under the Security Documents and Liens permitted by Section 6.01. As of the Effective Date, Schedule 3.13(b) (a) sets forth the name and jurisdiction of each such Subsidiary and (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each such Subsidiary, including the percentage of such ownership; provided that the Borrower hereby represents that it owns, directly, 100% of the Equity Interests of PSE.
SECTION 3.14. No Dividend Restrictions. Except as set forth in Schedule 3.14 or as permitted by this Agreement, there are no contractual or regulatory restrictions limiting the ability of any Operating Company from making distributions, dividends or other return on capital to the Borrower in an amount sufficient to satisfy the Obligations under the Financing Documents.

SECTION 3.15. Litigation. There are no actions, suits, proceedings, disputes or known claims pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues, except as set forth in Schedule 3.15, or which individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.16. Solvency. Prior to and after giving effect to the transactions contemplated by the Financing Documents, the Borrower, on a consolidated basis with its Subsidiaries, is Solvent.
SECTION 3.17. Margin Regulations; Investment Company Act; USA PATRIOT Act.
(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation T, U and X issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock.
(b) No Borrower Group Member is or, after giving effect to the transactions contemplated hereby, will be an “investment company” as defined in and subject to regulation under the Investment Company Act of 1940.
(c) The making of the Loans and the use of the proceeds thereof shall not violate the Trading With the Enemy Act, as amended, or any of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and each Borrower Group Member is in compliance with the U.S. Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49, 079 (2001)) (the “Anti-Terrorism Order”) and the provisions of the Patriot Act.

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(d) On and after the Effective Date, the Borrower is a “holding company” within the meaning of Section 1262(8) of the Public Utility Holding Company Act of 2005 (“PUHCA”) by reason of its direct or indirect ownership of one or more “public-utility companies” within the meaning of Section 1262(14) of PUHCA. The Borrower has filed with the federal Energy Regulatory Commission a notification of its “holding company” status pursuant to 18 C.F.R. § 366.4(a) (2005). On and after the Effective Date, the Borrower and certain of its subsidiaries qualifies for waiver, pursuant to 18 C.F.R. § 366.3(c), of the PUHCA accounting, record-retention, and filing requirements at 18 C.F.R. §§ 366.21, 366.22, and 366.23, or are otherwise exempt from such requirements pursuant to 18 C.F.R. § 366.3(a).
SECTION 3.18. ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(b) (i) No ERISA Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan or Multiemployer Plan; (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses (i) through (iii) of this Section 3.18(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.19. Environmental Compliance. Except as expressly set forth in the Annual
Report:
(a) Except as specified in Schedule 3.19, there are no claims, actions, suits, or proceedings in respect of or affecting the Borrower or any of its Subsidiaries (or any of their respective Properties) alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b) Except as specified in Schedule 3.19, the properties owned, leased or operated by the Operating Companies do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(c) Except as specified in Schedule 3.19, none of the Operating Companies is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(d) Except as specified in Schedule 3.19, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any of the Operating Companies have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

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(e) Except as set forth in Schedule 3.19, and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Operating Companies has contractually assumed, with a Governmental Authority or otherwise, any liability or obligation under or relating to any Environmental Law.
SECTION 3.20. Labor Disputes. No labor dispute with the Borrower or any of its Subsidiaries exists or is imminent that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.21. Affiliate Transactions. Except as specified on Schedule 3.21 or permitted by Section 6.06, no Borrower Group Member has, directly or indirectly, entered into any transaction since December 31, 2025 or that is in effect on December 31, 2025 and that is not otherwise permitted hereunder with or for the benefit of any Affiliate.
SECTION 3.22. Collateral. All filings and other actions necessary to perfect the security interest in the Collateral created under the Security Documents have been duly made or taken and are in full force and effect, and the Security Documents create in favor of the Collateral Agent for the benefit of the Secured Parties are valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (subject to Permitted Collateral Liens), securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken. Puget Equico and the Borrower are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Liens permitted under Section 6.01.

SECTION 3.23. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.24. Affected Financial Institutions. Neither the Borrower nor any of its Subsidiaries is an Affected Financial Institution.
SECTION 3.25. Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an “employee benefit plan” (as defined in Section 3(3) of ERISA) or an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).
SECTION 3.26. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any

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Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE IV
Conditions
SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Perkins Coie LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent, and covering such other matters relating to the Borrower, the Financing Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

    (c) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are publicly available and (iii) satisfactory financial statement projections through and including the Borrower’s 2030 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections).
(d) The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Financing Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E, (ii) at least five (5) days prior to the Effective Date, to the extent requested by any of the Lenders, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (iii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause shall be deemed to be satisfied).
(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

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(f) The Administrative Agent shall have received evidence satisfactory to it that the proposed Second Amended and Restated Credit Agreement dated on or about the date hereof by and among PSE, as borrower, the lenders from time to time parties thereto and Mizuho Bank, Ltd., as administrative agent, shall be effective prior to or substantially concurrently with the effectiveness of this Agreement.
(g) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h) Liens creating a first priority security interest in the collateral shall have been perfected to the reasonable satisfaction of the Administrative Agent.
(i) The Administrative Agent (or its counsel) shall have received from each party thereto such other documents listed on Exhibit E hereto.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date).
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c) The Administrative Agent shall have received a Borrowing Request pursuant to Section
2.03.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower will, and will cause its Subsidiaries to:
SECTION 5.01. Financial Statements. Deliver to the Administrative Agent (for prompt further distribution to the Collateral Agent, if applicable, and each Lender):

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(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower or as otherwise earlier required by the SEC, from and after the Effective Date, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion by any firm of independent registered public accounting of nationally recognized standing (or any other independent registered public accounting firm acceptable to the Administrative Agent in its sole discretion), which report and opinion shall be prepared in accordance with GAAP, shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower or as otherwise earlier required by the SEC, from and after the Effective Date, an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) [reserved];
(d) promptly after the same become publicly available, notice of all registration statements, regular periodic reports and press releases filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange;
(e) such other information regarding the Borrower Group Members as the Administrative Agent or any Lender may reasonably request for the Administrative Agent or such Lender to carry out and be satisfied with the “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation or other checks required to be carried out by local regulatory authorities; and
(f) such other information regarding the Borrower and its Subsidiaries as the Administrative Agent or any Lender may reasonably request and which is reasonably available to the Borrower and its Subsidiaries.
SECTION 5.02. Compliance Certificate. Deliver to the Administrative Agent (for prompt further distribution to the Collateral Agent and each Lender), (a) concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(b), a certificate of an Authorized Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.09, (iii) stating whether any change in

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GAAP applicable to the financial statements or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.01(c) or, if more recent, Section 5.01(a), (and except as described in the financial statements provided pursuant to Section 4.01(c), or Section 5.01(a) or Section 5.01(b)) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) identifying any agreements for which the obligations have been excluded from Indebtedness pursuant to clause (ii) of the last sentence of the definition of “Indebtedness” hereunder, and (b) concurrently with any delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Section 6.09 (which certificate may be limited to the extent required by accounting rules or guidelines and in any event shall be limited to Defaults insofar as they may relate to accounting matters).
SECTION 5.03. Notices. Promptly, but in any event within five (5) Business Days, after the Borrower has obtained knowledge thereof and in the case of clauses (a) through (d), unless prohibited by applicable Law, notify or deliver to the Administrative Agent (for prompt notification or delivery to the Collateral Agent and each Lender):
(a) copies of any written notice received by the Borrower regarding any actual or threatened dispute, litigation, investigation, proceeding or suspension with respect to the Borrower or any of its Subsidiaries by or before any court or any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;
(b) copies of all Material Notices and Material Communications received by the Borrower or any of its Subsidiaries in connection with any material Contractual Obligation or from any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;
(c) [reserved];

(d) details of any other events or circumstances that results in or would reasonably be expected to result in a Material Adverse Effect;
(e) details of any Default or Event of Default;
(f) details of each change to the Senior Debt Rating; and
(g) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice pursuant to this Section shall be accompanied by a written statement of an Authorized Officer of the Borrower (x) that such notice is being delivered pursuant to Section 5.03(a), (b), (c), (d), (e) or (g) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 5.04. Compliance with Laws.
(a) The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, including, without limitation, ERISA and all other employee benefit laws and shall from time to time obtain and renew, and shall comply with, each Regulatory Approval as is or in the future shall be necessary for the operation of its business under applicable Laws (except for any non-compliance which could not reasonably be expected to result in a Material Adverse Effect).

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(b) The Borrower and each Subsidiary of the Borrower shall not petition, request or take any legal or administrative action that seeks to amend, supplement or modify any Regulatory Approval in any material respect unless such amendment, supplement or modification could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall promptly upon receipt by it or any of its Subsidiaries or upon publication furnish to the Administrative Agent and each Lender a copy (certified by an Authorized Officer of the Borrower) of each amendment, supplement or modification to any such Regulatory Approval.
(c) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.05. Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, except as expressly permitted by Section 6.04; and (b) take all reasonable action to maintain all rights, privileges (including its status as validly existing), permits, licenses and franchises necessary in the normal conduct of its business, except such rights, privileges, permits, licenses or franchise which, if not maintained, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06. Compliance with Environmental Laws. Except as specified in Schedule
3.19 and except, and in each case, to the extent that the failure to do so could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (i) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and (iii) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by the requirements of all Environmental Laws.

SECTION 5.07. Maintenance of Properties; Ownership of Subsidiaries.
(a) Except as contemplated by Schedule 5.07, and except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice; and
(b) The Borrower shall at all times from and after the Effective Date own, directly, 100% of the Equity Interests of PSE.
SECTION 5.08. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies with respect to all of its Properties and assets, as is usually carried by companies engaged in similar business and as is consistent with the prudent operation of its business; provided, however, neither the Borrower nor any Borrower Group Member shall be prohibited from self-insuring to the extent that such self-insurance is consistent with the prudent operation of its business and companies engaged in similar businesses.
SECTION 5.09. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes (other than Hostile Acquisitions). The Borrower will not request any

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Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.10. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.11. Cooperation.
(a) Perform such acts as are reasonably requested by the Administrative Agent to carry out the intent of, and transactions contemplated by, this Agreement and the other Financing Documents. Promptly upon the reasonable request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, rerecord, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (a) subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, and (b) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder.
(b) Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not direct the Collateral Agent to enter into any Mortgage in respect of any real property acquired by the Borrower or any Subsidiary after the Effective Date until the date that is (a) if such Mortgage relates to a property not located in a “special flood hazard area”, ten (10) Business Days or (b) if such Mortgage relates to a property located in a “special flood hazard area”, thirty (30) days, after the Collateral Agent or the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower or Subsidiary, as applicable, of that fact and (if applicable) notification to such Borrower or Subsidiary, that flood insurance coverage is not available and (B) evidence of the receipt by such Borrower or Subsidiary, of such notice; and (iii) if required by applicable Flood Insurance Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Insurance Laws; provided that any such mortgage may be entered into prior to such period expiring if the Collateral Agent and the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
SECTION 5.12. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
SECTION 5.13. Financing Documents; Material Documents.

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(a) Perform and observe all of its covenants and obligations pursuant to any material Contractual Obligation to which it is a party or pursuant to which it has any obligations, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;
(b) Take all reasonable and necessary action to prevent the termination or cancellation of any Financing Document or other material Contractual Obligation in accordance with the terms of such Financing Document or other material Contractual Obligation or otherwise, except to the extent, in the case of any material Contractual Obligation, that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and
(c) enforce against the relevant party to a material Contractual Obligation (other than the Lenders or Agents) such covenants of such material Contractual Obligation in accordance with its terms, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.14. Maintenance of Ratings. From and after the Effective Date, the Borrower will maintain monitored public ratings on its senior unsecured debt from S&P, Moody’s and Fitch, except to the extent that any of such ratings agencies cease to issue debt ratings generally.
SECTION 5.15. Inspection Rights. At any reasonable time and from time to time upon reasonable notice (but no more than once at the Borrower’s expense in any fiscal year so long as no Event of Default has occurred and is continuing), permit or arrange for the Administrative Agent (and permit any Lender to accompany the Administrative Agent), to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants (provided that (i) so long as no Event of Default has occurred and is continuing, a representative of the Borrower may be present for any communication with the independent public accountants and (ii) the Borrower reserves the right to restrict access to any generating facilities in accordance with reasonably adopted procedures relating to safety and security, and to the extent reasonably requested to maintain normal operations of the Borrower or any of its Subsidiaries).
SECTION 5.16. Additional Collateral. The Borrower will cause all of its owned property (whether real, personal, tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Security Documents, subject in any case to Liens permitted by Section 6.01. Without limiting the generality of the foregoing, the Borrower will cause the issued and outstanding Equity Interests directly owned by the Borrower to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Security Documents or such other pledge and security documents as the Collateral Agent shall reasonably request. In the event of the addition of any real property collateral, the Borrower will use commercially reasonable efforts to cause to be delivered to the Collateral Agent “life of loan” flood zone determination and, if applicable, flood insurance certificates and borrower notices, as well as other documentation customarily delivered relative to real estate collateral as reasonably requested by the Collateral Agent.
SECTION 5.17. Flood Insurance. If at any time any Mortgaged Real Property is located in a designated “special flood hazard area” with respect to which flood insurance has been made available under applicable Flood Insurance Laws, the Borrower and its Subsidiaries will (i) maintain fully paid flood hazard insurance on such Mortgaged Real Property on such terms and in such amounts as required

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by The National Flood Insurance Reform Act of 1994, and (ii) provide within thirty (30) days (or such longer period as the Administrative Agent shall agree) evidence of such coverage as the Collateral Agent or the Administrative Agent may reasonably request, including, without limitation, (x) copies of any such flood insurance policies naming the Collateral Agent as loss payee and (y) the Borrower or the applicable Subsidiary’s application for a flood insurance policy plus proof of premium payment, in each case to the extent requested by the Collateral Agent or the Administrative Agent.
ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower shall not, nor shall it permit any of the Operating Companies, to:
SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its material Property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a) Liens for the benefit of the Secured Parties pursuant to any Financing Document and, with respect to PSE only, Liens in respect of cash collateral arrangements for letters of credit issued under the Operating Company Credit Agreement;
(b) (i) Liens existing on the Effective Date and listed on Schedule 6.01(b) or (ii) Liens securing any Existing Indebtedness contemplated by clause (b) of the definition thereof; provided, in the case of this clause (ii), that such Lien shall apply only to Property (whether now owned or after-acquired) of a type that is subject to a Lien securing the corresponding Existing Indebtedness referred to in clause (a) of the definition thereof (including the proceeds thereof) and shall not extend to any other Property;
(c) Liens for taxes, assessments or governmental charges imposed on the Borrower or any Subsidiary or any of their property by any Governmental Authority which are not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, to the extent required by and in accordance with GAAP;
(d) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors, statutory liens of landlords or other like liens arising in the ordinary course of business which secure amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if Person to the extent required by and in accordance with GAAP;
(e) pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) required to secure performance bids, tenders, trade contracts, performance bonds, statutory obligations, leases, government contracts, surety and appeals bonds, indemnity, performance or other similar bonds in connection with judicial or administrative proceedings and other obligations of a like nature (exclusive of obligations for borrowed money);

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(f) easements, rights-of-way, licenses, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Borrower Group Member;
(g) Liens securing judgments that do not involve any material risk of forfeiture of any assets of any of the Operating Companies or any Financing Document that do not exceed $50,000,000 in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and that within ten (10) days are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP for the payment of money not constituting an Event of Default under clause (k) of Article VII;
(h) Liens securing payment of Tax-Free Debt and credit enhancement obligations related to such Tax-Free Debt; provided that (i) any claims in respect of the principal balance of the obligations being secured thereby shall not exceed $250,000,000 in the aggregate at any time, and (ii) each such Lien shall extend only to the property, and proceeds thereof, being financed by the Tax-Free Debt secured thereby;
(i) Liens for purchase money security interests or Finance Lease Obligations which are secured solely by the assets acquired (and proceeds and products thereof), up to $300,000,000 in the aggregate; provided that such Lien arises prior to or within 60 days after such acquisition or the incurrence of such Finance Lease Obligation;
(j) zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Operating Companies taken as a whole;
(k) licenses of intellectual property entered into in the ordinary course of business;
(l) Liens that have been placed by a third party on the fee title of leased real property or property over which any Borrower Group Member has easement, license or similar rights, and subordination or similar agreements relating thereto;
(m) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Borrower Group Member arising in the ordinary course of business from netting services, overdraft protection, Banking Services, Obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;
(n) Liens solely on any cash earnest money or other deposits made by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, letter of intent or purchase agreement permitted hereunder;
(o) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;
(p) Liens on (i) insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent securing Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to the Borrower or any Operating Company of the Borrower so long as such Indebtedness shall not be in excess of the unpaid costs of, and shall be incurred only to defer the cost of, such insurance for the annual period in which such Indebtedness is incurred and

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in any event, not in excess of $5,000,000 in the aggregate at any time (“Permitted Premium Financing Indebtedness”), (ii) dividends and rebates and other identifiable proceeds therefrom which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies, (iii) rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case securing Permitted Premium Financing Indebtedness and (iv) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business; provided, however, that claims in respect of such Liens shall not exceed $5,000,000 at any time;
(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(r) Liens on conservation investment assets as security for obligations incurred in financing or refinancing bondable conservation investments in accordance with the laws of the State of Washington;
(s) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition (or on such Person’s assets) prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Subsidiary (other than the proceeds of such property or assets), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) such Lien, together with any other Liens incurred pursuant to this paragraph (s) shall not secure Indebtedness or other obligations in excess of $250,000,000 in the aggregate;
(t) other Liens securing Indebtedness and other obligations in an aggregate amount not to exceed $150,000,000 at any time;
(u) Liens securing Permitted Refinancing Indebtedness of the Borrower and other Indebtedness of the Borrower of the type described in clauses (a) and (b) of the definition of “Indebtedness” (but not of any Indebtedness of any other Borrower Group Member); provided that such Liens and any rights in respect thereof are subject to the terms of the Collateral Agency Agreement, and the Borrower shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenant contained in Section 6.09;
(v) Liens securing Indebtedness or arising in connection with Receivables Facilities, provided, that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Receivables Facilities shall not at any time exceed $250,000,000;
(w) Liens (including related UCC financing statements) pursuant to (i) PSE’s Indenture of Mortgage – Electric (Electric Mortgage), dated as of November 13, 2025 (as supplemented and amended, the “Electric Mortgage”), as described therein, (ii) PSE’s Indenture of Mortgage – Gas (Gas Mortgage), dated as of November 13, 2025 (as supplemented and amended, the “Gas Mortgage”), as described therein, (iii) PSE’s Indenture, dated as of December 1, 1997 (as supplemented and amended, the “Existing 1997 Indenture”), as described therein, and (iv) any replacement indenture in respect of the Electric Mortgage, the Gas Mortgage or the Existing 1997 Indenture, and any supplements thereto, so long as (1) any such Liens under any such replacement indenture apply to the property or assets of PSE in

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a manner substantially consistent with the terms of the Electric Mortgage, the Gas Mortgage or the Existing 1997 Indenture, as applicable, and (2) the borrowing capacity and other restrictions on PSE’s ability to incur any obligations under any such replacement indenture are substantially the same as those set forth in the Electric Mortgage, the Gas Mortgage or the Existing 1997 Indenture, as applicable;
(x) Liens securing PSE’s obligations arising pursuant to (i) that certain Contracting Party’s Agreement dated December 4, 2007 entered into between PSE and Natural Gas Exchange, Inc. as amended and replaced from time to time solely to the extent the aggregate amount of all such obligations thereunder shall not exceed $200,000,000 at any time outstanding and (ii) margin postings securing PSE’s obligations for power futures contracts on the Intercontinental Exchange to the extent the aggregate amount of all such obligations thereunder shall not exceed $200,000,000 at any time outstanding; provided that, in the case of each of clause (i) and (ii), such Liens shall apply only to property or assets of PSE of the type securing such obligations as of the date of this Agreement; and
(y) with respect to PSE only, any Lien or interest in favor of a Governmental Authority or Person granted in connection with Indebtedness, grants or other assistance provided by or guaranteed by a Governmental Authority, including, but not limited to, the U.S. Department of Energy Title 17 loan program (42 U.S.C. §§ 16511-16517) or any successor provisions or other similar programs (including, but not limited to, programs that support the implementation of federal, state and local laws regarding clean energy; acquiring, constructing or developing renewable or capacity based generation, transmission or distribution assets; improving the resiliency or accelerating growth of the electric and/or natural gas systems; and reducing and mitigating wildfire risk) promulgated under federal, state, municipal or other law; provided that the aggregate principal amount of all Indebtedness that is secured by such Liens shall not exceed $500,000,000 at any time; provided further that such Lien shall extend only to the property and assets of PSE that are the subject of any such program; provided that notwithstanding any of the foregoing to the contrary, other than pursuant to paragraphs (a), (d), (e), (m), (n), (p) and (u) above, the Borrower shall not agree to the imposition of any Lien upon the Collateral.
SECTION 6.02. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions (other than Collateral constituting Equity Interests in PSE) in the ordinary course of business (including Dispositions of obsolete or worn out or surplus property no longer required or useful in the business or operations of the Borrower or any of its Subsidiaries);
(b) Dispositions of assets and businesses specified on Schedule 5.07;
(c) Dispositions of Investments in Cash Equivalents in the ordinary course of business;
(d) Dispositions of assets occurring on or after the Effective Date which individually or in the aggregate are less than 20% of the Consolidated Tangible Net Assets as of the Effective Date and for which no less than 80% of the proceeds received therefor are in cash or Cash Equivalents;
(e) Dispositions constituting a Lien permitted pursuant to Section 6.01;
(g)(f) the sale or issuance of any Subsidiary’s Equity Interests to the Borrower; Dispositions of assets in connection with any transaction permitted by Section 6.04;

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(h) assignments and licenses of intellectual property or other intangibles of the Borrower Group Members in the ordinary course of business;
(i) any Disposition of any asset or interest therein in exchange for utility plant, equipment or other utility assets (other than notes or other obligations) in each case equal to the fair market value (as determined in good faith by the Borrower) of such asset or interest therein; provided, however, that the fair market value of any such assets or interests Disposed of under this paragraph (i) shall not exceed
$10,000,000 in the aggregate in any fiscal year;
(j) Dispositions by PSE of tax credits, carbon capture credits, conservation credits, credits for clean manufacturing and clean or renewable energy facilities and production, clean fuel standards, carbon capture allowances and similar credits and allowances for which no less than 80% of the proceeds received therefor are in cash or Cash Equivalents;

(k) [reserved]; and
(l) the sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Receivables Facility.
In the case of any of the foregoing Dispositions, the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such Disposition with the covenant contained in Section 6.09 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such Disposition (and any related repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance and, if the Net Cash Proceeds in respect of such Disposition under clause (b), (d) or (j) of this Section 6.02 exceeds 5% of total assets of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 4.01(c) and 5.01(a), the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent.

SECTION 6.03. Investments. Make or hold any Investments, except:
(a) Investments by the Borrower or an Operating Company in cash and Cash Equivalents;
(b) Investments by the Borrower in Interest Hedging Agreements;

(c ) Investments by PSE or any other Operating Company in Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;
(d) Intercompany Loans from the Borrower to any Operating Company or from PSE to its Subsidiaries which are Operating Companies;
(e) Equity Interests in (x) Subsidiaries in existence on the date hereof, (y) Operating Companies acquired or created after the Effective Date in connection with Permitted Acquisitions, and (z) Subsidiaries consisting of Immaterial Subsidiaries;
(f) Permitted Acquisitions;
(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and supplies, in each case in the ordinary course of business;

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(h) extensions of trade credit in the ordinary course of business;
(i) Investments made as a result of the receipt of non-cash consideration from a Disposition in compliance with Section 6.02;
(j) Investments made by any Person that becomes a Subsidiary after the date hereof; provided that such Investment exists at the time such Person becomes a Subsidiary and are not made in contemplation of or in connection with such Person becoming a Subsidiary;
(k) loans and advances made in the ordinary course of business to their respective employees, officers and directors so long as the aggregate principal amount thereof at any time outstanding (excluding temporary advances in the ordinary course of business) shall not exceed $3,000,000;
(l) Investments existing on the date hereof and identified on Schedule 6.03(l);
(m) Investments by the Borrower in LNG Co., so long as the aggregate amount of capital contributions to LNG Co. pursuant to this clause (m) does not exceed $200,000,000 in the aggregate at any time outstanding; and
(n) in addition to Investments permitted by clauses (a) through (m) above so long as no Default or Event of Default shall exist immediately prior thereto or after giving effect thereto, additional Investments so long as the aggregate amount invested, loaned or advanced pursuant to this clause (n) does not exceed $100,000,000 in the aggregate at any time outstanding.
SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except for (a) Permitted Acquisitions, (b) Dispositions permitted under Section 6.02, (c) the liquidation or dissolution of any Immaterial Subsidiary and (d) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) the merger, amalgamation or consolidation of any Operating Company into or with the Borrower in a transaction in which the Borrower is the surviving corporation, and (ii) the merger, amalgamation or consolidation of any Operating Company into or with any other Operating Company or the liquidation or dissolution of any Operating Company (other than PSE) into any other Operating Company; provided, however, that in any merger or amalgamation or consolidation involving PSE or any liquidation or dissolution of any Operating Company into PSE, PSE shall be the surviving corporation.
SECTION 6.05. Nature of Business. (a) Engage in any line of business substantially different from those lines of business conducted by the Borrower Group Members on the Effective Date or in connection with any Permitted Acquisition or any business reasonably related, complimentary or ancillary thereto.
(b) In the case of the Borrower from and after the Effective Date, conduct, transact or otherwise engage in any business or operations other than those reasonably related to (A) its ownership of the Equity Interests of its Subsidiaries, (B) the maintenance of its legal existence, (C) the performance of this Agreement and the other Financing Documents, and (D) any transaction that the Borrower is expressly permitted to enter into or consummate under this Agreement.

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(c) Terminate or amend, waive, modify or supplement any of the provisions of its Organizational Documents or consent to any such termination, amendment, waiver, modification or supplement, unless any of the foregoing actions could not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.06. Transactions with Affiliates; Management Fees. (a) Enter into any transaction of any kind with any Affiliate (including Affiliate Service Agreements), whether or not in the ordinary course of business, other than (i) on terms substantially as favorable to the Borrower Group Member as would be obtainable by such Borrower Group Member at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) Intercompany Loans to the extent permitted under Section 6.03, (iii) as approved or required by any Governmental Authority or as required by applicable Law, and (iv) the payment of Management Fees permitted by clause (b) below.
(b) Pay any Management Fees or enter into or permit to exist any agreement or arrangement for the payment of Management Fees, unless such fees are expressly subordinated to the Secured Obligations on the terms set forth in Exhibit M.
SECTION 6.07. Accounting Changes. Make any change in its fiscal year except to the extent required by applicable Law and/or GAAP. In such event, the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year arising as a result of such change in applicable Law.
SECTION 6.08. Restrictive Agreements. Directly or indirectly, enter into, or incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon
(a)the ability of any Borrower Group Member to create, incur or permit to exist any Lien upon any of its material Property or assets (except as permitted under Section 6.01), or (b) the ability of PSE or any other wholly-owned Subsidiary to pay dividends or other distributions with respect to, or to return capital in respect of its common Equity Interests or to make or repay loans or advances to any Borrower Group Member or to Guarantee Indebtedness of any Borrower Group Member; provided that the foregoing shall not apply to:

(i)prohibitions, restrictions and conditions imposed by applicable Laws, any Governmental Authority or this Agreement;
(ii)prohibitions, restrictions and conditions identified on Schedule 3.14 or otherwise resulting from or relating to Existing Indebtedness (without amendment, modification or waiver, other than in connection with Permitted Refinancing Indebtedness) or prohibitions, restrictions and conditions not more restrictive taken as a whole than such provisions in agreements entered into after the Effective Date to evidence or govern Indebtedness that is permitted by this Agreement;
(iii)provisions of the type described in clause (a) above imposed by the holder of any Lien permitted by Section 6.01(d), (e), (h), (i), (m), (n), (r) and (s) but solely with respect to the property purported to be encumbered by such Lien;
(iv)any agreement in effect at the time any Person becomes a Subsidiary pursuant to a Permitted Acquisition and not in contemplation of, or in connection with, such Person becoming a Subsidiary and only relating to or in connection with the Property or assets of such Person (and any extensions, renewals, or replacements of such agreement so long as any restrictions and conditions in such extended, renewed or replaced agreement are not more restrictive than the applicable original agreement or extend to additional Property);

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(v)customary restrictions and conditions contained in agreements relating to any Disposition of any asset or property; provided that such restrictions and conditions only apply to the asset or property to be sold, assigned or transferred and such sale, assignment or transfer is permitted by Section 6.02; and
(vi)customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.
SECTION 6.09. Financial Covenant.
(a) Maximum Leverage Ratio. Permit the Leverage Ratio to be greater than 0.675 to 1.00 at any time.
SECTION 6.10. Preservation of Rights. Assign, cancel, terminate, waive any material default under, material breach of or material right under, or materially amend, supplement or modify or give any material consent under (including any consent or assignment of), any Financing Document or material Contractual Obligation, except, other than in the case of any Financing Document, to the extent that any such action would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.11. Outbound Investment Rules. (a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in
(i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (and such failure under this clause (ii) shall continue unremedied for a period of one (1) Business Day), in each case, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Financing Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification thereof or waiver thereunder, shall prove, with respect to any representation or warranty with no qualification as to

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materiality or “Material Adverse Effect”, to have been incorrect in any material respect when made or deemed made, and with respect to any representation or warranty with any qualification as to materiality or “Material Adverse Effect”, to have been incorrect in any respect when made or deemed made;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03(e), 5.05 or 5.09 or in Article VI (other than Sections 6.05(a), 6.05(b), 6.06 and 6.07);
(e) The Borrower or any Subsidiary fails to perform or observe any other covenant, condition or agreement (not specified in clauses (a), (b) or (d) of this Article VII) contained in any Financing Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof to the Borrower by the Administrative Agent or the Borrower having knowledge thereof; provided that if such failure is capable of remedy but by its nature cannot reasonably be cured within such period, the Borrower shall have such additional time not exceeding an additional sixty (60) days as may be necessary to cure such failure so long as the Borrower is proceeding diligently to cure such failure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect;
(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness/Material Swap Obligation, when and as the same shall become due and payable (after giving effect to any applicable grace or cure period);
(g) any event or condition occurs that results in any Material Indebtedness/Material Swap Obligation becoming due prior to its scheduled maturity (other than Swap Agreements which become due as a result of the voluntary prepayment of referenced debt described in such Swap Agreements) or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness/Material Swap Obligation or any trustee or agent on its or their behalf to cause any Material Indebtedness/Material Swap Obligation to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than any Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) the Borrower or any Subsidiary (other than any Immaterial Subsidiary) shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than any Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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(j)(i) the Borrower or any Subsidiary (other than any Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and its Subsidiaries (other than any Immaterial Subsidiary), taken as a whole, and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;
(k) one or more judgments for the payment of money in an aggregate amount in excess of
$50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m) a Change in Control shall occur;
(n) the occurrence of any “default”, as defined in any Financing Document (other than this Agreement) or the breach of any of the terms or provisions of any Financing Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided; or
(o) any material provision of any Financing Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Subsidiary shall challenge the enforceability of any Financing Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Financing Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
(p) at any time, any financial statements to be delivered pursuant to Section 5.01 shall be qualified by the auditors and such qualification could reasonably be expected to result in a Material Adverse Effect;

(q) the termination, transfer, revocation or modification of any material contracts or leases to which the Borrower or any Subsidiary is a party, the result of which could reasonably be expected to result in a Material Adverse Effect and such termination, transfer, revocation or modification remains in effect for a period of more than thirty (30) days after the occurrence thereof; or
(r) any Security Document shall for any reason fail to create a valid and perfected first priority security interest in the Collateral in excess of $100,000,000 in the aggregate purported to be covered thereby, except as permitted by the terms of any Financing Document;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or
(i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to

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be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder and under the other Financing Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) require that the Borrower provide cash collateral as required in Section 2.06(j); and (iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Financing Documents and applicable law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Financing Documents, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Financing Documents or at law or equity.

ARTICLE VIII
The Administrative Agent
SECTION 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Financing Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Financing Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Financing Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Financing Documents.

(b) As to any matters not expressly provided for herein and in the other Financing Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Financing Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Financing Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender

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in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c) In performing its functions and duties hereunder and under the other Financing Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Financing Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Financing Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)nothing in this Agreement or any Financing Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e) None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Financing

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Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f) In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Financing Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Financing Documents, to have agreed to the provisions of this Article.
SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Financing Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Financing Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under

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or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of the Borrower to perform its obligations hereunder or thereunder.
(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.03 unless and until written notice thereof stating that it is a “notice under Section 5.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Financing Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank.
(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04,
(ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Financing Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Financing Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or

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otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Financing Documents for being the maker thereof).
SECTION 8.03. Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Financing Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender and such Issuing Bank for purposes of

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the Financing Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.
SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Financing Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Financing Documents.

(a) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the

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Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Financing Documents, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Financing Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Financing Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.06. Acknowledgments of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Financing Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

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Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Financing Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) —
(i)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.

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(iv)Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Financing Document.
The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower) between the Borrower and its Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower or its Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Financing Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Borrower, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Borrower.
SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Financing Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrower under any Financing Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Financing Documents and agreed to be bound by the Financing Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 6.01(e), (m), (n), (p), and (u). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of

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the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured

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Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-
14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(A)such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14),
(B)such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(B) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective

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Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).
(c) The Administrative Agent and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Financing Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Financing Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.10. Borrower Communications.
(a)    The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR

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CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Financing Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(d)    Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

ARTICLE IX
Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)if to the Borrower, to it at Puget Energy, Inc., 355 110th Ave NE, 10th Floor, Bellevue, Washington 98004, Attention of Treasurer, (Telecopy No. (425) 462-3490), (Telephone No.(425) 457-5475);
(ii)if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower;
(iii)if to the Administrative Agent from any Lender, to it at JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL 60603-5506, Attention of Loan and Agency Servicing or at the email address as set forth in Administrative Questionnaire; For Agency Withholding Tax Inquiries:        Email:    agency.tax.reporting@jpmorgan.com; for Agency Compliance/Financial/Intralinks: Email: agency.dataroom@jpmorgan.com;
(iv)if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., at the address separately provided to the Borrower;
(v)if to any Issuing Bank, at the address of such Issuing Bank separately provided to the Borrower or the Administrative Agent, as applicable; and
(vi)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Administrative Agent, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Except as provided in Section 2.14(c) with respect to alternate rates of interest, Section
2.20 with respect to an Incremental Term Loan Amendment, Section 2.22 with respect to the extension of the then-existing Maturity Date, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender

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without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c) or Section 2.18(b) or
(d) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.21(b) without the written consent of each Lender, (vi) except as provided in clause (d) of this Section or to any Security Document, release all of substantially all of the Collateral, without the written consent of each Lender, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and existing Loans are included on the Effective Date), or (viii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other indebtedness or obligation without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the applicable Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c) Notwithstanding the foregoing (but subject to the limitations set forth in Sections 9.02(b)(i), 9.02(b)(ii) and 9.02(b)(iii)), this Agreement and any other Financing Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Borrower on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property

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being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and
(ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Financing Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03. Expenses; Indemnity; Limitation of Liability; Damage Waiver.
(a)Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Financing Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b) Limitation of Liability. To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portals), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c) Indemnity. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and each Joint Lead Arranger, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Financing Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any of its Affiliates or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or the material breach in bad faith by any Indemnitee of its express obligations hereunder pursuant to a claim initiated by Borrower. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d) Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and

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related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that
(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)the Administrative Agent;
(C)the Issuing Banks; and
(D)the Swingline Lender;
provided that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted and (y) any assignment made in violation of this proviso shall be void ab initio.
(i)Assignments shall be subject to the following additional conditions:

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(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Commitments and Revolving Loans) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved

Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(E)without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or
(c)an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender

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thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative

Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged;
(B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,

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2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single

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contract. This Agreement, the other Financing Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Financing Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Financing Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Financing Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Financing Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Financing Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Financing Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Financing Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Financing Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf.

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or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability. Any provision of any Financing Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all of the Secured Obligations held by such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Financing Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Financing Document shall (i) affect any right that the Administrative Agent,

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any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners),
(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,

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(d)to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facility provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE

BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING PROVINCIAL, FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

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SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
SECTION 9.14. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.16. No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Financing Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Financing Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Financing Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other

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obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Financing Documents or its other relationships with the Borrower or its Subsidiaries in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Financing Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions . Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.18. Acknowledgment Regarding Any Supported QFCs . To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any

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Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PUGET ENERGY, INC.,
as the Borrower

/s/ Jamie L. Martin
Jamie L. Martin
Senior Vice President & Chief Financial Officer

Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

JPMORGAN CHASE BANK, N.A.,
as a Lender and as the Administrative Agent

/s/ Khawaja Tariq
Khawaja Tariq
Executive Director
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

MIZUHO BANK, LTD.,
as a Lender

/s/ Edward Sacks
Edward Sacks
Managing Director

Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

COBANK, ACB
as a Lender

/s/ Jared A Greene
Jared A Greene
Assistant Corporate Secretary
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

BANK OF AMERICA, N.A.
as a Lender

/s/ Mark Bodie
Mark Bodie
Vice President
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

BARCLAYS BANK PLC
as a Lender

/s/ Sydney G. Dennis
Sydney G. Dennis
Director

Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

MUFG Bank, LtD
as a Lender

/s/ Ricky Vargas
Ricky Vargas
Vice President
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

ROYAL BANK OF CANADA
as a Lender

/s/ Meg Donnelly
Meg Donnelly
Authorized Signatory
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

THE BANK OF NOVA SCOTIA
as a Lender

/s/ David Dewar
David Dewar
Director
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

U.S BANK NATIONAL ASSOCIATION
as a Lender

/s/ Troy Aipperspach
Troy Aipperspach
Vice President
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

/s/ Mylissa Bringgold
Mylissa Bringgold
Vice President
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
as a Lender

/s/ Amit Vasani
Amit Vasani
Managing Director
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

KEYBANK NATIONAL ASSOCIATION
as a Lender

/s/ Lisa A. Ryder
Lisa A. Ryder
Senior Vice President
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
as a Lender

/s/ Betty Chang
Betty Chang
Authorized Signatory
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

M&T BANK
as a Lender

/s/ Stephen Hoffman
Stephen Hoffman
Managing Director
Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Effective Date, it is no longer a party to the Existing Credit Agreement and will not be a party to this Agreement.

TD BANK, N.A.
as a Departing Lender (and solely with respect to Section 1.08 of the Agreement)

/s/ Bernadette Collins
Bernadette Collins
Senior Vice President

Signature Page to Third Amended and Restated Credit Agreement (Puget Energy, Inc.)

Schedule 1.01(a)
EXISTING INDEBTEDNESS
(Effective April 30, 2026)

Existing Debt of Puget Sound Energy:
Principal
Series    Coupon    Issue Date    Maturity    Outstanding

Senior note A	7.020%	Dec-22-97	Dec-1-27 $300,000,000
Sr. MTN-B	7.000%	Mar-9-99	Mar-9-29 $100,000,000
5.483% Sr. Notes	5.483%	May-27-05	Jun-1-35 $250,000,000
6.724% Sr. Notes	6.724%	Jun-30-06	Jun-15-36 $250,000,000
6.274% Sr. Notes	6.274%	Sep-18-06	Mar-15-37 $300,000,000
5.757% Sr. Notes	5.757%	Sep-11-09	Oct-1-39 $350,000,000
5.795% Sr. Notes	5.795%	Mar-8-10	Mar-15-40 $325,000,000
5.764% Sr. Notes	5.764%	Jun-29-10	Jul-15-40 $250,000,000
5.638% Sr. Notes	5.638%	Mar-25-11	Apr-15-41 $300,000,000
4.434% Sr. Notes	4.434%	Nov-16-11	Nov-15-41 $250,000,000
4.700% Sr. Notes	4.700%	Nov-22-11	Nov-15-51 $45,000,000
4.300% Sr. Notes	4.300%	May-26-15	May-20-45 $425,000,000
PCB-2013A	3.900%	May-23-13	Mar-1-31 $138,460,000
PCB-2013B	4.000%	May-23-13	Mar-1-31 $23,400,000
4.223% Sr. Notes	4.223%	Jun-14-18	Jun-15-48 $600,000,000
3.250% Sr. Notes	3.250%	Aug-30-19	Sep-15-49 $450,000,000
2.893% Sr. Notes	2.893%	Sep-15-21	Sep-15-51 $450,000,000
5.448% Sr Notes	5.448%	May-18-23	Jun-1-53 $400,000,000
5.330% Sr. Notes	5.330%	Jun-11-24	Jun-15-34 $400,000,000
5.685% Sr. Notes	5.685%	Jun-11-24	Jun-15-54 $400,000,000
5.598% Sr. Notes	5.598%	Sep-15-25	Sep-15-55 $500,000,000
Kent Service Center Lease		June 2021	June 2041 $39,072,340
Puyallup Service Center Lease		Oct. 2021	Oct. 2041 $55,423,920
Puyallup Operations Training Center Lease		Sep. 2025	July 2045
Demand Promissory Note with Puget Energy	Variable	May-18-06	NA $65,397,736
Credit Facility - $800mm Commitment Amount	Variable	May-16-22	May-16-27 $0
Commercial Paper	Variable	Various	Various $45,000000
Total - Puget Sound Energy			$6,711,753,996.00
Existing Debt of Puget Energy:
2.379% Sr. Notes	2.379%	Jun-14-21	Jun-15-28 $500,000,000
4.100% Sr. Notes	4.100%	May-19-20	Jun-15-30 $650,000,000
4.224% Sr. Notes	4.224%	Mar-17-22	Mar-15-32 $450,000,000

5.725% Sr. Notes	5.725%	Mar-13-25	Mar-15-35	$600,000,000
7.000% Jr. Sub Notes	7.000%	Mar-27-26	Sep-15-2056	$450,000,000
7.250% Jr. Sub Notes	7.250%	Mar-27-26	Sep-15-2056	$450,000,000
Total - Puget Energy				$3,100,000,000
Grand Total				$9,811,753,996

Schedule 1.01(b) PERMITTED HOLDERS

Clean Energy JV Sub 1, LP Clean Energy JV Sub 2, LP
Moby Canada Limited Partnership 6860141 Canada Inc.
Mount Rainier Utility Holdings LLC PIP7 (PAD) LP

SCHEDULE 2.01 COMMITMENTS
Lender    Commitment ($)

JPMorgan Chase Bank, N.A.	$62,220,000
Mizuho Bank, Ltd.	$62,220,000
CoBank, ACB	$71,140,000
Bank of America, N.A.	$62,220,000
Barclays Bank PLC	$62,220,000
MUFG Bank, Ltd.	$62,220,000
Royal Bank of Canada	$62,220,000
The Bank of Nova Scotia	$62,220,000
U.S. Bank National Association	$62,220,000
Wells Fargo Bank, National Association	$62,220,000
Canadian Imperial Bank of Commerce, New York Branch	$42,220,000
KeyBank National Association	$42,220,000
The Toronto-Dominion Bank, New York Branch	$42,220,000
M&T Bank	$42,220,000
Aggregate Commitments	$800,000,000

Schedule 3.04 REGULATORY APPROVALS

None

Puget Sound Energy, Inc. Puget Western, Inc.
Puget LNG, LLC

Schedule 3.13(a)
SUBSIDIARIES

Schedule 3.13(b)
SUBSIDIARIES JURISDICTIONS OF ORGANIZATION

Name of Subsidiary	Ownership	Jurisdiction of Organization
Puget Sound Energy, Inc.	100% by Puget Energy Inc.	Washington
Puget Western Inc.	100% by Puget Sound Energy, Inc.	Washington
Puget LNG, LLC	100% by Puget Energy Inc.	Washington

Schedule 3.14
EXISTING DIVIDEND RESTRICTIONS
The ability to pay dividends or make other distributions upon the capital stock of Puget Sound Energy, Inc. (“PSE”) is restricted by:
1. The provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington;
2.The Amended and Restated Bylaws of PSE;
3.The provisions of the Washington State Utilities and Transportation Commission Order 08 (the “WUTC Merger Order”) Approving and Adopting Settlement Stipulation; Authorizing Transaction Subject to Conditions (summarized below); and
4.The restrictions on the ability of PSE to pay dividends set forth in the that certain Second Amended and Restated Credit Agreement, dated as of May 18, 2026, among PSE, as Borrower, Mizuho Bank, Ltd., as Administrative Agent and the lenders party thereto (the “Current PSE Credit Agreement”), as well as restrictions on the ability of PSE to pay dividends set forth in any amendment, supplement or other modification to the Current PSE Credit Agreement or replacement of the Current PSE Credit Agreement, provided that such restrictions are not more onerous than those set forth in the Current PSE Credit Agreement as in effect on the Effective Date.

Bylaws

Article III, Section 9 of PSE's Amended and Restated Bylaws (the "Bylaws") requires Board Supermajority Approval (as defined therein) for any determination of Distributable Cash (as defined therein) and the declaration of distributions.

WUTC Merger Order

Pursuant to the terms of the WUTC Merger Order, PSE may not declare or pay dividends if PSE's common equity ratio, calculated on a regulatory basis, is 44.0% or below except to the extent a lower equity ratio is ordered by the Washington State Utilities and Transportation Commission (the "WUTC"). In addition, PSE may not declare or make any distribution unless on the date of distribution PSE's corporate credit/issuer rating is investment grade, or, if its credit ratings are below investment grade, PSE's ratio of Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") to interest expense for the most recently ended four fiscal quarter periods prior to such date is equal to or great than three to one, in which case, any distribution will be limited to an amount to service debt at Puget Energy, Inc. and to satisfy financial covenants in the credit facilities of Puget Energy, Inc.

The ability to pay dividends or make other distributions upon the capital stock of Puget LNG, LLC is restricted by:
The provisions of Title 25, Chapter 25.15 of the Revised Code of Washington

Schedule 3.15 LITIGATION

None.

Schedule 3.19 ENVIRONMENTAL MATTERS

None.

Schedule 3.21 AFFILIATE TRANSACTIONS

None.

Schedule 5.07 PROPERTIES AND ASSETS

It is contemplated that the following Dispositions may occur:
(a)The sale or other disposition by Puget Energy, Inc. of up to 50% of the equity interests of Puget LNG, LLC; and
(b)The sale or other disposition by Puget Western, Inc. of some or all of its assets.

Schedule 6.01(b) EXISTING LIENS

Kent Service Center: PSE commenced a 20-year lease in June 2021 for an operations service center in Kent, WA located at 8001 South 212th Street. The facility is a free-standing building consisting of approximately 31,239 square feet and is used for electric operations.

Puyallup Service Center: PSE commenced a 20-year lease in October 2021 for an operations service center in Puyallup, WA located at 5807 Milwaukee Avenue East. The facility is a free-standing building consisting of approximately 31,633 square feet and is used for both electric and gas operations.

Puyallup Operations Training Facility: PSE commenced a 20-year lease in September 2025 for an operations training facility in Puyallup, WA located at 325 Todd Road NW. The facility contains a free-standing building consisting of approximately 33,837 square feet, multiple unconditioned single-story buildings and one single-story conditioned building consisting of 2,510 square feet. The facility is used for both electric and gas operational training.

Schedule 6.03(l) INVESTMENTS

Description    Invested Amount
Westly Capital Partner Fund IV    $8,000,000 (Investment by Puget Western, Inc. in venture capital fund focused on early-stage companies in energy and energy efficiency markets – total commitment of $8,000,000, of which $6,000,000 has been funded)

PSE invested $10,000,000 with Energy Northwest to    $10,000,000 support early project development activities for the first phase of a small modular nuclear reactor facility in exchange for future energy and capacity generated as part of these projects. All $10,000,000 has been funded

EXHIBIT A ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.Borrower:    Puget Energy, Inc., a Washington corporation

4.Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Credit
Agreement
5.Credit Agreement:    The Third Amended and Restated Credit Agreement dated as of May 18,
2026 among Puget Energy, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agent parties thereto

1 Select as applicable.

6.Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans 2
	$	$	%
	$	$	%
	$	$	%

Effective Date:     , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:             Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By:             Title:

1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Commitment”, “Incremental Term Loan”, etc.).
2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:         Title:]1
[Consented to:

[NAME OF RELEVANT PARTY]

By:         Title:]2

1 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
2 To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX I
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and
(b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and under applicable law, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, Syndication Agent or Co-Documentation Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B [RESERVED]

EXHIBIT C
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated     , 20 (this “Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement, dated as of May 18, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by
$[    ], thereby making the aggregate amount of its total Commitment equal to $[    ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to
$[    ] with respect thereto].
2.The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3.Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4.This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5.This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]

By:     Name:
Title:

Accepted and agreed to as of the date first written above: PUGET ENERGY, INC.

By:     Name:
Title:

Acknowledged as of the date first written above: JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:     Name:
Title:

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EXHIBIT D
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING    LENDER    SUPPLEMENT,    dated        ,    20        (this
“Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement, dated as of May 18, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may extend Commitments and participate in tranches of Incremental Term Loans under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [a Commitment of $[    ]] [and] [a commitment with respect to Incremental Term Loans of $[    ]].
2.The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3.The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[    ]
[    ]
[    ]

4.The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

2

5.Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7.This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By:      Name:
Title:

Accepted and agreed to as of the date first written above: PUGET ENERGY, INC.

By:     Name:
Title:

Acknowledged as of the date first written above: JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:     Name:
Title:

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EXHIBIT E
LIST OF CLOSING DOCUMENTS
PUGET ENERGY, INC.

THIRD AMENDED AND RESTATED CREDIT FACILITY

May 18, 2026
LIST OF CLOSING DOCUMENTS1

A.FINANCING DOCUMENTS
1.Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Puget Energy, Inc., a Washington corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $800,000,000.

SCHEDULES

Schedule 1.01(a)    –    Existing Indebtedness Schedule 1.01(b)    –    Permitted Holders Schedule 2.01    –    Commitments Schedule 3.04    –    Regulatory Approvals Schedule 3.13(a)    –    Subsidiaries
Schedule 3.13(b)    –    Subsidiaries’ Jurisdictions of Organization Schedule 3.14    –    Existing Dividend Restrictions
Schedule 3.15    –    Litigation
Schedule 3.19     –    Environmental Matters Schedule 3.21     –     Affiliate Transactions Schedule 5.07     –    Properties and Assets Schedule 6.01(b)     –     Existing Liens Schedule 6.03(l)    –    Investments

EXHIBITS

Exhibit A    –    Form of Assignment and Assumption
Exhibit B    –    [Reserved]
Exhibit C    –    Form of Increasing Lender Supplement Exhibit D    –     Form of Augmenting Lender Supplement Exhibit E    –    List of Closing Documents
Exhibit F    –    Form of Revolving Loan Note
Exhibit G-1    –    Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not
Partnerships)

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

5

Exhibit G-2    –    Form of U.S. Tax Certificate (Non-U.S. Lenders That Are
Partnerships)
Exhibit G-3    –    Form of U.S. Tax Certificate (Non-U.S. Participants That Are
Not Partnerships)
Exhibit G-4    –    Form of U.S. Tax Certificate (Non-U.S. Participants That Are
Partnerships)
Exhibit H    –    Collateral Agency Agreement
Exhibit I    –    [Reserved]
Exhibit J    –    Form of Solvency Certificate
Exhibit K    –    Pledge Agreement
Exhibit L    –    Security Agreement
Exhibit M    –    Terms of Subordination

2.Reaffirmation Agreement, executed by the Borrower and Puget Equico LLC in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”).

3.Notes, if any, executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.
4.

i.Copy of Amended and Restated Pledge Agreement between Puget Equico LLC (“Equico”) and JPMorgan Chase Bank, N.A., as successor Collateral Agent, together with copies of the applicable pledged securities.
ii.Copy of Amendment No. 1 to Amended and Restated Pledge Agreement.

5.
i.Copy of Amended and Restated Borrower Security Agreement between the Borrower and the Collateral Agent, together with copies of the applicable pledged securities.
ii.Copy of Amendment No. 1 to Amended and Restated Borrower Security Agreement.

6.Amended and Restated Collateral Agency Agreement by and among the Borrower, Equico, the Administrative Agent and the other parties thereto, together with Joinder to Amendment No. 1 to Amended and Restated Collateral Agency Agreement.
B.CORPORATE DOCUMENTS

7.Certificate of the Secretary or an Assistant Secretary of the Borrower in his or her capacity as such officer certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the State of Washington, since the date of the certification thereof by such governmental entity, (ii) the By-Laws, as attached thereto, of the Borrower as in effect on the date of such certification, (iii) resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of each Financing Document and (iv) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Financing Documents and authorized to request a Borrowing under the Credit Agreement.
8.Certificate of Existence for the Borrower from the Secretary of State of the State of Washington.

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C.OPINION
9.Opinion of Perkins Coie, counsel for the Borrower.

D.UCC DOCUMENTATION

10.UCC, tax lien and name variation search reports with respect to the Borrower from the appropriate offices in the State of Washington.
E.CLOSING CERTIFICATES AND MISCELLANEOUS

11.A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower in his or her capacity as such officer certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct and (ii) no Default or Event of Default has occurred and is then continuing.

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EXHIBIT F
FORM OF REVOLVING LOAN NOTE
REVOLVING LOAN NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned, PUGET ENERGY, INC., a Washington corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [LENDER NAME] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.
The undersigned Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Term Benchmark Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Revolving Loan Note (this “Note”) is one of the notes referred to in, and is entitled to the benefits of, that certain Third Amended and Restated Credit Agreement, dated as of May 18, 2026 by and among the Borrower, the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Commitment, the indebtedness of the undersigned Borrower resulting from each such Revolving Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.
This Note shall be construed in accordance with and governed by the law of the State of New York. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PUGET ENERGY, INC.

By:     Name:
Title:

Signature Page to Note

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT G-1
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. federal Income Tax Purposes) Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May
18, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:     Name:
Title:
Date:     , 20[    ]

EXHIBIT G-2
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. federal Income Tax Purposes) Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May
18, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:     Name:
Title:
Date:     , 20[    ]

EXHIBIT G-3
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. federal Income Tax Purposes) Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May
18, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a
U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non- U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that
(1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:     Name:
Title:

Date:     , 20[    ]

EXHIBIT G-4
FORM OF U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. federal Income Tax Purposes) Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of May
18, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate,
(ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:     Name:
Title:

Date:     , 20[    ]

EXHIBIT H
COLLATERAL AGENCY AGREEMENT

[ATTACHED]

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT
This AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT (this
“Agreement”), dated as of February 6, 2009, as amended and restated as of March 31, 2010, among PUGET ENERGY INC., a Washington corporation (the “Company”) (successor in interest by merger to Puget Merger Sub Inc. (“Merger Sub”), PUGET EQUICO LLC, a Washington limited liability company (the “Parent”), BARCLAYS BANK PLC, as facility agent under the Credit Agreement (as defined below) (in such capacity, together with any successor facility agent appointed pursuant to the Credit Agreement, the “Facility Agent”), BARCLAYS BANK PLC as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”), each Interest Rate Hedge Bank and each additional Authorized Representative from time to time party hereto for the Additional Secured Parties with respect to which it is acting in such capacity. Certain capitalized terms used herein are defined in Article 1 of this Agreement.
W I T N E S S E T H :
WHEREAS, the Merger Sub entered into a Credit Agreement dated as of February 6, 2009 (said Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Facility Agent, the Lenders and the other parties thereto;
WHEREAS, the Company, upon the consummation of the Merger, assumed, pursuant to the Assumption Agreement, all of the obligations of the Merger Sub under the Credit Agreement, this Agreement and all of the other Financing Documents to which the Merger Sub was a party; the Merger Sub (prior to the Effective Time) and the Company (upon and after the Effective Time) are referred to herein as the “Borrower”;
WHEREAS, each of the Interest Rate Hedge Banks has entered into or shall enter into after the date hereof an Interest Hedging Agreement with the Borrower pursuant to which the Interest Rate Hedge Banks will provide certain protection against movements in interest rates on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower may from time to time issue or enter into one or more notes, indentures, promissory notes, credit agreements or such other credit documents, the obligations under which may be secured by a first priority lien on the Collateral to the extent permitted under the Credit Documents; and
WHEREAS, the Facility Agent, as Authorized Representative for the Lenders under the Credit Agreement, the Interest Rate Hedge Banks and the other Authorized Representatives for the Additional Secured Parties wish to appoint the Collateral Agent to act on their behalf in accordance with the provisions of the Security Documents and the terms hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article 1.    Definitions and Interpretation.

Section 1.01.    Principles of Interpretation.    With reference to this Agreement, unless otherwise specified herein or in such other Security Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision thereof.
(i)Article, Section, Exhibit and Schedule references are to this Agreement unless specified to the contrary.
(ii)The term “including” is by way of example and not limitation.
(iii)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
Section 1.02. Definitions. In addition, the following terms shall have the following meanings under this Agreement:
“Additional Credit Documents” shall mean any indenture, note, promissory note, instrument or other agreement entered into by the Borrower after the date of this Agreement, if any, pursuant to which the Borrower will incur Additional Secured Obligations from time to time, to the extent permitted under the Credit Documents, and which have been designated as Additional Credit Documents in accordance with Section 9.09(b) of this Agreement.
“Additional Secured Obligations” shall mean any indebtedness and obligations of the Borrower arising under any Additional Credit Document that the Borrower designates as Additional Secured Obligations in accordance with Section 9.09(b) of this Agreement, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other Credit Documents as of the date of such designation; provided that the holder of such indebtedness or other obligations (or the agent, trustee or representative acting on behalf of the holder of such indebtedness or other obligation) shall either be a party hereto or shall have executed and delivered to the Collateral Agent a Joinder Agreement pursuant to which such holder (or such agent, trustee or representative acting on behalf of such holder) has become a party to this Agreement and has agreed to be bound by the obligations of a “Secured Party” under the terms of this Agreement. Subject to meeting the requirements of the preceding sentence, Additional Secured Obligations shall include (a) advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Additional Credit Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower, of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) the obligation to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Borrower under any Additional Credit Document and (c) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Additional Secured Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“Additional Secured Parties” means any holders of any Additional Secured Obligations and any Authorized Representative with respect thereto.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” shall mean the Collateral Agent, each Authorized Representative and each of their respective successors and assigns.
“Agent-Related Persons” shall mean the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Attorney Costs” shall mean and include, as the context requires, all reasonable and documented fees, expenses and disbursements of any external legal counsel.
“Authorized Representative” shall mean (a) in the case of any Credit Agreement Obligations or the Lenders under the Credit Agreement, the Facility Agent, (b) in the case of any Secured Hedge Obligations and the Interest Rate Hedge Banks, such Interest Rate Hedge Bank or any Person appointed by such Interest Rate Hedge Bank to act as its agent or representative and (c) in the case of any Series of Additional Secured Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.
“Borrower Group” shall mean the Borrower and the Operating Companies and “Borrower Group Member” means any of the Borrower or any Operating Company.
“Borrower Side Person” has the meaning specified in Section 9.03(b).
“Business Day” shall mean any day which is neither a Saturday or Sunday nor a legal holiday on which any financial institution or banks are authorized or required to be closed in New York, New York or Bellevue, Washington.
“Cash Management Obligations” means obligations owed by any Borrower Group Member to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.
“Collateral” shall mean all the “Collateral”, as defined in each of the Security Documents.

“Commitments” shall have the meaning specified in the Credit Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls”, “Controlling” and “Controlled” have meanings correlative thereto.
“Controlling Authorized Representative” shall mean (a) until the earlier to occur of (i) the Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date (if any), the Facility Agent and (b) from and after the earlier to occur of (i) Discharge of Credit Agreement Obligations and (ii) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date, the Authorized Representative for the Majority Non-Controlling Voting Parties at such time.
“Credit Agreement” has the meaning specified in the first recital hereto.
“Credit Agreement Obligations” shall mean all (a) advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Financing Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower, of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) Cash Management Obligations. Without limiting the generality of the foregoing, Credit Agreement Obligations include (x) the obligation to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by the Borrower under any Financing Document and (y) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“Credit Document” shall mean, collectively (without duplication), each Financing Document and any Additional Credit Document providing for or evidencing any Additional Secured Obligations.
“Creditor Side Person” has the meaning specified in Section 9.03(b).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean any event or condition that constitutes an Event of Default under the Credit Agreement or any Additional Credit Document or that, with the giving of any notice, the passage of time, or both, would be an Event of Default under the Credit Agreement or any Additional Credit Document.
“Discharge of Credit Agreement Obligations” shall mean, except as expressly set forth in Section 2.06(a) and Section 4.07(c), the payment in full in cash of all outstanding principal amount of Loans under the Credit Agreement, all interest due (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and any Post-Petition Interest) on all “Obligations” outstanding under the Credit

Agreement and all fees payable or otherwise accrued under the Financing Documents (other than any contingent indemnity obligations that expressly survive the termination of the Financing Documents).
“Discharge of Secured Obligations” shall mean, except as expressly set forth in Section 2.06 and Section 4.07(c), the payment in full in cash of all (a) outstanding Secured Obligations under any Credit

Document, (b) interest (including, without limitation, interest accruing at the then applicable rate provided in the applicable Credit Document after the maturity of the Loans or other indebtedness or other relevant Secured Obligations and Post-Petition Interest) on all Secured Obligations outstanding under any Credit Document, and all fees and other Secured Obligations outstanding under each Credit Document (other than any contingent indemnity obligations that expressly survive the termination of the Credit Documents).
“Early Termination Date” shall have the respective meaning assigned thereto under each Interest Hedging Agreement.
“Environmental Law” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, initiatives, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or safety or to the release of any Hazardous Materials into the environment, including air emissions and discharges to waste or public systems.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries resulting from (a) the actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release, or presence of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Event of Default” shall mean (a) an “Event of Default” under and as defined in the Credit Agreement or any Additional Credit Document or (b) any event leading to an “Early Termination Date” or an “Early Termination Event” under any Interest Rate Hedging Agreement with respect to which the Borrower or any Loan Party is the defaulting party or affected party, as the case may be.
“Financial Closing Date” shall mean February 6, 2009.
“Financing Documents” shall have the meaning specified in the Credit Agreement.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other such substances or wastes defined in or otherwise regulated as “hazardous” or “toxic” wastes or substances under applicable Environmental Law.

“Hedge Default” shall mean the occurrence of any event specified in an Interest Hedging Agreement that entitles the Interest Rate Hedge Bank party thereto to cause the early termination thereof in accordance with the terms thereof.
“Hedge Termination Certificate” shall mean a certificate of any Interest Rate Hedge Bank stating that an Early Termination Date has occurred or has been designated under an Interest Hedging Agreement to which it is a party and setting forth the resulting Settlement Amount.
“Immaterial Subsidiary” has the meaning specified in the Credit Agreement.
“Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding).
“Indemnified Party” means, collectively, the Collateral Agent, its Affiliates and the directors, officers, employees, agents, representatives, trustees and attorneys-in-fact of such Persons and Affiliates.
“Indemnified Secured Parties” has the meaning specified in Section 5.01(f).
“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under Debtor Relief Laws with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.
“Intercreditor Vote” shall mean a vote conducted in accordance with the procedures set forth in Article 3 hereof among the Voting Parties for the Series entitled to vote with respect to the particular decision at issue.
“Interest Hedging Agreements” means any rate swap, cap or collar agreement or similar arrangement between the Borrower and one or more interest rate hedge providers designed to protect such Person against fluctuations in interest rates. For purposes of this Agreement, the indebtedness at any time of the Borrower under an Interest Hedging Agreement shall be determined at such time in accordance with the methodology set forth in such Interest Hedging Agreement.
“Interest Rate Hedge Bank” shall mean (a) any Person that is a Lender or an Affiliate of a Lender at the time it enters into an Interest Hedging Agreement or (b) Macquarie Bank Limited to the extent it enters into an Interest Hedging Agreement, in each case, in its capacity as a party to such Interest Hedging Agreement and only for so long as any obligations of the Borrower remain outstanding under the Interest Hedging Agreement to which such Interest Rate Hedge Bank is a party; provided that such Interest Rate Hedge Bank executes a Joinder Agreement pursuant to Section 3.03(b); and provided, further, that no

Affiliate of the Borrower other than Macquarie Bank Limited and its successors shall become an Interest Rate Hedge Bank.
“Joinder Agreement” shall mean a Joinder Agreement executed by the Collateral Agent and each Authorized Representative for the Secured Obligations subject thereto in accordance with Section 3.03(b) or Section 9.09(b), in form and substance substantially in the form set forth as Appendix A hereto.
“Law” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” shall mean a “Lender” as defined in the Credit Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property having substantially the same economic effect as any of the foregoing).
“Loans” shall mean “Loans” as defined in the Credit Agreement. “Loan Party” shall mean each of the Borrower and the Parent.
“Lock-Up Account” has the meaning specified in the Security Agreement.
“Macquarie” means The Macquarie Capital Group, which includes Macquarie Capital Group Limited, its direct or indirect subsidiaries, and the funds (or similar vehicles) they manage.
“Macquarie Affiliates” means Macquarie Finance Americas Inc. and Affiliates of Macquarie that are offshore banking units.
“Majority Non-Controlling Voting Parties” shall mean, at any time, the Secured Parties owed or holding Secured Obligations that constitute the largest total outstanding amount of any then outstanding Series of Secured Obligations.

“Majority Non-Controlling Voting Party Enforcement Date” shall mean with respect to any Series of Secured Obligations, the date which is 90 days (throughout which 90 day period such Series of Secured Obligations was the Series constituting the Majority Non-Controlling Voting Parties) after the occurrence of both (i) an Event of Default (under and as defined in the Credit Document applicable to such Majority Non-Controlling Voting Parties) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from the Authorized Representative for the Majority Non-Controlling Voting Parties certifying that (x) the holders of such Series of Secured Obligations are the Majority Non-Controlling Voting Parties and that an Event of Default (under and as defined in the Credit Document applicable to such Majority Non-Controlling Voting Parties) has occurred and is continuing and (y) the Secured Obligations of such Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document governing the Series for such Majority Non-Controlling Voting Parties; provided that the 90-day period referenced above in this definition shall be stayed and the Majority Non-Controlling Voting Party

Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time any Loan Party or any grantor which has granted a security interest in such Collateral is then a debtor under or with respect to any Insolvency or Liquidation Proceeding.
“Member” shall mean any Person owning of record or beneficially any of the issued and outstanding Equity Interests in the Parent, the Borrower or Puget Holdings LLC.
“New Collateral Agent” has the meaning specified in Section 2.06(a). “New Facility Agent” has the meaning specified in Section 2.06(a). “Non-Voting Lender” has the meaning specified in Section 3.03(c).
“Notice of Default’ has the meaning specified in Section 4.01(a).
“Operating Company” means Puget Sound Energy, Inc., a Washington Corporation, and each other Subsidiary of the Borrower other than any Immaterial Subsidiary and, for the avoidance of doubt, the term Operating Company shall include Puget Western, Inc.
“Parent” has the meaning specified in the introductory paragraph of this Agreement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Possessory Collateral” shall mean any Collateral in the possession of the Collateral Agent or any Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent or any Authorized Representative (or its agent or bailees) under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York Uniform Commercial Code.

“Post-Petition Interest” shall mean any interest or entitlement of fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
“Refinance” shall mean, in respect of any indebtedness, (a) such indebtedness (in whole or in part) as extended, renewed, defeased, refinanced, replaced, refunded, repaid, restated, supplemented, restructured, renewed, increased or otherwise amended or modified and (b) any other indebtedness issued in exchange or replacement for or to refinance such indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and whether for a longer or shorter maturity, in each case to the extent permitted (if addressed therein or otherwise not prohibited) under the terms of the Credit Agreement or any other applicable Credit Document. “Refinanced” and “Refinancing” shall have correlative meanings.
“Remedies Event of Default” shall mean (a) the occurrence of an Event of Default under the Credit Agreement or any Additional Credit Document or (b) the occurrence of a Hedge Default; provided that so long as Secured Obligations (other than in respect of Interest Hedging Agreements with Interest Rate Hedge Banks) are outstanding, a Hedge Default shall not constitute a Remedies Event of Default unless an Event of Default described under the foregoing clause (a) has occurred and is continuing at the time of such Hedge Default.
“Remedies Instruction” shall mean a written instruction to the Collateral Agent from or on behalf of the Required Voting Parties (i) certifying that (x) a Remedies Event of Default has occurred and is continuing under the applicable Credit Document and (y) an Intercreditor Vote has been conducted in accordance with the requirements of this Agreement with respect to such Remedies Event of Default, (ii) describing with reasonable specificity which particular remedies available to the Secured Parties are to be pursued and which particular action are to be taken by the Collateral Agent in response to such Remedies Event of Default, and (iii) containing such other information as is permitted under this Agreement.
“Replacement Credit Agreement” has the meaning specified in Section 2.06(a).
“Required Voting Parties” shall mean, with respect to any proposed decision or action hereunder, the Secured Parties owed or holding more than 50% of the Total Outstandings at such time under
(i) until the earlier to occur of (x) the Discharge of Credit Agreement Obligations and (y) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date (if any), the Credit Agreement and (ii) from and after the earlier to occur of the (x) Discharge of Credit Agreement Obligations and (y) the occurrence of the Majority Non-Controlling Voting Party Enforcement Date, the applicable Credit Document governing the Series of Secured Obligations of the Majority Non-Controlling Voting Parties at such time.
“Secured Hedge Obligations” shall mean all amounts payable to any Interest Rate Hedge Bank under any Interest Hedging Agreement.
“Secured Obligations” shall mean, (a) all Credit Agreement Obligations, (b) all Secured Hedge Obligations, and (c) any Additional Secured Obligations, in each case, whether fixed or contingent, matured or unmatured, whether or not allowed or allowable in an Insolvency and Liquidation Proceeding.

“Secured Parties” shall mean, collectively, the Agents, the Lenders, the Interest Rate Hedge Banks, any Additional Secured Parties and each co-agent or sub-agent appointed by any Agent or from time to time pursuant to any Credit Document or this Agreement.
“Security Interest” has the meaning specified in Section 2.02(a).
“Series” shall mean each of (i) the Credit Agreement Obligations, (ii) any Additional Obligations incurred pursuant to any Additional Credit Document which, pursuant to any Joinder Agreement, are represented hereunder by a common Authorized Representative (in its capacity as such for such Secured Obligations) and (iii) the Secured Hedge Obligations.
“Security Documents” shall mean, collectively, the Security Agreement, the Pledge Agreement and any other security agreements, pledge agreements or other similar agreements delivered to the Agents, the Lenders, the Interest Rate Hedge Banks and the Additional Secured Parties, and any other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Settlement Amount” shall mean, as at any date of determination thereof, the amount calculated to be due in respect of any Early Termination Date under any Interest Hedging Agreement in accordance with the terms thereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or controlled by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Total Outstandings” shall mean, with respect to any Credit Document (other than any Interest Rate Hedging Agreement), at any time, an amount equal to the sum of, without duplication, the aggregate unpaid principal amount of Loans or other indebtedness outstanding under such Credit Document at such time after giving effect to any borrowings, advances and prepayments or repayments of any Loans or indebtedness under the Credit Agreement or such other Credit Document, as the case may be, on such date, plus the amount of any unfunded Commitments under the Credit Agreement or such other Credit Document, as the case may be, on such date.
“Unanimous Voting Parties” shall mean, with respect to any Intercreditor Vote, each of the Facility Agent, each of the Authorized Representatives appointed under each Additional Credit Document and each Interest Rate Hedge Bank, in each case casting votes representing 100% of the Voting Party Percentage applicable to each such Series of Secured Obligations.
“Voting Parties” means the Lenders, any Additional Secured Party and, subject to Section 3.03(b), each Interest Rate Hedge Bank.
“Voting Party Percentage” shall mean, in connection with any proposed decision or action hereunder, the actual percentage, as determined pursuant to Section 3.04, of allotted votes cast in favor of such decision or action by the Secured Parties entitled to vote with respect to such decision or action.
“Wall” has the meaning specified in Section 9.03(b).

Article 2.    Appointment and Duties of Collateral Agent; Secured Parties' Agreements; Collateral Matters.
Section 2.01.    Appointment and Duties of Collateral Agent.
(a)Each of the Secured Parties hereby designates and appoints Barclays Bank PLC to act as the Collateral Agent under the Security Documents, and authorizes the Collateral Agent to execute each of the Security Documents on its behalf and take such actions on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary in any Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents, and no implied covenants, functions or responsibilities, fiduciary or otherwise, shall be read into any of the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Collateral Agent shall give notice to the Secured Parties of any action to be taken by it under any Security Document, and such notice shall be given prior to the taking of such action unless the Collateral Agent determines that to do so would be detrimental to the interests of the Secured Parties, in which event such notice shall be given promptly after the taking of such action.
(c)Notwithstanding any provision to the contrary in any Security Document, the Collateral Agent shall not be required to exercise any discretionary rights or remedies under any of the Security Documents or give any consent under any of the Security Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document (other than this Agreement) unless it shall have been directed to do so by the Controlling Authorized Representative or the Required Voting Parties.
Section 2.02.    Secured Parties' Agreements; No Interference; Payment Over.
(a)Except as set forth in clause (b) below and in Sections 2.05(b) and 4.05(c) hereof, each Secured Party agrees that, as among the Secured Parties, the security interest in any Collateral granted under any Security Document (the “Security Interest”) to the Collateral Agent for the benefit of such Secured Party ranks and will rank equally in priority with the Security Interest of each other Secured Party in the same Collateral.
(b)Notwithstanding anything to the contrary set forth in any Credit Document, any proceeds of Collateral or amounts required to be deposited in the Lock-Up Account pursuant to Section
6.12 of the Credit Agreement and Section 4.02 of the Security Agreement received by any Secured Party (other than from the Collateral Agent pursuant hereto) shall be transferred by such Secured Party to the Collateral Agent solely for application towards payment of Credit Agreement Obligations owing to the Lenders in accordance with the terms of the Financing Documents.
(c)Each Secured Party agrees that the Collateral Agent may refrain from acting or continuing to act in accordance with any instructions of the Required Voting Parties to begin any legal action or proceeding arising out of or in connection with any Credit Document until it shall have received such indemnity or security from the Secured Parties as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions;

provided, that nothing in this subclause (c) shall be deemed to obligate any Secured Party to provide any such indemnity or security.
(d)Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Secured Obligations of any Series or any Credit Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Collateral Agent, (iii) except as provided in Section 2.04(e), it shall have no right to direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Collateral unless such Secured Party is the Controlling Authorized Representative, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and none of the Collateral Agent, any Controlling Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Controlling Authorized Representative or other Secured Party with respect to any Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Secured Party to enforce this Agreement or the right to take any action permitted by Section 2.04(e).
(e)Each Secured Party hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable Law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies at any time prior to the Discharge of each of Series of Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 4.05 hereof.
Section 2.03. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.03. Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.03.
(b)The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section 2.03 shall be limited solely to holding any Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

(c)All such Possessory Collateral in the possession of any Authorized Representative shall be delivered to the Collateral Agent as soon as practicable.

Section 2.04.    Collateral Matters; Actions with Respect to Collateral; Prohibition on Contesting Liens.
The Secured Parties irrevocably agree that:
(a)Upon request by the Collateral Agent at any time, the Secured Parties will confirm in writing the Collateral Agent's authority to release its interest in particular types or items of property pursuant to this Section 2.04. In each case as specified in this Section 2.04, the Collateral Agent will (and each Secured Party irrevocably authorizes the Collateral Agent to), at the Borrower's expense, execute and deliver to the Borrower or any Loan Party, as applicable, such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, in accordance with the terms of this Agreement or any other Credit Document.
(b)With respect to any Collateral, (i) only the Collateral Agent shall be authorized to release Liens and exercise rights and remedies set forth in Security Documents with respect to any Collateral and in accordance with Section 2.07, (ii) the Collateral Agent shall not follow any instructions (other than instructions pursuant to Section 2.04(e)(ii)) with respect to such Collateral from any Authorized Representative or any Secured Party (other than the Controlling Authorized Representative and the Required Voting Parties) and (iii) no Authorized Representative who is not the Controlling Authorized Representative or other Secured Party shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Security Document, applicable Law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Controlling Authorized Representative or the Required Voting Parties and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral. No Authorized Representative or Secured Party (other than the Controlling Authorized Representative or Required Voting Parties) will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent in accordance with the terms of this Agreement or any other exercise by the Collateral Agent of any rights and remedies relating to the Collateral, or to cause the Collateral Agent to bring any foreclosure proceedings or action or exercise any rights or remedies relating to the Collateral except as permitted by Section 2.04(e)(ii).
(c)Each Authorized Representative and each other Secured Party agrees that it will not accept any Lien on any Collateral for the benefit of any Secured Obligations other than Liens created in favor of the Collateral Agent pursuant to a Security Document, and by executing this Agreement (or a Joinder Agreement) and by accepting the benefits of this Agreement and of each Security Document, each Authorized Representative and each Secured Party for which it is acting hereunder agree to be bound by the provisions of this Agreement and the Security Documents applicable to it.
(d)Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by the Collateral Agent on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this

Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.
(e)Section 2.04(b) shall not prohibit a Secured Party from taking the following actions:

(i)in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Loan Party, each Secured Party may file a claim or statement of interest with respect to its Series of Secured Obligations, as applicable;
(ii)each Authorized Representative may take and may direct the Collateral Agent to take any action (not adverse to the Liens of the Collateral Agent securing the Secured Parties) in order to preserve or protect its interest in and Liens created by the Security Documents on the Collateral;
(iii)the Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of their claims, including any claims secured by the Collateral, if any;
(iv)in any Insolvency or Liquidation Proceeding, the Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either Debtor Relief Laws or applicable non-bankruptcy law, in each case not in contravention of the terms of this Agreement;
(v)in any Insolvency or Liquidation Proceeding, the Secured Parties shall be entitled to vote on any plan of reorganization; and
(vi)both before and during an Insolvency or Liquidation Proceeding, any Secured Party may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Loan Party in accordance with applicable Law and the termination of any agreement by the holder of any such obligation in accordance with the terms thereof.
(f)The Collateral Agent agrees to follow the instructions received from an Authorized Representative pursuant to Section 2.04(e)(ii); provided, however, that the Collateral Agent shall not follow such instructions to the extent that they are expressly inconsistent with instructions received from the Controlling Authorized Representative pursuant to Section 4.03 after receipt of a Default Notice that has not been withdrawn. The Collateral Agent agrees to provide to each Authorized Representative a copy of each instruction that it receives pursuant to Section 2.04(e)(ii).
(g)The Collateral Agent agrees to provide to each Authorized Representative a copy of each notice, letter or direction that it provides to or receives from a Loan Party or another Authorized Representative pursuant to this Agreement.
Section 2.05. Absolute Rights of Secured Parties and Authorized Representatives. (a) Notwithstanding any other provision of this Agreement or any Security Document, but subject to Section 2.05(b) below, each of the Authorized Representatives and each of the Secured Parties has an absolute and unconditional right to receive payment of all of the Secured Obligations owing to such Authorized Representative or such Secured Party, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Document, and the right of each such Authorized Representative and each such Secured Party to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert (to the extent permitted by Section 2.04(e)) its position as a secured creditor in a proceeding under any Debtor Relief Laws in which any Loan Party is a debtor, and the obligation of such Loan Party to pay all of the Secured Obligations owing to each of the Authorized Representatives and each of the Secured Parties at the time and place expressed therein, shall not be impaired or affected without the consent of such Authorized Representative or such Secured Party. In addition, the right of any Secured Party or any Authorized Representative, on behalf of itself or on behalf of any such Secured Party, to receive payment from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 2.05, the Facility Agent’s and a Lender’s right to receive its ratable share of any amounts maintained in the Lock-Up Account, or any Authorized Representative’s or Secured Party’s rights to receive its ratable share of proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the Security Documents, shall not be diminished or affected in any way by its right to receive proceeds of any right of setoff, or payment upon a guaranty or from any other source.
(b) At any time prior to the Discharge of the Secured Obligations and after (i) the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party or (ii) (A) the Credit Agreement Obligations, Additional Secured Obligations or the Secured Hedge Obligations have become due and payable in full (whether at maturity, upon acceleration or otherwise) or any Secured Obligations in respect of the Credit Agreement Obligations, Additional Secured Obligations or the Secured Hedge Obligations have not been paid when due and (B) a Remedy Instruction has been provided by the Required Voting Parties, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral to the Collateral Agent for the benefit of any Secured Party or to any holder of any Secured Obligations, except as provided for in Section 4.05(a); provided, however, that nothing in this Section 2.05(b) shall prohibit any cash or funds on deposit in the Lock-Up Account to be distributed to the Lenders in accordance with the applicable terms of the Financing Documents and no other Secured Party other than the Lenders shall be entitled to receive distributions of any cash or funds on deposit in the Lock-Up Account.
Section 2.06.    Refinancings of Credit Agreement and Additional Credit Documents.
(a)Subject to the limitations set forth in the applicable Credit Documents (if any), each Loan Party and each Secured Party acknowledges and agrees that the Credit Agreement may be Refinanced in accordance with this Section 2.06(a). At any time concurrently with or after the Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Secured Obligations), the Borrower thereafter enters into a Refinancing of the Credit Agreement (the “Replacement Credit Agreement”) and any related Financing Document (as defined in such Replacement Credit Agreement), then such Discharge of Secured Obligations (or the Discharge of Secured Obligations other than Additional Secured Obligations), as applicable, shall automatically be deemed not to have occurred for purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Secured Obligations and (or Discharge of Secured Obligations other than Additional Secured Obligations), the Replacement Credit Agreement and related Financing Documents and the obligations under such Replacement Credit Agreement and related Financing Documents shall automatically be treated as “Secured Obligations”, “Credit Agreement Obligations”, “Credit Agreement”, and “Financing Documents”, as applicable, and the lenders and agents party thereto “Lenders”, “Secured Parties”, “Authorized Representatives” and “Agent Related Persons”, as applicable, for all purposes of this Agreement, including the Lien priorities and rights with respect to the Collateral set forth herein, and the new facility agent thereunder (the “New Facility Agent”) shall automatically be deemed to be the “Facility Agent” hereunder for all purposes of this Agreement.

(b)Upon termination of the Credit Agreement, including in connection with any amendment and restatement or Refinancing, the Liens securing the Hedge Obligations and the Additional Secured Obligations shall survive.
(c)Any Series of Additional Secured Obligations may be Refinanced without affecting the priorities set forth in Section 4.05 or the provisions of this Agreement defining the relative rights of any Series of Secured Obligations; provided that the Authorized Representative of the holders of any such Refinanced Additional Secured Obligations shall have executed a Joinder Agreement on behalf of the holders of such Refinanced Secured Obligations.

Section 2.07. Release of Liens on Collateral. The Collateral Agent’s Liens upon the Collateral may be released:
(a)in whole, upon the Discharge of the Secured Obligations;
(b)as to any Collateral that is released, sold, transferred or otherwise disposed of by any Loan Person to a Person that is not (either before or after such release, sale, transfer or disposition) the Borrower or any other Loan Party in a transaction or other circumstance that complies with the terms of the Credit Documents (for so long as any Credit Document is in effect) and is permitted by all of the other Credit Documents, at the time of such release, sale, transfer or other disposition or to the extent of the interest released, sold, transferred or otherwise disposed of;
(c)as to a release of less than all or a material portion of the Collateral, at any time prior to the Discharge of Secured Obligations, if consent to the release of all Liens on such Collateral has been given by the Required Voting Parties; and
(d)as to a release of all or any material portion of the Collateral (other than pursuant to clause (a) above), if consent to release of that Collateral has been given by the Unanimous Voting Parties.
Article 3. Decision Making; Voting; Notice and Procedures. Section 3.01. Decision Making.
(a)Subject to Section 4.02 and except for any action that may be taken unilaterally by a Secured Party as expressly provided in any Credit Document, no Secured Party may exercise or enforce any right, remedy, power or discretion, give any consent or any waiver, or make any determination under or in respect of any provisions of any Credit Documents, except in accordance with this Agreement. In connection with any action permitted to be taken unilaterally by the Collateral Agent pursuant to the express provisions of any Credit Document, nothing herein shall preclude the Collateral Agent from consulting such Secured Parties as the Collateral Agent may in its discretion deem desirable.
(b)Each decision made in accordance with the terms of this Agreement shall be binding upon each of the Secured Parties.
Section 3.02. Voting Generally. Where, in accordance with this Agreement or any other Credit Document, the modification, approval or other direction of the Required Voting Parties is required, the determination of whether such modification, approval or direction should be granted or withheld shall be determined by an Intercreditor Vote.

Section 3.03.    Intercreditor Votes: Each Party's Entitlement to Vote.
(a)Except as otherwise provided in this Section 3.03, each Voting Party shall be entitled to vote in each Intercreditor Vote under this Agreement.
(b)Unless and until any Interest Rate Hedge Bank shall have delivered to the Collateral Agent and each Secured Party a Hedge Termination Certificate, such Interest Rate Hedge Bank shall not have (i) any voting rights with respect to Secured Obligations arising under any Interest Rate Hedging Agreement to which it is a party or (ii) any voting rights with respect to any Intercreditor Vote; provided that any such Interest Rate Hedge Bank shall at all times (subject to Section 3.03(c) and 3.03(d)) be a Voting Party for purposes of the definition of “Unanimous Voting Parties” in Section 1.01 hereof and for purposes of clauses (i) and (ii) of the proviso contained in Section 9.03. If, after the date of this Agreement, any Person becomes an Interest Rate Hedge

Bank and such Person has not previously executed a counterpart of this Agreement or a Joinder Agreement in its capacity as an Interest Rate Hedge Bank, such Person shall execute and deliver to the Collateral Agent (x) a Joinder Agreement and (y) such other documentation as the Collateral Agent may reasonably request to evidence the due authorization, execution and delivery of this Agreement by such Person. By entering into or joining this Agreement, each Interest Rate Hedge Bank shall be deemed to have agreed to be bound by the provisions set forth in the other Financing Documents to which the Interest Rate Hedge Banks or the Collateral Agent, on behalf of the Secured Parties, is a party.
(c)None of (i) any Affiliate of the Borrower or any Member that from time to time holds any Commitment, any Loan or any other interest in a Secured Obligation (other than, subject to Section 10.01 of the Credit Agreement and Section 9.03 hereunder, Macquarie Affiliates in their respective capacity as a Lender and Macquarie Bank Limited in its capacity as an Interest Rate Hedge Bank) or (ii) any Lender that has agreed, directly or indirectly, to vote or otherwise act at the direction or subject to the approval or disapproval of any Person identified in clause (i) (each a “Non-Voting Lender”) shall be entitled to participate in any Intercreditor Vote, and the Collateral Agent in determining the percentage of votes cast shall deem each Non-Voting Lender to have voted proportionately in accordance with the votes of the Lenders thereunder entitled to vote.
(d)Notwithstanding any provision of this Agreement to the contrary, Macquarie Bank Limited, solely in its capacity as an Interest Rate Hedge Bank, shall not be entitled to vote on any matter that is subject to the vote of the Unanimous Voting Parties or be entitled to cast any “tie-breaker” vote on any matter.
Section 3.04.    Intercreditor Votes: Votes Allocated to Each Party.
(a)Each Voting Party, if entitled to cast a vote with respect to the matter being considered, shall have the following number of votes in such Intercreditor Vote:
(i)with respect to each Lender, a number of votes equal to the sum of the Total Outstandings represented by or owed to such Lender;
(ii)from and after the delivery of a Hedge Termination Certificate, with respect to each Interest Rate Hedge Bank, a number of votes equal to the Settlement Amount, if any, owing to such Interest Rate Hedge Bank set out in such Hedge Termination Certificate; and
(iii)with respect to each Additional Secured Party with respect to any Series of Additional Secured Obligations, a number of votes equal to the sum of the Total Outstandings represented by or owed to such Additional Secured Parties under such Series of Additional Secured Obligations.
(b)In calculating the Voting Party Percentage consenting to, approving, waiving or otherwise providing direction with respect to a decision, the number of votes cast in favor of the proposed consent, approval, waiver, direction or other action shall be divided by the total number of votes entitled to be cast with respect to such matter. The Secured Parties (including any Secured Party that becomes a party hereto after the date hereof) hereby waive any and all rights they may have to object to or seek relief from the decision of the Voting Parties voting with respect to any matter and agree to be bound by such decision. Nothing contained in this Section 3.04(b) shall preclude any Voting Party from participating in any re-voting or further voting relating to such matter.
Section 3.05.    [Reserved].
Section 3.06. Exercise of Discretion With Respect to Intercreditor Aspects of the Credit Documents. (a) Unless an Event of Default or Hedge Default has occurred and is continuing, and only to the extent in all cases that the discretion exercised by or the actions taken by the Collateral Agent could not reasonably be expected to result in an Event of Default or Hedge Default or have a material adverse effect on the interests of any Secured Party (but, for the avoidance of doubt, with the consent of the Borrower or Parent, as applicable to the extent such consent is required under the applicable Security Document), the Collateral Agent may, without obtaining the consent of the Required Voting Parties or any other Secured Party other than as set forth in Section 3.07, modify any Security Document to which it is a party or this Agreement to (i) cure any ambiguity or to cure, correct or supplement any provision contained therein which is inconsistent with any other provisions contained therein , (ii) make, complete or confirm any grant of Collateral permitted or required by this Agreement or the Security Documents or any release of any Collateral permitted under this Agreement or (iii) to make changes that would provide additional benefits or rights to the Secured Parties.
(b) Notwithstanding the other provisions of Section 9.03 or any other provision of the Security Documents, the Borrower, the Parent and the Collateral Agent (at the direction of the Facility Agent) and, following a Majority Non-Controlling Voting Party Enforcement Date, the Authorized Representative for the Majority Non-Controlling Voting Parties at such time) may (but shall not be obligated to) amend or amend and restate this Agreement without the consent of any other Secured Party in order to provide for Additional Secured Obligations of the Loan Parties and liens securing such Additional Secured Obligations on all or an portion of the Collateral with a priority junior to that of the Secured Parties, so long as the incurrence of such obligations and Liens is not prohibited by the terms of any Credit Document. The Borrower, the Parent and the Collateral Agent may (but shall not be obligated to) amend, modify or supplement this Agreement and/or any Security Document without the consent of any Secured Party, as may be necessary from time to time in the reasonable discretion of the Collateral Agent and the Borrower, to effect the provisions of Sections 2.06 and 9.09 of this Agreement.
Section 3.07. Certain Modifications by the Secured Parties. The Secured Parties may at any time and from time to time in accordance with the terms of the applicable Credit Documents to which they are a party, without any consent of or notice to any other Secured Party (but, for the avoidance of doubt, with the consent of the Borrower or Parent, as applicable to the extent such consent is required under the applicable Credit Document) and without impairing or releasing the obligations of any Person under this Agreement: (i) amend the Credit Document to which such Person is a party in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of the Secured Obligations owing under the Credit Document to which such Person is a party (but only in respect of such Secured Obligations) and (iii) waive any provisions of any Credit Document to which such Person is a party (in each case, provided such amendment or waiver shall not materially and adversely affect the rights of any other Person under this Agreement).
Section 3.08. Effect of Amendment on Collateral Agent. No party hereto shall amend any provision of any Credit Document that materially affects the Collateral Agent without the written consent of the Collateral Agent.
Section 3.09.    Notification of Matters.
(a)If at any time (x) the Collateral Agent proposes to exercise any discretion conferred on it under any Credit Document, (y) any Secured Party, in accordance with this Agreement, notifies the Collateral Agent of a matter with respect to which it believes the Collateral Agent should exercise its discretion or (z) the Collateral Agent becomes aware (whether on its own or as a consequence of any notification from a Secured Party) of any matter requiring a determination or vote by the Secured Parties under this Agreement, then the Collateral Agent shall promptly notify each other Secured Party of the matter in question, specifying:
(i)if applicable, the manner in which the Collateral Agent proposes to exercise its discretion;

(ii)the Required Voting Parties (if any) required for such determination or vote; and
(iii)if applicable, the time period determined by the Collateral Agent within which each Secured Party must provide it with instructions in relation to such matter.
(b)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Hedge Default, unless the Collateral Agent shall have received written notice from a Secured Party or the Borrower referring to this Agreement, describing such Default or Hedge Default and stating that such notice is a “notice of default.” The Collateral Agent will notify the Secured Parties of its receipt of any such notice. The Collateral Agent shall take such action with respect to any Remedies Event of Default as may be directed by the Required Voting Parties in accordance with this Agreement; provided that unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to a Event of Default or Hedge Default as it shall deem advisable or in the best interest of the Secured Parties.
Section 3.10. Notice of Amounts Owed. In the event that the Collateral Agent is instructed by the Required Voting Parties to proceed to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any remedy under any other Credit Document, then upon the request of the Collateral Agent, each Secured Party shall promptly notify the Collateral Agent in writing, as of any time that the Collateral Agent may reasonably specify in such request, of (i) the aggregate amount of the respective Secured Obligations owing to such Secured Parties as of such date, (ii) the components of such Secured Obligations and (iii) such other information as the Collateral Agent may reasonably request.
Article 4.    Default; Remedies.

Section 4.01. Notice of Defaults. Upon the occurrence of and at any time during the continuation of a Default or an Event of Default or Hedge Default, if the Authorized Representative of the applicable Credit Document under which such Default, Event of Default or Hedge Default has occurred desires that the Collateral Agent take action with respect to the Collateral, then such Authorized

Representative shall give to the Collateral Agent, the Controlling Authorized Representative and each other Authorized Representative written notice of such Default, Event of Default or Hedge Default, as applicable (a “Notice of Default”). Each such Notice of Default shall specifically refer to this Section
4.01 and shall describe such Default or Event of Default or Hedge Default in reasonable detail (including the date of occurrence and a description of the nature of any remedies such Authorized Representative is entitled to seek as provided by the applicable Credit Document, the Security Documents, this Agreement or applicable Law. Upon receipt by the Collateral Agent of any such notice, it shall promptly send copies thereof to each Authorized Representative.
Section 4.02. Acceleration; Termination. Notwithstanding any provision to the contrary in this Agreement, (a) the applicable Lenders may, at any time after the occurrence and during the continuance of an Event of Default under the Financing Documents, declare the unutilized Commitments terminated and accelerate the Credit Agreement Obligations in accordance with the terms of the Credit Agreement, (b) the applicable Additional Secured Parties under any Series of Additional Credit Obligations may, at any time after the occurrence and during the continuance of an Event of Default under the applicable Additional Credit Document, terminate all commitments and accelerate such Additional Obligations under the applicable Additional Credit Documents, and (c) any applicable Interest Rate Hedge Bank may at any time after the occurrence and during the continuance of a Hedge Default cause the early termination of the relevant Interest Hedging Agreement in accordance with the terms thereof. No Remedies Instruction will be required to be taken or delivered in respect of such Event of Default or Hedge Default, as the case may be, prior to the applicable Lenders, any applicable Additional Secured Parties or any applicable Interest Rate Hedge Bank, as the case may be, taking such action.

Section 4.03.    Instructions Upon Event of Default.
(a)At any time, if a Remedies Event of Default has occurred and is continuing and has not been rescinded or waived, the Controlling Authorized Representative and the Required Voting Parties shall have the exclusive right to give the Collateral Agent a Remedies Instruction in respect of such Remedies Event of Default. The Collateral Agent shall follow the directions of the Required Voting Parties with respect to the time, method and place of taking any action requested. The Collateral Agent shall be entitled to rely conclusively on, without independent verification, any written certification from any Authorized Representative that from time to time certifies to the Collateral Agent that (i) it is the Controlling Authorized Representative and (ii) it has the exclusive right to deliver a Remedies Instruction.
(b)If the Collateral Agent has received a copy of a Remedies Instruction from the Required Voting Parties and has not received written notice from the Required Voting Parties that such Remedies Instruction has been withdrawn, the Collateral Agent shall have the right, on behalf of the Secured Parties, to take any and all actions and to exercise any and all rights, remedies and options that it may have under any of the Security Documents (including any direction contained in the Remedies Instruction or in a separate instrument in writing executed and delivered to the Collateral Agent); provided, that, if requested by the Collateral Agent, the Collateral Agent shall have received adequate security or indemnity as provided in Section 2.02(c).
(c)The Collateral Agent shall not be obligated to follow any Remedies Instruction received pursuant to Section 4.03(a) or otherwise under the Security Documents to the extent the Collateral Agent has received an opinion of independent counsel addressed to it to the effect that such Remedies Instruction appear to be in conflict with any applicable Law or this Agreement or any other Credit Document or could result in the Collateral Agent's being subject to (i) criminal liability or (ii) civil liability or civil litigation for which it has not received adequate indemnity under Section 2.02(c) in any jurisdiction in question; provided, however, under no circumstances shall the Collateral Agent be liable for acting or refraining from acting in accordance with the Remedies Instruction of the Required Voting Parties.
Section 4.04.    Remedies.
(a)No remedy conferred upon or reserved to the Collateral Agent in this Agreement or in the other Credit Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or in the other Credit Documents or now or hereafter existing at law or in equity or by statute.
(b)No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Event of Default or Hedge Default shall impair any such right, remedy or power or shall be construed to be a waiver of or acquiescence in any Event of Default or Hedge Default. Every right, power and remedy given by this Agreement, any Security Document or any other Credit Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.
(c)All suits or proceedings to assert claims upon or under this Agreement and the other Credit Documents to which the Collateral Agent is a party shall be brought by the Collateral Agent in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.
Section 4.05.    Distribution of Collateral Proceeds.
(a)Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto and the Security Documents, and any other cash at the time held by the Collateral Agent under this Article 4, shall be applied by the Collateral Agent:
First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Agents, the reasonable fees and expenses of their agents and counsel and all other reasonable expenses incurred and advances made by the Agents in that connection;
Next, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing in respect of the Credit Documents, or as the Secured Parties holding the same may otherwise unanimously agree; and
Finally, subject to the rights of any other holder or holders of any Lien on the relevant Collateral, to the payment to the Borrower, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
(b)Borrower Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to the Security Documents shall be deemed to relieve the Borrower of its obligations under any Credit Document to which it is a party except to the extent the proceeds thereof are applied to the payment of the Secured Obligations.
(c)As used in this Section 4.05, “proceeds” of the Collateral means cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any securities entitlements and such proceeds of the Collateral received under any reorganization, liquidation or adjustment of debt of the Borrower on any of the Collateral, it being understood and agreed by each of the parties hereto that any such “proceeds” in respect of funds or property credited to the Lock-Up

Account shall be the sole and exclusive Collateral of the Lenders and shall be applied solely toward payment of the Credit Agreement Obligations in accordance with the applicable provisions of the Finance Documents.
(d)If any Authorized Representative or any holder of any Secured Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Secured Obligations in accordance with clause (a) of Section 4.05, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Authorized Representative or such Secured Party, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of all Secured Parties, to be applied in accordance with clause (a) of Section 4.05. Until so delivered, such proceeds will be held by that Authorized Representative or that Secured Party, as the case may be, for the benefit of all Secured Parties.
(e)This Section 4.05 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future Secured Party, each present and future Authorized Representative and the Collateral Agent as holder of the Liens.
(f)In connection with the application of proceeds pursuant to clause (a) of Section 4.05, except as otherwise directed by the Required Voting Parties, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(g)If, in any Insolvency or Liquidation Proceeding, the Collateral Agent’s security interest under the Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Agent shall nonetheless apply the proceeds of the Collateral for the benefit of each Secured Party in the proportions and subject to the priorities specified herein. To the extent that the Collateral Agent distributes proceeds collected with respect to Secured Obligations held by one Secured Party or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the

Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such proceeds.
Section 4.06. Sharing. The parties hereto expressly acknowledge and agree that it is the intention of the Secured Parties, in committing to extend and in extending credit to the Borrower, that the proceeds of the Collateral and the proceeds of any action taken pursuant to a Remedies Instruction are to be distributed equally among the Secured Parties pro rata according to the percentage of the aggregate Secured Obligations held by each such Secured Party and, in each case such proceeds shall be distributed, applied or disposed of in accordance with this Article 4, and the Secured Parties, as among themselves, agree that, except as otherwise expressly provided herein, such proceeds shall be distributed on such basis.
Section 4.07. Insolvency or Liquidation Proceedings. (a) In any Insolvency or Liquidation Proceeding and prior to the Discharge of Obligations, the Collateral Agent (acting at the direction of the Required Voting Parties) on behalf of all Secured Parties and Authorized Representatives, may consent to any order:
(i)for use of cash collateral;
(ii)approving a debtor-in-possession financing secured by a Lien upon any property of the estate in such Insolvency or Liquidation Proceeding;

(iii)granting any relief on account of Secured Obligations as adequate protection (or its equivalent) for the benefit of the Secured Parties in the Collateral subject to Liens granted to the Collateral Agent, for the benefit of the Secured Parties (it being understood that payments or distributions comprised of any such adequate protection shall not constitute “proceeds” of Collateral for purposes of Section 4.05(c) or otherwise); or
(iv)relating to a sale of assets of any Loan Party that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Liens granted to the Collateral Agent, for the benefit of the Secured Parties will attach to the proceeds of the sale;
provided, however, that any Secured Party shall retain the right to object to any cash collateral, debtor-in-possession financing or adequate protection order to the extent such order provides for priming of Liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties.
(b)Unless at the direction of, or as consented to by, the Required Voting Parties, the Secured Parties will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Liens granted to the Collateral Agent, for the benefit of the Secured Parties, except that, without any action by the Required Voting Parties, they may vote their claims in respect of the Series of Secured Obligations owed to them in connection with, and have their right to object to, the confirmation of any plan of reorganization or similar dispositive restructuring plan to the extent any such action is not inconsistent with their obligations under this Agreement.
(c)If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any Loan Party for any reason, including without limitation, because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Party shall be entitled to a reinstatement of the Secured Obligations with respect to all such recovered amounts. In such event, (i) the Discharge of Secured Obligations or Discharge of Credit Agreement Obligations, as applicable, shall be deemed not to have occurred and (ii) if this Agreement shall have been terminated prior to such recovery or avoidance action, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
Article 5.    Rights of Collateral Agent.

Section 5.01. (a) The Collateral Agent may execute any of its duties under any Security Document by or through agents, sub-agents or attorneys-in-fact and shall be entitled to rely on the advice of counsel (including counsel to the Borrower) concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
(b)Neither the Collateral Agent nor its Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (i) liable to any of the Secured Parties for any action lawfully taken or omitted to be taken by it hereunder or under or in connection with any Security Document (except for its gross negligence, willful misconduct or unlawful acts, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or

(ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any representative of any thereof contained in any Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Loan Party to perform their obligations thereunder. The Collateral Agent as such shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document or to inspect the properties, books or records of the Borrower or any other Loan Party.
(c)The Collateral Agent shall be entitled to rely conclusively, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, electronic mail message, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Voting Parties and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
(d)The Borrower agrees to pay, within 15 days after written demand, to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented Attorney Costs of one New York counsel and one local state counsel in each other applicable jurisdiction, and the reasonable costs of any experts and agents which the Collateral Agent may reasonably incur in connection with (i) the administration of the Security Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties under any of the Security Documents or (iv) the failure by the Borrower, any other Loan Party or any Affiliate thereof to perform or observe any of the provisions of the Security Documents.

(e)Whether or not the transactions contemplated hereby are consummated, the Secured Parties shall indemnify upon demand the Collateral Agent (to the extent the Collateral Agent is required to be but is not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), pro rata (at the time such indemnity is sought), and hold harmless the Collateral Agent from and against any and all Indemnified Liabilities incurred by it; provided that no Secured Party shall be liable for the payment to the Collateral Agent of any portion of such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by the final judgment of a court of competent jurisdiction; provided further that no action taken in accordance with the directions of the Controlling Authorized Representative or the Required Voting Parties shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 5.01(e). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 5.01(e) applies whether any such investigation, litigation or proceeding is brought by any Secured Party or any other Person. The undertaking in this Section 5.01(e) shall survive termination of the Secured Obligations, the payment of all other Obligations and the resignation of the Collateral Agent.
(f)Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Collateral Agent (“Indemnified Secured Party”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Indemnified Secured Party in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Secured Party; provided that such indemnity shall not, as to the Indemnified Secured Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Secured Party. Neither the Indemnified Secured Party nor the Borrower shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Financial Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 5.01(f) applies, such indemnity shall be effective whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents is consummated. All amounts due under this Section 5.01(f) shall be paid within ten (10) Business Days after demand therefor. The agreements in this Section 5.01(f) shall survive the resignation of the Collateral Agent, the replacement of any Secured Party, the termination of any Secured Obligation and the repayment, satisfaction or discharge of all the other Obligations.
(g)Each Secured Party acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Secured Party as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Secured Party represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower

Group, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower under the Credit Documents. Each Secured Party also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by any Agent herein, such Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.
(h)Barclays Bank PLC and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory,

underwriting or other business with the Borrower and its Affiliates as though Barclays Bank PLC were not the Collateral Agent hereunder and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, Barclays Bank PLC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.
Article 6.    Resignation or Removal of the Collateral Agent.

The Collateral Agent may resign as Collateral Agent upon ten days' notice to each of the Authorized Representatives and the Borrower and may be removed at any time with or without cause by the Required Voting Parties, with any such resignation or removal to become effective only upon the appointment of a successor collateral agent under this Article 6. If the Collateral Agent shall resign or be removed as Collateral Agent, then the Facility Agent and the Required Voting Parties shall (and if no such successor shall have been appointed within 30 days of the Collateral Agent's notice of resignation or removal, the Collateral Agent may) appoint a successor collateral agent for the Secured Parties, which successor collateral agent (so long as no Default or Hedge Default has occurred and is continuing) shall be reasonably acceptable to the Borrower, whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the former Collateral Agent shall deliver all Collateral then in its possession to such successor collateral agent and execute such documents and instruments as may be necessary to transfer the Liens of record under the Security Documents in favor of the Collateral Agent to such successor collateral agent) or any of the other Secured Parties. After resignation or removal hereunder as collateral agent, the provisions of this Agreement shall inure to the former Collateral Agent's benefit, and continue to be binding upon the former Collateral Agent, as to any actions taken or omitted to be taken by it while it was Collateral Agent.
Article 7.    No Impairments of Other Rights.

Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other right the Secured Parties may have or may obtain against the Borrower or any other Loan Party.
Article 8.    Termination.

This Agreement shall remain in full force and effect until the Discharge of Secured Obligations has occurred.
Article 9.    Miscellaneous.

Section 9.01. Waiver. No failure on the part of the Collateral Agent or the other Secured Parties to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.02. Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party hereto, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Agreement, all such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered and receipt has been confirmed by telephone:
To the Borrower:
Puget Energy Inc.
Level 22, 125 West 55th Street New York, NY 10019 Attention: Christopher Leslie Phone: (212) 231-1686
Facsimile: (212) 231-1828
Email: Christopher.Leslie@macquarie.com

To the Facility Agent:
Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Phone: 212-412-3752
Fax: 212-412-7600
Attention: Ann Sutton

To the Collateral Agent:
Barclays Bank PLC 745 Seventh Avenue New York, NY 10019 Phone: 212-526-1126

Fax: 212-526-5115
Attention: Ann Sutton

To each Interest Rate Hedge Bank:
As set forth on the signature page hereto or in the Joinder Agreement to which such Interest Rate Hedge Bank is a party.

To each Additional Secured Party:
As set forth in the Joinder Agreement to which such Additional Secured Party is a party.
Section 9.03. Amendments, Etc. (a) Subject to Section 3.03(c) and Section 3.06, no provision of this Agreement may be modified, supplemented or waived except by an instrument in writing duly executed by the Collateral Agent acting at the direction of the Required Voting Parties; provided, however, (i) no amendment, waiver or consent shall become effective without the prior written consent of the Required Voting Parties and the Authorized Representative for the affected Series of Secured Obligations if such amendment, waiver or consent (w) has the effect of changing the definition of “Required Voting Parties”, the percentage or composition of Secured Parties required to vote on a matter or this clause (a)(i)(w)), (x) adversely affects the relative priority of payment due to any Secured Party under the Credit Documents, whether by way of enforcement or realization on Collateral or otherwise (including, without limitation, the priorities set forth in Section 4.05), (y) has the effect of changing Section 4.06, or (z) materially adversely affects any Series of Secured Obligations disproportionately as compared to other Series of Secured Obligations, (ii) no amendment, waiver or consent that has the effect of changing the definition of “Unanimous Voting Parties” or Section 2.07(d) may be effectuated without the prior written consent of the Unanimous Voting Parties and (iii) no amendment, waiver or consent that affects the material rights and duties of the Borrower shall be effective without the prior written consent of the Borrower.
(b) No amendment waiver or consent (including, without limitation, any Intercreditor Vote) of Macquarie Affiliates in such Person’s capacity as a Lender or Participant (each a “Creditor Side Person”), shall be effective (x) except, with respect to Loans and Commitments not in excess of $50,000,000 in the aggregate at any time and (y) unless each such Person has in place a Wall between such Creditor Side Person and any Persons authorized to take action on behalf of the Borrower (such Persons, “Borrower Side Persons”) such that information is not shared between a Creditor Side Person and Borrower Side Persons (other than on arm's-length, third party terms) and decisions of Creditor Side Persons are made, and actions taken, independent of considerations of Borrower Side Persons. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Collateral Agent and each of the other parties hereto, and any such waiver shall be effective only in the specific instance and for the purposes for which given. For purposes hereof, “Wall” shall mean with respect to any Creditor Side Person and Borrower Side Person, such Persons (1) do not have interlocking officers, directors or employees, (2) have separate offices and information systems such that a Creditor Side Person does not have access to non-public information in the possession of a Borrower Side Person (and vice versa), and (3) have a formalized process or procedure prohibiting the disclosure of non-public information to the other such Person. A Creditor Side Person shall provide reasonable evidence of the Wall upon the reasonable request of a Secured Party or the Collateral Agent.
Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. The Collateral Agent may assign or transfer its rights under this Agreement to any of its Affiliates without the prior written consent of any party hereto; provided, that the Collateral Agent shall notify the Borrower in writing of such assignment or transfer promptly following the effectiveness thereof. Neither the Borrower nor the Parent may assign or transfer its rights or obligations hereunder.
Section 9.05. Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.
Section 9.06. Severability. Any provision of this Agreement that is prohibited or becomes unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and the parties hereto shall enter into good faith negotiations to replace such prohibited or unenforceable provision.
Section 9.07. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which together shall constitute one and the same instrument.
Section 9.08. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH SECURED PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH SECURED PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.
(c)EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY SECURITY DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.08(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.09. Joinder. (a) Each Lender that becomes a “Lender” under the Credit Agreement (in accordance with the provisions of Section 10.07(b) of the Credit Agreement) after the date hereof shall become a party to this Agreement upon its execution of an Assignment and Assumption Agreement contemplated by such Section 10.07.
(b)The Borrower may designate additional obligations as Additional Secured Obligations from time to time only if the incurrence of such obligations and the grant of Liens securing such obligations is permitted under each of the Credit Agreement and each other Additional Credit Document then in effect and this Agreement. If so permitted, the Borrower shall only effect such designation by:
(i)delivering to the Collateral Agent and each Authorized Representative, written notice from an Authorized Officer certifying:
(1)that the Borrower intends to incur additional obligations which shall constitute Additional Secured Obligations, and specifying the agreement pursuant to which such obligations will be incurred and designating such agreement as an “Additional Credit Document” hereunder; and
(2)as to the specific name and address of the Authorized Representative for such Series of Additional Secured Obligations; and
(ii)causing the Authorized Representative to execute and deliver to the Collateral Agent and each other Authorized Representative, a Joinder Agreement, which shall be acknowledged and approved by an Authorized Officer of the Borrower.
(c)Each notice given by an Authorized Officer pursuant to Section 9.09(b) shall constitute a representation and warranty by the Borrower that the incurrence of the Additional Secured Obligations and the grant of Liens securing such obligations are permitted under each of the Credit Agreement and each Additional Credit Document then in effect and this Agreement. In signing a Joinder Agreement, the Collateral Agent and each Authorized Representative shall be entitled to rely, without inquiry or investigation, upon such representation and warranty. The Collateral Agent shall not execute and deliver any Joinder Agreement unless and until such Joinder Agreement has been executed and delivered by the Borrower, the Parent and the Authorized Representative for such Additional Secured Obligations.
Section 9.10. Specific Performance. Each Secured Party may demand specific performance of this Agreement. Each party hereto irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any other Secured Party.
Section 9.11. Agreement for Benefit of Parties Hereto. Except for the Secured Parties and their respective successors and permitted assigns, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and permitted assigns, and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and Persons for whom the parties hereto are acting as agents or representatives.
Section 9.12. Integration. This Agreement constitutes the entire agreement and understanding among the parties to this Agreement with respect to the matters covered by this Agreement and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters.
Section 9.13. Original Schedules and Exhibits. Except as otherwise expressly modified by this Agreement, each of the Schedules, Exhibits and Appendices attached to the Collateral Agency Agreement, dated as of February 6, 2009 between the parties hereto, shall be deemed attached to, and form a part of, this Agreement without any amendment, modification or supplement.
[Signature Pages Follow.]

APPENDIX A

FORM OF JOINDER AGREEMENT
Reference is made to that certain Amended and Restated Collateral Agency Agreement, dated as of March 31, 2010 (the “Collateral Agency Agreement”), among PUGET ENERGY INC., a Washington corporation, BARCLAYS BANK PLC, as Facility Agent, BARCLAYS BANK PLC, as Collateral Agent and the other parties thereto.
The undersigned is party to [DESCRIBE INTEREST HEDGING AGREEMENT/ADDITIONAL CREDIT DOCUMENT].
Pursuant to the terms of [Section 3.03(b)] / [Section 9.09(b)] of the Collateral Agency Agreement, the undersigned hereby agrees to be bound by the Collateral Agency Agreement as an [“Interest Rate Hedge Bank”] / [Additional Secured Party] thereunder.

Dated:
[Insert Name of Party to be Added]
By:         Name:
Title:

Address for Notices: Attn:    [    ]
Tel No.: [    ]
Fax No.: [    ]

PUGET- AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

EXHIBIT I

[RESERVED]

EXHIBIT J
FORM OF SOLVENCY CERTIFICATE
I, [        ], the [    ] of Puget Energy, Inc., a Washington corporation, (the “Borrower”) with responsibility for financial matters of the Borrower, hereby certify, in my capacity as such and not in my individual capacity, on behalf of the Borrower that I am the [    ] of the Borrower, that I am familiar with the properties, businesses, assets, finances and operations of the Borrower Group and that I am duly authorized to execute this Solvency Certificate on behalf of the Borrower, which is being delivered pursuant to the Third Amended and Restated Credit Agreement, dated as of May 18, 2026 (as amended, amended and restated, supplemented and/or modified and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

In reaching the conclusions set forth in this Solvency Certificate, I have carefully reviewed the Financing Documents and the contents of this Solvency Certificate and, in connection herewith, have taken into consideration all things necessary or material, and I have made appropriate inquiries and investigation with responsible officers and employees of the members of the Borrower Group, in order to make the above and the following certifications.

I hereby further certify that:

l.    To the best of my knowledge, on the date hereof, immediately after giving effect to the consummation of the Permitted Acquisition, the fair value of the property of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Subsidiaries. With respect to any contingent liabilities, the amount of contingent liabilities on the date hereof shall be computed as the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
2.To the best of my knowledge, on the date hereof, immediately after giving effect to the consummation of the Permitted Acquisition, the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on their debts as they become absolute and matured.

3.As of the date hereof, neither the Borrower nor any of its Subsidiaries intends to incur, nor believes that it will incur, including after giving effect to the consummation of the Permitted Acquisition, debts or liabilities beyond the ability of the Borrower and its Subsidiaries, taken as whole, to pay such debts or liabilities as they mature.
4.To the best of my knowledge, on the date hereof, immediately after giving effect to the consummation of the Permitted Acquisition, the Borrower and its Subsidiaries, taken as a whole, is neither engaged in business or in a transaction, nor about to engage in business or in a transaction, for which the property of the Borrower and its Subsidiaries, taken as a whole, would constitute unreasonably small capital.

5.As of the date hereof, after giving effect to the transactions contemplated by the Permitted Acquisition, the Leverage Ratio is not greater than 0.675 to 1.00, calculated on the basis of revised financial projections, prepared in accordance with the methodology of the financial projections delivered pursuant to Section 5.01 of the Credit Agreement, for the period of twelve (12) months after the date of the Permitted Acquisition.

6.As of the date hereof, no Default or Event of Default shall exist immediately prior to such Permitted Acquisition or, after giving effect to such Permitted Acquisition, shall have occurred and be continuing, or would result from the consummation of the proposed Permitted Acquisition.
[SIGNATURE PAGE FOLLOWS]

Dated:     , 20
PUGET ENERGY, INC.

By:      Name:
Title: Chief Financial Officer

EXHIBIT K
PLEDGE AGREEMENT
[ATTACHED]

AMENDED AND RESTATED PLEDGE AGREEMENT
AMENDED AND RESTATED PLEDGE AGREEMENT dated as of February 6, 2009, as amended and restated as of March 31, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by PUGET EQUICO LLC, a Washington limited liability company (the “Pledgor”), to BARCLAYS BANK PLC, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the Collateral Agency Agreement), the “Collateral Agent”) for the Secured Parties.
RECITALS.
(1)Puget Merger Sub Inc. (“Merger Sub”) entered into a Credit Agreement dated as of May 16, 2008 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the other parties thereto.
(2)Upon the consummation of the Merger, Puget Energy Inc. assumed, pursuant to the Assumption Agreement, all of the obligations of the Merger Sub under the Credit Agreement, this Agreement and all of the other Financing Documents to which the Merger Sub was a party.
(3)The Borrower may from time to time after the date hereof issue or enter into one or more notes, indentures, promissory notes, credit agreements or such other Additional Credit Documents to the extent permitted under the Credit Documents, the obligations under which may be secured by a first priority lien on the Collateral.
(4)Pursuant to the Credit Agreement and the Additional Credit Documents, the Pledgor is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral to secure the Secured Obligations.
(5)The Pledgor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite the Pledgor’s name on and as otherwise described on Schedule II hereto and issued by the Borrower.
(6)It is a condition precedent to the making of Loans by the Lenders under the Credit Agreement, the entry into Interest Hedging Agreements by the Interest Rate Hedge Banks that the Pledgor shall have granted the security interest contemplated by this Agreement, and the Borrower desires to secure indebtedness under the Additional Credit Documents in order to induce the providers of such indebtedness to execute the Additional Credit Documents.
(7)The Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Financing Documents and the Additional Credit Documents.
(8)Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Amended and Restated Collateral Agency Agreement, dated as of March 31, 2010, among the Borrower, the Collateral Agent, the Facility Agent, in its capacity as representative for the Lenders, and each other Authorized Representative from time to time party thereto (as the same may be amended, restated or supplemented from time to time, the “Collateral Agency Agreement”). Further, unless otherwise defined in this Agreement, in the Credit Agreement or in the Collateral Agency Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement, to induce the Interest Rate Hedge Banks to enter into Interest Hedging Agreements from time to time and to induce the Additional Secured Parties to extend credit under the Additional Credit Documents from time to time, the Pledgor hereby agrees with the Collateral Agent for the equal and ratable benefit of the Secured Parties as follows:
Section 1. Grant of Security. The Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(a)the following (the “Security Collateral”):
(i)the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;
(ii)all additional shares of stock and other Equity Interests in the Borrower from time to time acquired by the Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and
(b)all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) of this Section 1 and this clause (b)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and
(B) cash.
Section 2. Security for Obligations. This Agreement secures, in the case of the Pledgor, the payment of all Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures, as to the Pledgor, the payment of all amounts that constitute part of the Secured Obligations and would be owed to any Secured Party under the Financing Documents and the Additional Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
Section 3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding,
(a)the Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Financing Document or any Additional Credit Documents, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 4. Delivery and Control of Security Collateral.    (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. In addition, upon the occurrence of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.
(b)With respect to any Security Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.
(c)With respect to any Security Collateral in which the Pledgor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, the Pledgor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.
Section 5. Representations and Warranties.    The Pledgor represents and warrants as follows as of the date hereof:
(a)The Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. The Pledgor has not used any trade name. The Pledgor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to the Pledgor is true and accurate in all respects. The Pledgor has not previously changed its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.
(b)All Security Collateral consisting of certificated securities and instruments has been delivered to the Collateral Agent.
(c)The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of the Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Financing Documents or as otherwise permitted under the Credit Agreement.

(d)The Pledged Equity pledged by the Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, the Pledgor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor.
(e)The Initial Pledged Equity pledged by the Pledgor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.
(f)All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC) necessary to perfect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (other than Permitted Collateral Liens), securing the payment of the Secured Obligations.
(g)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect or
(iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or as may be required in connection with the disposition of any portion of the Collateral under Section 203 of the Federal Power Act or chapter
80.12 of the Revised Code of Washington.
Section 6. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will promptly with respect to the Collateral: (i) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock powers executed in blank; (iv) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Agreement has been taken.

(b)The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all Equity Interests in the Borrower owned by the Pledgor, in each case without the signature of the Pledgor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
(c)The Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 7. Post-Closing Changes; Certain Additional Covenants. (a) The Pledgor will not change its name, type of organization, jurisdiction of organization or organizational identification number or location from those set forth in Section 5(a) of this Agreement without first giving at least 20 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent to inspect and make abstracts from such records and other documents as set forth in Section 6.18 of the Credit Agreement or the applicable provisions of the Additional Credit Documents (as if such provisions were applicable to the Pledgor instead of the Borrower). If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.
(b)The Pledgor will not:
(i)amend its Organizational Documents unless such amendment could not reasonably be expected to result in a Material Adverse Effect (with clauses (i) and (ii) of such definition being applicable to the Pledgor as well as the Borrower and its Subsidiaries);
(ii)engage at any time in any business or business activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Article VII of the Credit Agreement or the Additional Credit Documents without regard to any of the enumerated exceptions to such covenants), other than (A) the ownership and acquisition of Equity Interests in the Borrower, together with activities reasonably related thereto, (B) the maintenance of its legal existence, together with activities reasonably related thereto, (C) the performance of its obligations in connection with the Merger Agreement and the other agreements contemplated thereby and in the Financing Documents and the Additional Credit Documents (subject to any limitations contained therein), (D) actions incidental to the consummation of the Merger and (E) activities incidental to its maintenance and continuance and to the foregoing activities (which shall include, without limitation (1) entering into and incurring obligations under any insurance contract and employment agreements and benefit plans for management or employees of the Borrower or any of its Subsidiaries, (2) incurring liabilities incidental to its existence, (3) entering into agreements with consultants, auditors and service providers to provide services to the Borrower or any of its Subsidiaries, (4) maintaining any Deposit Accounts, Securities Accounts and Lock-Up Accounts permitted or required pursuant to the Security Agreement, (5) entering into confidentiality and similar agreements for the Borrower or any of its Subsidiaries and (6) incurring Indebtedness in the form of Shareholder Funding); provided that (i) Shareholder Funding in the form of loans or indebtedness to the Pledgor shall only be permitted to be incurred on or prior to the Financial Closing Date and (ii) notwithstanding any other provision of clauses (A) through (E) to the contrary, Indebtedness other than Shareholder Funding or referred to in clause (2) of the preceding parenthetical shall not be permitted to be incurred by the Pledgor; or
(iii)permit or consent to any amendment or modification of any of the provisions of the documentation governing or evidencing the Shareholder Funding, including, without limitation the Shareholder Loan Subordination Agreement (if applicable), without the consent of the Collateral Agent or unless such amendment is not adverse to the Required Voting Parties.
Section 8. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
(i)The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose; provided, however, that the Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.
(ii)The Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Financing Documents; provided, however, that any and all:
(A)dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,
(B)dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and
(C)cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
(iii)The Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
(b)Upon the occurrence and during the continuance of an Event of Default:

(i)All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall, upon notice to the Pledgor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
(ii)All dividends, interest and other distributions that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
Section 9. Transfers and Other Liens; Additional Shares. (a) The Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of the Pledgor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Documents.
(b) The Pledgor agrees that it will (i) cause the Borrower not to issue any Equity Interests in addition to or in substitution for the Pledged Equity issued by the Borrower, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests issued to it.
Section 10. Collateral Agent Appointed Attorney-in-Fact.    The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(b)to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and
(c)to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.
Section 11. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14.

Section 12. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral,
(i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.
Section 13. Remedies. If any Event of Default shall have occurred and be continuing:
(a)The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with the Collateral Agency Agreement.
(c)All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
Section 14. Indemnity and Expenses. The Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party, and to pay the expenses of the Collateral Agent, in each case in connection with this Agreement as set forth in Sections 10.04 and 10.05 of the Credit Agreement as if such Sections were set forth in this Agreement mutatis mutandis and as if such Sections applied to the Pledgor instead of the Borrower.

Section 15. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (and the Pledgor in the case of an amendment or waiver), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 16. Notices, Etc. All notices and other communications provided for hereunder shall be provided in accordance with the Collateral Agency Agreement.
Section 17. Continuing Security Interest; Assignments Under the Credit Documents.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnity obligations not then due), termination of the Commitments and the termination or expiration of the Interest Hedging Agreements, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender or Additional Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) or the Additional Credit Documents, as the case may be, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender or the Additional Secured Parties, as the case may be, herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement or the applicable provisions of the Additional Credit Documents, as applicable.
Section 18. Termination. Upon the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnity obligations not then due), termination of the Commitments and the termination or expiration of the Interest Hedging Agreements, the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor, and the Collateral Agent shall (at the written request and sole cost and expense of the Pledgor) promptly cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Collateral Agent shall also (at the written request and sole cost and expense of the Pledgor) promptly execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens on the Collateral.
Section 19. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or any other Loan Party or whether the Pledgor or any other Loan Party is joined in any such action or actions. All rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:
(a)any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of any of the Credit Documents or any other amendment or waiver of or any consent to any departure from any Credit Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
(c)any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d)any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Financing Documents, the Additional Credit Documents or any other assets of any Loan Party or any of its Subsidiaries;
(e)any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
(f)any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (the Pledgor waiving any duty on the part of the Secured Parties to disclose such information);
(g)the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of the Pledgor or other grantor or surety with respect to the Secured Obligations; or
(h)any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other Pledgor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.
Section 20. Collateral Agency Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties pursuant to this Agreement and any other Security Document and related agreements (including any control agreements executed pursuant to the requirements of this Agreement), and the exercise of any right or remedy by the Collateral Agent in respect of the Collateral are subject to the provisions of the Collateral Agency Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement, any other Security Documents and any such related document and the Collateral Agency Agreement, the provisions of the Collateral Agency Agreement shall govern and control.

Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this

Agreement by telecopier or other means of electronic delivery shall be effective as delivery of an original executed counterpart of this Agreement.
Section 22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Any legal action or proceeding arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, in each case whether now existing or hereafter arising, may be brought in the courts of the State of New York sitting in New York City or of the United States for the Southern District of such state, and by execution and delivery of this Agreement, the Pledgor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Pledgor waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any Financing Document.
Section 23. Waiver of Right to Trial by Jury. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement, any Credit Document or in any way connected with or related or incidental to its dealings with respect to this Agreement, any Credit Document or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that each party to this Agreement may file an original counterpart or a copy of this Section 22 with any court as written evidence of the consent of the signatories hereto to the waiver of its right to trial by jury.
Section 24. Original Schedules and Exhibits. Each of the Schedules and Exhibits attached to the Pledge Agreement dated as of February 6, 2009 between the parties hereto, shall be deemed attached to, and form a part of, this Agreement without any amendment, modification or supplement.

[Signature pages follow]

EXECUTION COPY

AMENDMENT NO. 1 TO
AMENDED AND RESTATED PLEDGE AGREEMENT
This    AMENDMENT    NO.    1    TO    AMENDED    AND    RESTATED    PLEDGE
AGREEMENT (this “Amendment”), is made as of February 10, 2012, by and between JPMORGAN CHASE BANK, N.A., in its capacity as successor Collateral Agent (as defined below) and PUGET EQUICO LLC, as pledgor (the “Pledgor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Amended and Restated Collateral Agency Agreement (described below).

WHEREAS, on the date hereof, Barclays Bank PLC resigned as Collateral Agent under than certain Amended and Restated Collateral Agency Agreement, dated as of February 6, 2009 and as amended and restated as of March 31, 2010, among Puget Energy, Inc., Pledgor, Barclays Bank PLC, as collateral agent and Barclays Bank PLC, as facility agent;
WHEREAS, pursuant to Amendment No. 1 to Amended and Restated Collateral Agency Agreement, dated as of the date hereof, JPMorgan Chase Bank, N.A. was appointed as successor Collateral Agent (in such capacity, the “Collateral Agent”);
WHEREAS, the Collateral Agent and the Pledgor wish to amend that certain Amended and Restated Pledge Agreement, dated February 6, 2009 and as amended and restated as of March 31, 2010, between Collateral Agent, as successor collateral agent and the Pledgor (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Agreement”);
NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Agreement as follows.
SECTION 1.    Amendments to Agreement.
(a)Recital (1) to the Agreement is amended and restated in its entirety to read as follows:
(1)Puget Energy, Inc. entered into that certain Credit Agreement dated as of February 10, 2012 among the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
(b)Recital (6) to the Agreement is amended to delete the punctuation mark “,” appearing immediately before the phrase “the entry into Interest Hedging Agreements” appearing therein and to replace such punctuation mark with the word “and”.
(c)Recital (8) is amended to insert the phrase “the Pledgor,” immediately following the phrase “March 31, 2010, among the Borrower,” appearing therein.
(d)Recital (2) to the Agreement is deleted in its entirety.
(e)Recitals (3), (4), (5), (6) and (7) are renumbered as recitals (2), (3), (4), (5) and (6) respectively.

(f)Clause (b)(ii) of Section 7 of the Agreement is amended to (i) delete the punctuation mark “,” appearing immediately before the number “(5)” appearing therein and to replace such punctuation mark with the word “and” and (ii) to delete in its entirety the phrase “and (6) incurring Indebtedness in the form of Shareholder Funding); provided that (i) Shareholder Funding in the form of loans or indebtedness to the Pledgor shall only be permitted to be incurred on or prior to the Financial Closing Date and (ii) notwithstanding any other provision of clauses (A) through (E) to the contrary, Indebtedness other than Shareholder Funding or referred to in clause (2) of the preceding parenthetical shall not be permitted to be incurred by the Pledgor; or” appearing therein.
(g)Clause (b)(iii) of Section 7 of the Agreement is deleted in its entirety.
(h)Section 14 of the Agreement is amended to (i) delete the section reference “Sections
10.04 and 10.05” appearing therein and to replace such section reference with the section reference “Section 9.03”, (ii) delete the phrase “Sections were” and to replace such phrase with the phrase “Section was” and (iii) to replace the word “Sections” appearing immediately before the phrase “applied to the Pledgor” appearing therein with the word “Section”.
(i)Section 17 of the Agreement is amended to delete the section reference “Section 10.07” appearing therein and to replace such section reference with the section reference “Section 9.04”.
(j)The Agreement is amended to replace each reference to “Barclays Bank PLC” with “JPMorgan Chase Bank, N.A.”.
SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when (i) the Collateral Agent shall have received an executed counterpart of this Amendment from the Collateral Agent and the Pledgor and (ii) the New Credit Agreement shall become effective in accordance with its terms and conditions.
SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.
SECTION 4. Reference to and the Effect on the Agreement.
(a)On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Agreement and each reference to the Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Agreement as amended hereby.
(b)Each of the parties hereto hereby agrees that, except as specifically amended above, the Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.
SECTION 5. Headings. Section headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart to this Amendment by facsimile, electronic mail,
Portable document format (PDF) or similar means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law.    This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

PUGET EQUICO LLC
as Pledgor

/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

Signature Page Jo Amendment No. I lo Amended and Restated Pledge Agreement

JPMORGAN CHASE BANK, N.A.,
as successor Collateral Agent

/s/ Helen D. Davis
Helen D. Davis
Vice President

Signature Page to Amendment No. I 10
Amended and Restated Pledge Agreem,ent

EXHIBIT L SECURITY AGREEMENT

[ATTACHED]

Exhibit 10.1

AMENDED AND RESTATED BORROWER SECURITY AGREEMENT
Dated as of February 6, 2009

as amended and restated as of March 31, 2010 From
PUGET ENERGY INC.

as Borrower

to BARCLAYS BANK PLC
as Collateral Agent

T A B L E O F C O N T E N T S
Section    Page
Section 1. Grant of Security    2
Section 2. Security for Obligations    6
Section 3. Borrower Remain Liable    6
Section 4. Delivery and Control of Security Collateral    6
Section 5. Deposit Accounts    7
Section 6. Reserved    7
Section 7. Release of Amounts    7
Section 8. Representations and Warranties    8
Section 9. Further Assurances    10
Section 10. Reserved    11
Section 11. Reserved    11
Section 12. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts    11
Section 13. As to Intellectual Property Collateral    12
Section 14. Voting Rights; Dividends; Etc.    12
Section 15. Reserved    13
Section 16. As to Letter-of-Credit Rights    13
Section 17. Commercial Tort Claims    13
Section 18. Transfers and Other Liens; Additional Shares    13
Section 19. Collateral Agent Appointed Attorney in Fact    14
Section 20. Collateral Agent May Perform    14
Section 21. The Collateral Agent’s Duties    14
Section 22. Remedies    15
Section 23. Indemnity and Expenses    16
Section 24. Amendments; Waivers; Additional Borrower; Etc.    16
Section 25. Notices, Etc.    16

Section 26. Continuing Security Interest; Assignments under the Credit Agreement    16

Section 27. Termination    16
Section 28. Collateral Agency Agreement Controls    16
Section 29. Execution in Counterparts    17
Section 30. Governing Law    17
Section 31. Waiver of Right to Trial by Jury    17

Schedules
Schedule I    -    Investment Property Schedule II    -    Pledged Deposit Accounts Schedule III    -    Assigned Agreements Schedule IV    -    Intellectual Property Schedule V    -    Commercial Tort Claims
Schedule VI    -    Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VII    -    Changes in Name, Location, Etc. Schedule VIII    -    Letters of Credit
Exhibits

Exhibit A    -    Form of Withdrawal Certificate

AMENDED AND RESTATED BORROWER SECURITY AGREEMENT
AMENDED AND RESTATED BORROWER SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 6, 2009, as amended and restated as of March 31, 2010 made by Puget Energy Inc., a Washington corporation (successor in interest by merger to Puget Merger Sub Inc.) (the “Company”) to Barclays Bank PLC, as collateral agent (together with any successor collateral agent appointed pursuant to the Collateral Agency Agreement referred to below, the “Collateral Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS.
(1)Puget Merger Sub Inc. (“Merger Sub”) entered into a Credit Agreement dated as of May 16, 2008 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the other parties thereto.
(2)Upon the consummation of the Merger, the Company assumed, pursuant to the Assumption Agreement, all of the obligations of the Merger Sub under the Credit Agreement, this Agreement and all of the other Financing Documents to which the Merger Sub was a party, and is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite the Borrower’s name on and as otherwise described in Part I of Schedule I hereto and issued by Puget Sound Energy, Inc. (“PSE”). The Merger Sub (prior to the Effective Time) and the Company (upon and after the Effective Time) are referred to herein as the “Borrower”.
(3)The Borrower may from time to time after the date hereof issue or enter into one or more notes, indentures, promissory notes, credit agreements or such other Additional Credit Documents to the extent permitted under the Credit Documents, the obligations under which may be secured by a first priority lien on the Collateral.
(4)The Borrower is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite its name on Schedule II hereto.
(5)The Borrower is the owner of Account No. 110789 (the “Lock-Up Account”), with The Bank of New York Mellon at its office at 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Finance Group.
(6)It is a condition precedent to the making of Loans by the Lenders under the Credit Agreement, the entry into Interest Hedging Agreements by the Interest Rate Hedge Banks that the Borrower shall have granted the to the Collateral Agent, for the ratable benefit of the Secured Parties, the security interest contemplated by this Agreement, and the Borrower desires to secure indebtedness under the Additional Credit Documents in order to induce the providers of such indebtedness to execute the Additional Credit Documents. The Borrower will derive substantial direct and indirect benefit from the transactions contemplated by the Financing Documents and the Additional Credit Documents.
(7)Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in that certain Amended and Restated Collateral Agency Agreement, dated as of March 31, 2010, among the Borrower, the Collateral Agent, the Facility Agent, in its capacity as representative for the Lenders, and each other Authorized Representative from time to time party thereto (as the same may be amended, restated or supplemented from time to time, the “Collateral Agency Agreement”). Further, unless otherwise defined in this Agreement, in the Credit Agreement or in the Collateral Agency Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. The term “Withdrawal Certificate” shall mean a certificate substantially in the form of Exhibit A, and the term “Withdrawal Date” shall mean any date on which a withdrawal is to be made from the Lock-Up Account.
(8)“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement, to induce the Interest Rate Hedge Banks to enter into Interest Hedging Agreements from time to time and to induce the Additional Secured Parties to extend credit under the Additional Credit Documents from time to time, the Borrower hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:
Section 1. Grant of Security. The Borrower hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Borrower’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(a)all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
(b)all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Borrower has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by the Borrower, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
(c)all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e), (f) or (g) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)the following (the “Security Collateral”):

(i)the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;
(ii)all additional shares of stock and other Equity Interests in PSE from time to time acquired by the Borrower in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;
(iii)all indebtedness from time to time owed to the Borrower (such indebtedness being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
(iv)the Lock-Up Account, all security entitlements with respect to all financial assets from time to time credited to the Lock-Up Account, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and
(v)all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which the Borrower has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
(e)each of the agreements listed on Schedule III hereto and each Interest Hedging Agreement to which the Borrower is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Borrower to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f)the following (collectively, the “Account Collateral”):

(i)the Pledged Deposit Accounts, other deposit accounts and all funds from time to time credited thereto, and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;
(ii)all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing Account Collateral; and
(iii)all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;
(g)the following (collectively, the “Intellectual Property Collateral”):
(i)all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
(ii)all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
(iii)all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);
(iv)all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
(v)all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works (in each case, subject to the exclusion for intent to use applications set forth in clause (ii) above);

(vi)all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule IV hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof (in each case, subject to the exclusion for intent to use applications set forth in clause (ii) above);

(vii)all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Borrower accruing thereunder or pertaining thereto;
(viii)all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which the Borrower, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule IV hereto; and
(ix)any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
(h)the commercial tort claims described in Schedule V hereto (together with any commercial tort claims as to which the Borrower have complied with the requirements of Section 17);
(i)all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the Borrower pertaining to any of the Collateral; and
(j)all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
Provided, however, that in no event shall Collateral (or any of the sub-categories of Collateral defined above) include: (a) any lease, license, contract or agreement to which the Borrower is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Borrower, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further that in no event shall the Security Collateral be excluded by the first proviso in this paragraph, or (b) in any of the outstanding capital stock of (i) a Controlled Foreign Corporation (within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote and (ii) any subsidiary of any such Controlled Foreign Corporation.

Section 2. Security for Obligations. This Agreement secures, in the case of the Borrower, the payment of all Secured Obligations of the Borrower. Without limiting the generality of the foregoing, this Agreement secures, as to the Borrower, the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to any Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.
Section 3. Borrower Remain Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Borrower’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Financing Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 4. Delivery and Control of Security Collateral. (a) All certificated securities or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.
(b)With respect to the Lock-Up Account and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the Borrower will cause the securities intermediary with respect to such Account or security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with the Borrower and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of the Borrower, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Securities Account Control Agreement” or “Securities/Deposit Account Control Agreement,” respectively)
(c)With respect to any Security Collateral that constitutes an uncertificated security, the Borrower will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree with the Borrower and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Borrower, such agreement to be in form and substance satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).
(d)The Collateral Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to the Securities Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to the Lock-Up Account.
(e)The balance from time to time in the Lock-Up Account shall constitute part of the Collateral of the Lenders hereunder and, except as otherwise provided herein, shall not constitute payment of the Credit Agreement Obligations until the occurrence of a Cash Sweep Date, whereupon a portion of such amounts standing to the credit of the Lock-Up Account shall be applied as provided in Section 2.03(b)(i)(B) of the Credit Agreement.
Section 5. Deposit Accounts. So long as any Secured Obligation shall remain unpaid, any Interest Hedging Agreement shall be in effect or any Lender shall have any Commitment:
(a)The Borrower will maintain deposit accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with the Borrower and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of the Borrower, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control

Agreement”); provided, however, this Section 5(a) shall not apply to deposit accounts (i) with an aggregate balance of no more than $250,000 at any time or
(ii) operated solely as a payroll account.
(b)The Borrower agrees to terminate any or all Pledged Deposit Accounts and related Deposit Account Control Agreements upon request by the Collateral Agent.
(c)The Collateral Agent may, at any time and without notice to, or consent from, the Borrower, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy the Borrower’s obligations under the Financing Documents if an Event of Default shall have occurred and be continuing. In the event that such a transfer shall take place, the Collateral Agent agrees to provide notice to the Borrower thereafter as required by law, provided that the failure to provide such notice shall not result in any liability under this Agreement.
Section 6. Reserved.
Section 7. Release of Amounts. (a) So long as no Default under Section 8.01(a), (f) or
(k)of the Credit Agreement or an Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, to the Borrower or at its order such amount, if any, as is then on deposit in the Pledged Deposit Accounts, in each case to the extent permitted to be released under the terms of the Credit Documents.
(b)The following provisions shall apply to withdrawals from the Lock-Up

Account:

(i)Withdrawal Certificate.

(A)Upon the conclusion of a Lock-Up Period, the Borrower shall be entitled to withdraw monies from the Lock-Up Account by delivering to the Collateral Agent a Withdrawal Certificate signed by the Borrower.
(B)The Borrower shall not be entitled to request any withdrawal from the Lock-Up Account during the Lock-Up Period except withdrawals permitted pursuant to Section 7.05(d) of the Credit Agreement. Any Withdrawal Certificate provided to the Collateral Agent by the Borrower during a Lock-Up Period shall be accompanied by a certification of an Authorized Officer of the Borrower in accordance with clause (C) below, (including a certification with respect to the Distributable Cash balance, if applicable); and

(C)No later than three Business Days prior to the Withdrawal Date, the Borrower shall deliver to the Facility Agent, each other Authorized Representative and the Collateral Agent, for purposes of any withdrawal, a Withdrawal Certificate signed by an Authorized Officer of the Borrower specifying:
(i)the amount requested to be withdrawn from the Lock-Up Account;

(ii)the relevant Withdrawal Date on which such withdrawal is to be made;
(iii)the purpose for which the amount so withdrawn is to be used;
(iv)for any withdrawal under clause (A) above, that the Borrower is not and will not be, after giving effect to such withdrawal in Default and, no Default or Event of Default may

reasonably be expected to occur as a result of such withdrawal or the application of the withdrawn amounts in the manner contemplated by such Withdrawal Certificate; and
(v)a certificate with respect to the Distributable Cash Balance on the date of the Withdrawal Certificate.
(ii)Agents’ Review of Certificates; Delivery to Collateral Agent.

(A)In the event that prior to the relevant Withdrawal Date, the Facility Agent shall reasonably determine that a Withdrawal Certificate is inconsistent with or otherwise fails to satisfy the provisions of this Agreement and the other Financing Documents, the Facility Agent shall notify the Collateral Agent and the Borrower in writing promptly but in no case later than the third Business Day following the Facility Agent’s receipt of such Withdrawal Certificate and may either (A) return such Withdrawal Certificate to the Borrower with its determinations noted thereon; or (B) in consultation with the Borrower, make such corrections as it reasonably deems necessary to satisfy the requirements of this Agreement. The Facility Agent and the Borrower will endeavor to agree and complete the final form Withdrawal Certificate and deliver such certificate to the Collateral Agent, no later than the Business Day prior to the Withdrawal Date to which such certificate relates.
(B)The Facility Agent and the Collateral Agent shall countersign any accepted Withdrawal Certificate (which acceptance or counter-signature shall not be unreasonably withheld, conditioned or delayed), and the Collateral Agent shall implement such Withdrawal Certificate in accordance with Section 7(b)(iii).
(iii)Implementation of Withdrawal. Except as otherwise provided in this Agreement, following receipt of an executed Withdrawal Certificate, the Collateral Agent shall pay or transfer the amount(s) specified in such Withdrawal Certificate by requesting that the Account Bank initiate such payment or transfer not later than 12:00 Noon (New York City time) on the Withdrawal Date set out in such Withdrawal Certificate for such payment or transfer (or if such certificate is not received by the Collateral Agent at least one Business Day prior to such Withdrawal Date, by 12:00 Noon (New York City time) on the next succeeding Business Day following delivery of such Withdrawal Certificate to the Collateral Agent).
Section 8. Representations and Warranties. The Borrower represents and warrants as follows as of the date hereof:

(a)The Borrower’s exact legal name, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. The Borrower has no trade names other than as listed on Schedule VI hereto. Within the five years preceding the date hereof, the Borrower has not changed its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.
(b)The Borrower is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Borrower or any trade name of the Borrower as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Financing Documents.
(c)The Borrower has no material Equipment or Inventory.

(d)None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $250,000 that has not been delivered to the Collateral Agent.
(e)PSE, as an issuer of Security Collateral, has received notice of the security interest granted hereunder.
(f)The Pledged Equity pledged by the Borrower hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by the Borrower hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent) and is not in default.
(g)The Initial Pledged Equity pledged by the Borrower constitutes 100% of the issued and outstanding Equity Interests of PSE.
(h)The Borrower has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which the Borrower has complied with the requirements of Section 4.
(i)The Assigned Agreements to which the Borrower is a party, true and complete copies of which (other than the Interest Hedging Agreements) have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. The Borrower is not in default and, to the Borrower’s knowledge, there exists no default under any Assigned Agreement to which the Borrower is a party by any other party thereto.
(j)The Borrower has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto and additional Pledged Deposit Accounts as to which the Borrower has complied with the applicable requirements of Section 5.
(k)The Borrower is not a beneficiary or assignee under any letter of credit, other than the letter of credit described in Schedule VIII hereto and additional letters of credit as to which the Borrower has complied with the requirements of Section 16.

(l)This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by the Borrower, securing the payment of the Secured Obligations; all actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-106 and 9-107 of the UCC have been taken (other than deposit accounts described in Section 5(a)) and upon the filing with the Washington Department of Licensing of an appropriate UCC financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the collateral as “all assets” the security interest of the Collateral Agent in all collateral that can be perfected by the filing of a UCC financing statement will be taken and such security interest will be perfected and will be first priority, subject to no other Liens other than Permitted Collateral Liens.
(m)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Borrower of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Borrower, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally or as may be required in connection with the disposition of any portion of the Collateral under Section 203 of the Federal Power Act or chapter 80.12 of the Revised Code of Washington.
(n)The Borrower has no material Intellectual Property Collateral.
(o)The Borrower has no commercial tort claims other than those listed in Schedule V hereto and additional commercial tort claims as to which the Borrower has complied with the requirements of Section 17.
Section 9. Further Assurances. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Borrower hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Borrower; provided, however, that in no event shall the Borrower be required to cause the notation of any security interest on any certificate of title.
(b)The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Borrower, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Borrower ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of the Borrower and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 10. Reserved.
Section 11. Reserved.
Section 12. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) The Borrower will not change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 8(a) of this Agreement (except in connection with the Merger) without first giving at least 20 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Borrower will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent to inspect and make abstracts from such records and other documents as set forth in Section 6.18 of the Credit Agreement and otherwise specified in the Additional Credit Documents. If the Borrower does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.
(b)Except as otherwise provided in this subsection (b), the Borrower will continue to collect, at its own expense, all amounts due or to become due the Borrower under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, the Borrower may take such action as the Borrower or the Collateral Agent may deem necessary to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that, subject to the terms of the Collateral Agency Agreement, the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Collateral Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by the Borrower of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by the Borrower in respect of the Assigned Agreements, Receivables and Related Contracts of the Borrower shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in an account secured for the benefit of the Collateral Agent on behalf of the Secured Parties and either (A) released to the Borrower on the terms set forth in Section 7 so long as no Default under Section 8.01(a), (f) or (k) of the Credit Agreement, any substantially similar Default under any Additional Credit Document or any Event of Default shall have occurred and be continuing or (B) if any such event shall have occurred and be continuing, applied as provided in Section 22(b) and (ii) the Borrower will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. The Borrower will not permit or consent to the subordination of its right to payment under any of the

Assigned Agreements, Receivables and Related Contracts to any other Indebtedness or obligations of the Obligor thereof.
Section 13. As to Intellectual Property Collateral. The Borrower agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g), (a) the provisions of this Agreement shall automatically apply thereto and (b) the Borrower shall execute and deliver to the Collateral Agent any agreement, instrument or other document reasonably requested by the Collateral Agent to perfect the security interest in such Collateral.
Section 14. Voting Rights; Dividends; Etc. (a) So long as no Event of Default hall have occurred and be continuing:
(i)The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of the Borrower or any part thereof for any purpose; provided however, that the Borrower will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.
(ii)The Borrower shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of the Borrower if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Credit Documents; provided, however, that any and all
(A)dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,
(B)dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and
(C)cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Borrower and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
(iii)The Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
(b)Upon the occurrence and during the continuance of an Event of Default:
(i)All rights of the Borrower (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to the Borrower by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
(ii)All dividends, interest and other distributions that are received by the Borrower contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
Section 15. Reserved
.
Section 16. As to Letter-of-Credit Rights. (a) The Borrower, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. The Borrower will promptly use commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any)

with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
(b) Upon the occurrence of an Event of Default, the Borrower will, promptly upon request by the Collateral Agent, (i) notify (and the Borrower hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) with respect to any letters of credit that are transferable, arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.
Section 17. Commercial Tort Claims. The Borrower will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.
Section 18. Transfers and Other Liens; Additional Shares. (a) The Borrower agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral other than as permitted under the terms of the Credit Documents, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of the Borrower except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Documents.
(c)The Borrower agrees that it will (i) cause PSE not to issue any Equity Interests in addition to or in substitution for the Pledged Equity issued by such issuer, except to the Borrower, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests issued to it.

Section 19. Collateral Agent Appointed Attorney in Fact. The Borrower hereby irrevocably appoints the Collateral Agent the Borrower’s attorney in fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:
(a)to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
(b)to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and
(c)to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.
Section 20. Collateral Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower under Section 23.
Section 21. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
(c)Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Borrower hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 22. Remedies. If any Event of Default shall have occurred and be continuing:
(a)The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Borrower in respect of such occupation; and (iv) exercise any and all rights and remedies of the Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral

Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with the Collateral Agency Agreement.
(c)All payments received by the Borrower under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
(d)The Collateral Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account of the Borrower.

(e)The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities/Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.
Section 23. Indemnity and Expenses. The Borrower agrees to indemnify, defend and save and hold harmless each Secured Party, and to pay the expenses of the Collateral Agent, in each case in connection with this Agreement, as set forth in Sections 10.04 and 10.05 of the Credit Agreement as if such sections were set forth in this Agreement mutatis mutandis.
Section 24. Amendments; Waivers; Additional Borrower; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (and the Borrower in the case of an amendment or waiver), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 25. Notices, Etc. All notices and other communications provided for hereunder shall be provided in accordance with the Collateral Agency Agreement.
Section 26. Continuing Security Interest; Assignments under the Credit Documents. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations (other than any contingent indemnity obligations not then due), termination of the Commitments and the termination or expiration of the Interest Hedging Agreements, (b) be binding upon the Borrower, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender or Additional Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) or Additional Credit Document, as the case may be, to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender or Additional Secured Party, as the case may be, herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement or in the Additional Credit Documents, as applicable.
Section 27. Termination. Upon the indefeasible payment in full in cash of the Secured Obligations (other than any contingent indemnity obligations not then due), termination of the Commitments and the termination or expiration of the Interest Hedging Agreements, the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to the Borrower, and the Collateral Agent shall (at the written request and sole cost and expense of the Borrower) promptly cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower. The Collateral Agent shall also (at the written request and sole cost and expense of the Borrower) promptly execute and deliver to the Borrower upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens on the Collateral.
Section 28. Collateral Agency Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured

Parties pursuant to this Agreement and any other Security Document and related agreements (including any control agreements executed pursuant to the requirements of this Agreement), and the exercise of any right or remedy by the Collateral Agent in respect of the Collateral are subject to the provisions of the Collateral Agency Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement, any other Security Documents and any such related document and the Collateral Agency Agreement, the provisions of the Collateral Agency Agreement shall govern and control. Notwithstanding anything herein to the contrary, in accordance with the provisions of Sections 2.02(b), 2.05(b) and 4.05(c), the Lock-Up Account and any funds, cash, Securities Entitlements credited thereto and any proceeds thereof shall be held by the Collateral Agent solely for the benefit of the Lenders until all Credit Agreement Obligations shall have been indefeasibly paid in full in cash.

Section 29. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other means of electronic delivery shall be effective as delivery of an original executed counterpart of this Agreement.
Section 30. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Any legal action or proceeding arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement, in each case whether now existing or hereafter arising, may be brought in the courts of the State of New York sitting in New York City or of the United States for the Southern District of such state, and by execution and delivery of this Agreement, the Borrower consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any Financing Document.

Section 31. Waiver of Right to Trial by Jury. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to its dealings with respect to this Agreement, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 31 with any court as written evidence of the consent of the signatories hereto to the waiver of its right to trial by jury.
Section 32. Original Schedules and Exhibits.    Each of the Schedules and Exhibits attached to the Security Agreement, dated as of February 6, 2009 between the parties hereto, shall be deemed attached to, and form a part of, this Agreement without any amendment, modification or supplement.
[Signature pages to follow.]

EXECUTION COPY

AMENDMENT NO. 1 TO
AMENDED AND RESTATED BORROWER SECURITY AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED BORROWER
SECURITY AGREEMENT (this “Amendment”), is made as of February 10, 2012, by and between JPMORGAN CHASE BANK, N.A., in its capacity as successor Collateral Agent (as defined below) and PUGET ENERGY, INC., as borrower (the “Borrower”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Amended and Restated Collateral Agency Agreement (described below).

WHEREAS, on the date hereof, Barclays Bank PLC resigned as Collateral Agent under than certain Amended and Restated Collateral Agency Agreement, dated as of February 6, 2009 and as amended and restated as of March 31, 2010, among the Borrower, Puget Equico LLC, Barclays Bank PLC, as collateral agent and Barclays Bank PLC, as facility agent;
WHEREAS, pursuant to Amendment No. 1 to Amended and Restated Collateral Agency Agreement, dated as of the date hereof, JPMorgan Chase Bank, N.A. was appointed as successor Collateral Agent (in such capacity, the “Collateral Agent”);
WHEREAS, the Collateral Agent and the Borrower wish to amend that certain Amended and Restated Borrower Security Agreement, dated February 6, 2009 and as amended and restated as of March 31, 2010, between Collateral Agent, as successor collateral agent and the Borrower (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Agreement”);
NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Agreement as follows.
SECTION 1.    Amendments to Agreement.
(a)The preamble of the Agreement is amended to replace the word “Company” appearing therein with the word “Borrower”.
(b)Recital (1) to the Agreement is amended and restated in its entirety to read as follows:
(1)The Borrower is party to that certain Credit Agreement, dated as of February 10, 2012, among the financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
(c)Recital (6) to the Agreement is amended to (i) delete the punctuation mark “,” appearing immediately following the phrase “under the Credit Agreement” appearing therein and to replace such punctuation mark with the word “and” and (ii) to delete the word “the” appearing immediately following the phrase “Borrower shall have granted” appearing therein.
(d)Recital (7) to the Agreement is amended to (i) insert the phrase “Puget Equico LLC,” immediately following the phrase “among the Borrower,” appearing therein and (ii) to delete the last sentence thereof in its entirety.

(e)Recitals (2) and (5) to the Agreement are deleted in their entirety.

(f)Recitals (3), (4), (6), (7) and (8) are renumbered as recitals (2), (3), (4), (5) and (6) respectively.
(g)Clause (d) of Section 1 of the Agreement is amended to (x) insert the word “and” at the end of clause (iii) thereof, (y) delete clause (iv) appearing therein in its entirety and (z) renumber clause
(v) appearing therein as clause (iv).
(h)Section 4 of the Agreement is amended to (i) delete the phrase “the Lock-Up Account and” appearing in clause (a) thereof, (ii) delete the phrase “, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to the Lock-Up Account” appearing in clause (c) thereof and (iii) to delete clause (e) thereof in its entirety.
(i)Clause (b) of Section 4 of the Agreement is amended to insert at the end thereof the following proviso “provided, the deadline for delivery of a Securities Account Control Agreement in respect of Account No. 13014261 maintained at Wells Fargo Securities, LLC shall be February 29, 2012 (or such later date as may be agreed to by the Collateral Agent in its sole discretion).
(j)Clause (a) of Section 5 of the Agreement is amended to (i) insert the sub-heading “(x)” immediately preceding the phrase “this Section 5(a) shall not” appearing therein and (ii) insert immediately following the phrase “(ii) operated solely as a payroll account” the phrase “and (y) the deadline for delivery of a Deposit Account Control Agreement in respect of Account No. 1139127 maintained at The Bank of New York Mellon shall be February 29, 2012 (or such later date as may be agreed to by the Collateral Agent in its sole discretion).
(k)Clause (a) of Section 7 of the Agreement is amended to delete the section reference “Section 8.01(a), (f) or (k)” appearing therein and to replace such section reference with the section reference “clauses (a), (h) or (i) of Article VII”.
(l)Clause (b), including all subsections thereof, of Section 7 of the Agreement is deleted in its entirety.
(m)Clause (a) of Section 12 of the Agreement is amended to (i) delete the section reference “Section 6.18” appearing therein and to replace such section reference with the section reference “Section
5.15” and (ii) delete in its entirety the parenthetical “(except in connection with the Merger)” appearing therein.
(n)Clause (b) of Section 12 of the Agreement is amended to delete the section reference “Section 8.01(a), (f) or (k)” appearing therein and to replace such section reference with the section reference “clauses (a), (h) or (i) of Article VII”.
(o)Section 23 of the Agreement is amended to delete the section reference “Sections 10.04 and 10.05” appearing therein and to replace such section reference with the section reference “Section 9.03”.
(p)Section 26 of the Agreement is amended to delete the section reference “Section 10.07” appearing therein and to replace such section reference with the section reference “Section 9.04”.
(q)Section 28 of the Agreement is amended to delete the last sentence thereof in its entirety.

(r)The Agreement is amended to replace each reference to “Barclays Bank PLC” with “JPMorgan Chase Bank, N.A.”.
SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when (i) the Collateral Agent shall have received an executed counterpart of this Amendment from the Collateral Agent and the Borrower and (ii) the New Credit Agreement shall become effective in accordance with its terms and conditions.
SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.
SECTION 4. Reference to and the Effect on the Agreement.
(a)On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Agreement and each reference to the Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Agreement as amended hereby.
(b)Each of the parties hereto hereby agrees that, except as specifically amended above, the Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.
SECTION 5. Headings. Section headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart to this Amendment by facsimile, electronic mail, portable document format (PDF) or similar means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

PUGET ENERGY, INC.
as Borrower

/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

Signature Page to Amendment No. 1 to
Amended and Restated Pledge Agreement

JPMORGAN CHASE BANK, N.A.,
as successor Collateral Agent

/s/ Helen D. Davis
Helen D. Davis
Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Pledge Agreement

EXHIBIT M
TERMS OF SUBORDINATION [ATTACHED]

EXHIBIT M
TERMS OF SUBORDINATION
These terms refer to the Third Amended and Restated Credit Agreement, dated as of May 18, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Puget Energy, Inc., a Washington corporation (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms shall, unless otherwise defined in these terms, have the meaning given in the Credit Agreement or, if not defined therein, the meaning given in the Collateral Agency Agreement.
All Management Fees payable by the Borrower and its Subsidiaries shall include or be subject to the following terms:
1.General. To the extent and in the manner set forth herein, the payment of any Management Fee is expressly made subordinate and subject in right of payment to the prior payment in full of all the Obligations. Except to the extent permitted pursuant to the last sentence of this paragraph, any Person entitled to payment of Management Fees (each a “Payee”) agrees that it will not ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, or retain payment (in whole or in part) of the Management Fees, or any security therefor, unless and until all of the Obligations have been paid in full in cash and the Commitments terminated (other than contingent obligations not then due). Each Payee directs the Borrower to make, and the Borrower agrees to make, such prior payment of the Obligations. Notwithstanding the foregoing, payment by the Borrower of or in respect of the Management Fees may be made, and the Payees may ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, or retain payment of (in whole or in part) the Management Fees.
2.Payment Upon Dissolution, Etc. In the event of:
(a)any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or any of its Subsidiaries or to any of their creditors as such, or to any of their assets; or
(b)any liquidation, dissolution or other winding up of the Parent or the Borrower or any of its Subsidiaries, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
(c)any assignment for the benefit of creditors or any other marshalling of all or any substantial part of the assets and liabilities of the Parent or the Borrower or any of its Subsidiaries;
then and in any such event the Secured Parties shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all the Obligations before the Payees shall be entitled to receive any payment on account of the Management Fees, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Management Fees, proceeding, dissolution, liquidation or other winding up or event shall instead be paid or delivered directly to the Secured Parties for application to the Obligations, whether or not due, until the Obligations shall have first been fully paid and satisfied in cash (other than contingent obligations not then due).
3.No Payment When Credit Agreement in Default. Except as may be permitted pursuant to the Credit Agreement, if any Default or Event of Default has occurred and is continuing, then no payment shall be made by the Borrower on or in respect of the Management Fees.
4.Proceedings Against Borrower; No Collateral. The Payees shall not, without the prior written consent of the Unanimous Voting Parties (as long as any Obligation is outstanding):
(a)commence any judicial action or proceeding to collect payment of principal of or interest on the Management Fees; or
(b)commence any judicial action or proceeding against the Borrower in bankruptcy, insolvency or receivership law; or
(c)take any collateral security for the Management Fees.
5.Further Assurances. Each Payee agrees to execute and deliver to the Secured Parties all such further instruments, proofs of claim, assignments of claim and other instruments, and take all such other action, as may be reasonably requested by the Secured Parties to enforce the Secured Parties rights hereunder.
6.Notice; Disclosure. The Payees agree, for the benefit of each Secured Party, that they will give the Collateral Agent on behalf of each Secured Party prompt notice of any default by the Borrower of which the Payees are aware in respect of the Management Fees.
7.No Waiver; Modification to Credit Agreement. (a) No failure on the part of the Secured Parties, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof by the Secured Parties, nor shall any single or partial exercise by the Secured Parties of any right, remedy or power hereunder shall preclude any other or future exercise of any other right remedy or power. Each and every right, remedy and power hereby granted to the Secured Parties or allowed to the Secured Parties by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Secured Parties from time to time. All rights and interests of the Secured Parties hereunder and all agreements and obligations of the Payees and the Borrower hereunder shall remain in full force and effect irrespective of:
(i)any lack of validity or enforceability of the Financing Documents; or
(ii)any other circumstance that might otherwise constitute a defense available to, or discharge of, the Borrower.

(b)Without in any way limiting the generality of the foregoing paragraph (a), the Secured Parties may, at any time and from time to time, without the consent of or notice to the Payees, without incurring responsibility to the Payees, and without impairing or releasing the subordination provided herein or the obligations hereunder of the Payees, do anyone or more of the following:
(i)change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, the Obligations under the Credit Agreement, or otherwise amend or supplement in any manner the Credit Agreement or any instruments evidencing the same or any agreement under which the Obligations are outstanding;
(ii)sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Obligations;
(iii)release any person liable in any manner for the Obligations; and
(iv)exercise or refrain from exercising any rights against the Borrower or any other person.
8.Benefit of Subordination Provisions. These subordination provisions are intended to benefit the Secured Parties.
9.Provisions Solely to Define Relative Rights. These subordination provisions are intended solely for the purpose of defining the relative rights of the Payees and their successors and assigns, on the one hand, and the Secured Parties and their successors and assigns, on the other hand.
10.Transfers of Subordinated Debt. The Payees shall not sell, assign, pledge, encumber or transfer the interests in the Management Fees unless such sale, assignment, pledge, encumbrance or transfer is to a party that agrees to be bound by the terms hereof. The interests in the Management Fees shall remain expressly subject to the terms hereof, notwithstanding any sale, assignment, pledge, encumbrance or transfer.
11.Further Assurances. The Payees, at their cost (to be reimbursed by the Borrower on the same terms as payment of the Management Fees, other than nominal costs), shall take all further action as the Secured Parties may reasonably request in order more fully to carry out the intent and purpose of these subordination provisions.
12.Governing Law. THESE SUBORDINATION PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
13.Amendment. These subordination provisions may not be amended, modified or supplemented without the prior written consent of each of the Secured Parties.
14.Successors and Assigns. These subordination provisions shall be binding and inure to the benefit of the Payees, the Secured Parties and their respective successors and permitted assigns.